Exhibit 10.7

Confidential

License and Collaboration Agreement

This Agreement is entered into with effect as of the Effective Date (as defined below)

by and between

F.Hoffmann-La Roche Ltd

with an office and place of business at Grenzacherstrasse 124, 4070 Basel, Switzerland

(“Roche Basel”)

and

Hoffmann-La Roche Inc.

with an office and place of business at 150 Clove Road, Suite 8, Little Falls, New Jersey 07424, U.S.A. (“Roche US”; Roche Basel and Roche US together referred to as “Roche”)

on the one hand

and

SQZ Biotechnologies Company

with an office and place of business at 134 Coolidge Avenue, Watertown, Massachusetts 02472, U.S.A. (“SQZ”) on the other hand.

[***] Certain information in this document has been excluded pursuant to Regulation S-K, Item 601(b)(10). Such excluded information is not material and would likely cause competitive harm to the registrant if publicly disclosed.

1.	Definitions		1
	1.1	Accounting Standards	2
	1.2	Affiliate	2
	1.3	Agreement	2
	1.4	Agreement Term	2
	1.5	Allocable Overhead	2
	1.6	Antigen	2
	1.7	Antigen Product	3
	1.8	Applicable Law	3
	1.9	BBS	3
	1.10	Business Day	3
	1.11	Calendar Quarter	3
	1.12	Calendar Year	3
	1.13	Cargo	3
	1.14	Change of Control	3
	1.15	Change of Control Group	4
	1.16	Clinical PoC	4
	1.17	Clinical PoC Report	4
	1.18	Clinical Study	4
	1.19	Collaboration Antigen	4
	1.20	Collaboration Plan	4
	1.21	Collaboration Product	4
	1.22	Combination Product	4
	1.23	Companion Diagnostic	5
	1.24	Commercially Reasonable Efforts	5
	1.25	Compulsory Sublicense Compensation	5
	1.26	Confidential Information	5
	1.27	Continuation Election Notice	6
	1.28	Control	6
	1.29	Cover	6
	1.30	Development Costs	6
	1.31	Effective Date	7
	1.32	EU	7
	1.33	Expert	7
	1.34	FBMC	7
	1.35	FDA	8
	1.36	FDCA	8
	1.37	Field	8
	1.38	Filing	8
	1.39	First Commercial Sale	8
	1.40	FTE	8
	1.41	FTE Rate	8
	1.42	GAAP	8
	1.43	GCP	8
	1.44	Generic Product	9
	1.45	GLP	9
	1.46	GLP Tox Study	9
	1.47	GMP	9
	1.48	Handle	9
	1.49	HSR	10
	1.50	IFRS	10

[***] Certain information in this document has been excluded pursuant to Regulation S-K, Item 601(b)(10). Such excluded information is not material and would likely cause competitive harm to the registrant if publicly disclosed.

-ii-

1.51	IND	10
1.52	Indication	10
1.53	lnitiation	10
1.54	Initiation Term	10
1.55	Insolvency Event	10
1.56	lnvention	11
1.57	Joint Know-How	11
1.58	Joint Patent Rights	11
1.59	JCC	11
1.60	JOT	11
1.61	JSC	11
1.62	Know-How	11
1.63	Licensed Product	11
1.64	Microfluidic Chip	11
1.65	MIT License	11
1.66	NOA	12
1.67	Net Sales	12
1.68	Option Period	12
1.69	Out-of-Pocket Costs	12
1.70	Party	12
1.71	Patent Rights	13
1.72	PBMCs	13
1.73	Pharmacovigilance Agreement	13
1.74	Phase I Study	13
1.75	Phase II Study	13
1.76	Phase Ill Study	13
1.77	Pricing Approval	13
1.78	Profit & Loss	13
1.79	Product	14
1.80	Regulatory Approval	14
1.81	Regulatory Authority	14
1.82	Related Party	14
1.83	Research and Development Program	14
1.84	Roche Antigen	14
1.85	Roche Antigen Option	14
1.86	Roche Group	14
1.87	Roche IP	14
1.88	Roche Product	15
1.89	Roche TCL Option	15
1.90	Royalty Term	15
1.91	Sales	15
1.92	Shared Product	16
1.93	SQZAntigen	16
1.94	SQZBase Patent Rights	16
1.95	SQZIP	16
1.96	SQZKnow-How	16
1.97	SQZOption	16
1.98	SQZPatent Rights	16
1.99	SQZPlatform	17
1.100	SQZProduct	17
1.101	Sublicensee	17

[***] Certain information in this document has been excluded pursuant to Regulation S-K, Item 601(b)(10). Such excluded information is not material and would likely cause competitive harm to the registrant if publicly disclosed.

-iii-

	1.102	TCL	17
	1.103	TCL Product	17
	1.104	Territory	17
	1.105	Third Party	17
	1.106	Unshared Product	17
	1.107	US	17
	1.108	US$	17
	1.109	Valid Claim	17
	1.110	Additional Definitions	18
2.	Existing Agreements and Programs		19
	2.1	Termination of B-Cell Agreement	19
	2.2	T-Cell Program	20
3.	Licenses, Exclusivity and Rights of First Refusal		20
	3.1	Research Licenses	20
	3.2	Development and Commercial Licenses for Antigen Products	20
	3.3	Development and Commercial License to Roche for TCL Products	20
	3.4	Grant Back License to SQZ	20
	3.5	Right to Sublicense and Subcontract	21
	3.6	MIT License	21
	3.7	Exclusivity	21
	3.8	Right of First Refusal	22
	3.9	License to Other Collaboration Inventions	22
4.	Options		22
	4.1	Option Exercise for Antigen Products	22
	4.2	Option Exercise for TCL Products	23
5.	Diligence		23
6.	Research and Development		23
	6.1	Conduct of the Research and Development Program	23
	6.2	Initial Collaboration Product	24
	6.3	Additional Products	24
	6.4	Reports, Audits and Records	26
7.	Regulatory		26
	7.1	SQZ Responsibility	26
	7.2	Roche Responsibility	27
	7.3	Responsibility for Shared Products	27
	7.4	Rights of Reference	28
	7.5	Reporting Adverse Events	28
8.	Development		28
	8.1	Development Prior to Option Exercise	29
	8.2	Development after Option Exercise, Development of Roche Products	29
9.	Governance		30
	9.1	General	30
	9.2	Joint Steering Committee	30
	9.3	Alliance Director	33
	9.4	Information Exchange	33
	9.5	Joint Commercialization Committee	34
	9.6	Joint Operational Teams	35
	9.7	Joint Research and Development Team	36
10.	Manufacture and Supply		37
	10.1	SQZ Platform and Microfluidic Chips	37
	10.2	Products before Exercise of the Roche Antigen Option or Roche TCL Option	38

[***] Certain information in this document has been excluded pursuant to Regulation S-K, Item 601(b)(10). Such excluded information is not material and would likely cause competitive harm to the registrant if publicly disclosed.

-iv-

	10.3	Licensed Products	38
11.	Commercialization		39
	11.1	Responsibility	39
	11.2	US Promotion Participation and Option	39
12.	Payments		·.40
	12.1	Initiation Payment	40
	12.2	Research Costs	40
	12.3	Development Costs	40
	12.4	Pre- and Early-Clinical Development Event Payments	42
	12.5	Option Exercise Fees	44
	12.6	Initiation of Phase II Study Payments for Roche Products	44
	12.7	Development and Commercialization Event Payments	44
	12.8	Later Achieved Milestones	46
	12.9	Sales Based Events	46
	12.10	Royalty Payments	48
	12.11	Royalty Conversion Option	51
	12.12	US Profit Share for Licensed TCL Products	51
	12.13	Disclosure of Payments	52
13.	Accounting and Reporting		52
	13.1	Timing of Payments	52
	13.2	Late Payment	52
	13.3	Method of Payment	52
	13.4	Currency Conversion	52
	13.5	Royalty Reporting	52
14.	Taxes		53
15.	Auditing		53
	15.1	Right to Audit	53
	15.2	Audit Reports	54
	15.3	Over-or Underpayment	54
16.	Intellectual Property		54
	16.1	Ownership of Inventions	54
	16.2	German Statute on Employee’s Inventions	56
	16.3	Trademarks and Labelling	56
	16.4	Prosecution by SQZ	57
	16.5	Prosecution by Roche	58
	16.6	Patent Coordination Team	58
	16.7	Unified Patent Court (Europe)	58
	16.8	CREATE Act	59
	16.9	Infringement	59
	16.10	Defense	60
	16.11	Common Interest Disclosures	61
	16.12	Hatch-Waxman	61
	16.13	Generic Products	61
	16.14	Patent Term Extensions	62
17.	Representations, Warranties, and Covenants		62
	17.1	Safety Data	62
	17.2	Third Party Patent Rights	62
	17.3	Ownership of Patent Rights	62
	17.4	Inventors	62
	17.5	Grants	62
	17.6	MIT License	62

[***] Certain information in this document has been excluded pursuant to Regulation S-K, Item 601(b)(10). Such excluded information is not material and would likely cause competitive harm to the registrant if publicly disclosed.

-v-

	17.7	Authorization	63
	17.8	Validity of Patent Rights	63
	17.9	Ownership and Protection of Know-How	63
	17.10	No Claims	63
	17.11	No Conflict	63
	17.12	Roche Covenants	63
	17.13	No Other Representations	64
18.	Indemnification		64
19.	Liability		65
	19.1	Limitation of Liability	65
	19.2	Disclaimer	65
20.	Obligation Not to Disclose Confidential Information		65
	20.1	Non-Use and Non-Disclosure	65
	20.2	Permitted Disclosure	66
	20.3	Press Releases	66
	20.4	Publications	66
	20.5	Commercial Considerations	67
21.	Term and Termination		68
	21.1	Commencement and Agreement Term	68
	21.2	Termination	68
	21.3	Consequences of Termination	70
	21.4	Survival	72
22.	Bankruptcy		72
23.	Miscellaneous		73
	23.1	Governing Law	73
	23.2	Disputes	73
	23.3	Arbitration	73
	23.4	Assignment	75
	23.5	Debarment	75
	23.6	Independent Contractor	75
	23.7	Unenforceable Provisions and Severability	75
	23.8	Waiver	75
	23.9	Appendices	76
	23.10	Entire Understanding	76
	23.11	Amendments	76
	23.12	lnvoices	76
	23.13	Notice	76

[***] Certain information in this document has been excluded pursuant to Regulation S-K, Item 601(b)(10). Such excluded information is not material and would likely cause competitive harm to the registrant if publicly disclosed.

-vi-

License and Collaboration Agreement

WHEREAS, SQZ owns or controls a unique, proprietary microfluidic squeezing technology for engineering antigen presenting cells; and

WHEREAS, SQZ and Roche entered a Collaboration and License Agreement effective December 3, 2015 (“B-Cell Agreement”) for the purposes of applying the SQZ platform technology to deliver molecules into B cells to develop vaccines; and

WHEREAS, SQZ is independently conducting an internal program applying the SQZ technology to deliver molecules into T cells to develop T cell based vaccines (the “T-Cell Program”) and plans to initiate a Phase I Study by the end of 2018; and

WHEREAS, SQZ and Roche agree that a PBMC-based vaccine (peripheral blood mononuclear cells, which include both T- and B-cells) [********] and would therefore like to merge their efforts into developing and commercializing one or more PBMC-based vaccines; and

WHEREAS, SQZ and Roche wish to terminate the B-Cell Agreement and include the T-Cell Program within this Agreement; and

WHEREAS, Roche has expertise in the research, development, manufacture and commercialization of pharmaceutical products in the field of oncology and has a vast number of available oncology drugs for potential use in combination with products derived from the collaboration; and

WHEREAS, SQZ and Roche will collaborate to develop and utilize the SQZ Platform to exploit products for PBMCs in oncology; and

WHEREAS, initially, SQZ and Roche will combine their respective expertise to develop products against single, defined antigens in PBMCs; SQZ will run such development until clinical proof-of concept at which point Roche may opt-in; and

WHEREAS, SQZ and Roche will also explore products derived from tumor cell lysates as well as improvements to antigen-presenting cells.

NOW, THEREFORE, in consideration of the mutual covenants and promises contained in this Agreement and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereto, intending to be legally bound, do hereby agree as follows:

1. Definitions

As used in this Agreement, the following terms, whether used in the singular or plural, shall have the following meanings:

[***] Certain information in this document has been excluded pursuant to Regulation S-K, Item 601(b)(10). Such excluded information is not material and would likely cause competitive harm to the registrant if publicly disclosed.

1.1 Accounting Standards

The term “Accounting Standards” shall mean GMP with respect to SQZ and IFRS with respect to Roche, and GMP, IFRS or other generally recognized accounting standard, as applicable, with respect to any Related Party, in each case, as generally and consistently applied throughout the Party’s (or Related Party’s, as applicable) organization. Each Party will promptly notify the other in the event that it changes the Accounting Standards pursuant to which its (or its Related Party’s) records are maintained; provided, however, that each Party may only use internationally recognized accounting principles (i.e., IFRS or GMP).

1.2 Affiliate

The term “Affiliate” shall mean any individual, corporation, association or other business entity that directly or indirectly controls, is controlled by, or is under common control with the Party in question. As used in this definition of “Affiliate,” the term “control” shall mean the direct or indirect ownership of more than fifty percent (>50%) of the stock having the right to vote for directors thereof or the ability to otherwise control the management of the corporation or other business entity whether through the ownership of voting securities, by contract, resolution, regulation or otherwise. Anything to the contrary in this paragraph notwithstanding, neither Chugai Pharmaceutical Co., Ltd, a Japanese corporation (“Chugai”) and/or its subsidiaries (if any) nor Foundation Medicine, Inc., a Delaware corporation (“FMI”) and/or its subsidiaries (if any) shall be deemed as Affiliates of Roche unless Roche provides written notice to SQZ of its desire to include Chugai, FMI and/or their respective subsidiaries (as applicable) as Affiliate(s) of Roche.

1.3 Agreement

The term “Agreement” shall mean this document including any and all appendices and amendments to it as may be added and/or amended from time to time in accordance with the provisions of this Agreement.

1.4 Agreement Term

The term “Agreement Term” shall mean the period of time commencing on the Effective Date 2 and, unless this Agreement is terminated sooner as provided in Article 1, expiring on the date when all royalty, profit share and other payment obligations under this Agreement have expired or been satisfied.

1.5 Allocable Overhead

The term “Allocable Overhead” shall mean costs incurred by a Party or for its account which are attributable to a Party’s supervisory or support services / functions, occupancy costs, corporate bonus (to the extent not charged directly to department), and its payroll, information systems, human relations or purchasing functions and which are allocated to company departments based on space occupied or headcount or other activity-based method.

1.6 Antigen

The term “Antigen” shall mean (a) any polypeptide potentially capable of eliciting a T cell response when such polypeptide or its fragments are presented on a major histocompatibility complex (MHC) molecule, including all splice variants, mutants, natural variants, etc. reasonably associated with such polypeptide, or (b) any nucleic acid sequence encoding the polypeptides describe in (a). For the avoidance of doubt, TCL is not an Antigen, and if an Antigen is identified through TCL and used in a Product, then such Product would be considered an Antigen Product, not a TCL Product.

[***] Certain information in this document has been excluded pursuant to Regulation S-K, Item 601(b)(10). Such excluded information is not material and would likely cause competitive harm to the registrant if publicly disclosed.

1.7 Antigen Product

The term “Antigen Product” shall mean a Product that contains Cargo containing one or more Antigens.

1.8 Applicable Law

The term “Applicable Law” shall mean any law, statute, ordinance, code, rule or regulation that has been enacted by a government authority (including without limitation, any Regulatory Authority) and is in force as of the Effective Date or comes into force during the Agreement Term, in each case to the extent that the same is applicable to the performance by the Parties of their respective obligations under this Agreement. For clarity, the term Applicable Law shall include GLP, GCP, and GMP and their foreign equivalents.

1.9 BBS

The term “BBS” shall mean briefing book submission which is deemed to occur after (a) a decision has been made by SQZ management to seek permission for human testing of an Antigen Product or TCL Product based on the criteria set forth in Appendix 1.9, (b) a briefing book has been submitted to the FDA based on the criteria set forth in Appendix 1.9, and (c) the first dosing of an animal in a GLP Tox Study, if required by the FDA, has been initiated.

1.10 Business Day

The term “Business Day” shall mean 9:00 am to 5:00 pm local time on a day other than a Saturday, Sunday or bank or other public or federal holiday in the US or Switzerland.

1.11 Calendar Quarter

The term “Calendar Quarter” shall mean each period of three (3) consecutive calendar months, ending March 31, June 30, September 30, and December 31 of each Calendar Year; provided, however, that the first Calendar Quarter of the Agreement Term shall begin on the Effective Date and end on the last day of the then-current Calendar Quarter and the last Calendar Quarter of the Agreement Term shall begin on the first day of such Calendar Quarter and end on the last day of the Agreement Term.

1.12 Calendar Year

The term “Calendar Year” shall mean the period of time beginning on January 1 and ending December 31; provided, however, that the first Calendar Year of the Agreement Term shall begin on the Effective Date and end on December 31 of the then-current Calendar Year and the last Calendar Year of the Agreement Term shall begin on the first day of such Calendar Year and end on the last day of the Agreement Term.

1.13 Cargo

The term “Cargo” shall mean any (a) Antigen, (b) combination of Antigens or (c) TCL, plus any other substance used in connection with each of (a), (b) or (c), to be introduced into PBMCs using a Microfluidic Chip.

1.14 Change of Control

The term “Change of Control” shall mean, with respect to a Party: (a) the acquisition by any Third Party of beneficial ownership of fifty percent (50%) or more of the then outstanding common shares or voting power of such Party, other than acquisitions by employee benefit plans sponsored or maintained by such Party, or in connection with a public or private financing; (b)the consummation of a business combination involving such Party, unless, following such business combination, the stockholders of such Party immediately prior to such business combination beneficially own directly or indirectly more than fifty percent (50%) of the then

[***] Certain information in this document has been excluded pursuant to Regulation S-K, Item 601(b)(10). Such excluded information is not material and would likely cause competitive harm to the registrant if publicly disclosed.

outstanding common shares or voting power of the entity resulting from such business combination; or (c) the sale of all or substantially all of such Party’s assets or business relating to the subject matter of the Agreement. Notwithstanding the foregoing, any transaction or series of transactions effected for the purpose of changing the form or jurisdiction of organization of such Party (such as a corporate reorganization) will not be deemed a “Change of Control” for purposes of this Agreement.

1.15 Change of Control Group

The term “Change of Control Group” shall mean with respect to a Party, the person or entity, or group of persons or entities, that is the acquirer of, or a successor to, a Party in connection with a Change of Control, together with affiliates of such persons or entities that are not Affiliates of such Party immediately prior to the completion of such Change of Control of such Party.

1.16 Clinical PoC

The term “Clinical PoC” shall mean the achievement of clinical results and manufacturing requirements that meet criteria for efficacy and safety as well as other conditions that enable the decision to enter pivotal trials. A complete listing of such criteria for the Initial Collaboration Product is attached as Appendix 1.16. The same or similar Clinical PoC criteria may be established, as judged by the JSC, for additional Collaboration Products, a SQZ Product or TCL Products.

1.17 Clinical PoC Report

The term “Clinical PoC Report” shall mean a written report by SQZ after database lock or such other time period as mutually decided by the JSC for the relevant Clinical Study setting forth how the criteria for Clinical PoC have been achieved.

1.18 Clinical Study

The term “Clinical Study” shall mean a Phase I Study, Phase II Study, or Phase Ill Study, or variations of the foregoing, as applicable.

1.19 Collaboration Antigen

The term “Collaboration Antigen” shall mean each of (i) a human papillomavirus (“HPV”) antigen and (ii) each other Antigen mutually selected by the Parties. For the avoidance of doubt, TCL is not a Collaboration Antigen.

1.20 Collaboration Plan

The term “Collaboration Plan” shall mean for each Collaboration Antigen (or combination of Collaboration Antigens), SQZ Antigen, Roche Antigen or TCL, the research and development activities, including time lines, resources, and a reasonably detailed budget for the current and the subsequent [********]. A complete Collaboration Plan for HPV/PBMC and the research activities for TCL and improvements to antigen presenting cells is attached as Appendix 1.20.

1.21 Collaboration Product

The term “Collaboration Product” shall mean an Antigen Product wherein one or more Antigens are Collaboration Antigens.

1.22 Combination Product

The term “Combination Product” shall mean a Product containing Cargo and PBMCs, plus one or more other components such as the SQZ Platform, Microfluidic Chips, a pharmaceutically active ingredient, or other therapeutic or prophylactic modality, or a Companion Diagnostic,

[***] Certain information in this document has been excluded pursuant to Regulation S-K, Item 601(b)(10). Such excluded information is not material and would likely cause competitive harm to the registrant if publicly disclosed.

priced and sold in a single package containing such components or packaged separately but sold together for a single price. All references to Product in this Agreement shall be deemed to include Combination Product. For clarity, with respect to Net Sales of a Combination Product, the Net Sales of a Combination Product shall only include the Relative Commercial Value as set forth in Section 12.10.3.

1.23 Companion Diagnostic

The term “Companion Diagnostic” shall mean any product that is used for predicting and/or monitoring the response of a human being to treatment with a Product (e.g. device, compound, kit, biomarker or service that contains a component that is used to detect or quantify the presence or amount of an analyte in body or tissue that affects the pathogens of the disease).

1.24 Commercially Reasonable Efforts

The term “Commercially Reasonable Efforts” shall mean [********]

1.25 Compulsory Sublicense Compensation

The term “Compulsory Sublicense Compensation” shall mean, for a given country or region in the Territory, the compensation paid to Roche by a Third Party (a “Compulsory Sublicensee”) under a license or sublicense of any applicable Patent Rights, e.g. the SQZ Patent Rights, granted to the Compulsory Sublicensee (the “Compulsory Sublicense”) through the order, decree or grant of a governmental authority having competent jurisdiction in such country or region, authorizing such Third Party to manufacture, use, sell, offer for sale, import or export a Product in such country or region in the Territory.

1.26 Confidential Information

The term “Confidential Information” shall mean any and all information, data or know-how (including Know-How), whether technical or non-technical, oral or written, that is disclosed by one Party or its Affiliates (“Disclosing Party”) to the other Party or its Affiliates (“Receiving Party”). Confidential Information shall not include any information, data or know-how that:

(a)

was generally available to the public at the time of disclosure, or becomes available to the public after disclosure by the Disclosing Party other than through fault (whether by action or inaction) of the Receiving Party or its Affiliates,

(b)	can be evidenced by written records to have been already known to the Receiving Party or its Affiliates prior to its receipt from the Disclosing Party,

[***] Certain information in this document has been excluded pursuant to Regulation S-K, Item 601(b)(10). Such excluded information is not material and would likely cause competitive harm to the registrant if publicly disclosed.

(c)	is obtained at any time lawfully from a Third Party under circumstances permitting its use or disclosure,

(d)	is developed independently by the Receiving Party or its Affiliates as evidenced by written records other than through knowledge of Confidential Information, or

(e)	is approved in writing by the Disclosing Party for release by the Receiving Party.

The terms of this Agreement shall be considered Confidential Information of both Parties. Information disclosed under the B-Cell Agreement shall be considered Confidential Information disclosed under this Agreement.

1.27 Continuation Election Notice

The term “Continuation Election Notice” shall mean the notice SQZ provides to Roche under Section 21.3.9 describing (i) SQZ’s bona fide intentions to continue ongoing development and/or commercialization of a Licensed Product and (ii) SQZ’s request for Roche’s continuation of activities during the termination notice period and/or transfer of the data, material and information relating to such Licensed Product in accordance with Section 21.3.9.

1.28 Control

The term “Control” shall mean (as an adjective or as a verb including conjugations and variations such as “Controls” “Controlled” or “Controlling”) (a) with respect to Patent Rights and/or Know-How, the possession by a Party of the ability to grant a license or sublicense of such Patent Rights and/or Know-How, and (b) with respect to proprietary materials, the possession by a Party of the ability to supply such proprietary materials to the other Party as provided herein, in each case without violating the terms of any agreement or arrangement between such Party and any other party existing as of the time such Party is required to grant such access, right to use, license or sublicense, as applicable, to the other Party hereunder.

1.29 Cover

The term “Cover” shall mean (as an adjective or as a verb including conjugations and variations such as “Covered,” “Coverage” or “Covering”) that the developing, making, using, offering for sale, promoting, selling, exporting or importing of a given compound, formulation or product would infringe a claim of a Patent Right in the absence of a license under or ownership in the Patent Rights to which such claim pertains. The determination of whether a compound, formulation, process or product is Covered by a particular claim of a Patent Right shall be made on a country-by-country basis.

1.30 Development Costs

The term “Development Costs” shall mean, with respect to an Antigen Product or TCL Product, costs and expenses incurred by a Party or its Affiliates during the Agreement Term directly in connection with the performance of any research and development activities for such Antigen Product or TCL Product, in each case, in accordance with the applicable Collaboration Plan, and are recorded as an expense in accordance with the applicable Accounting Standards, reasonably incurred. Development Costs shall include but are not limited to [********]

[***] Certain information in this document has been excluded pursuant to Regulation S-K, Item 601(b)(10). Such excluded information is not material and would likely cause competitive harm to the registrant if publicly disclosed.

1.31 Effective Date

The term “Effective Date” shall mean the later of (a) the date of the last signature of this Agreement, or (b) if a HSR filing is made, the second Business Day immediately following the earlier of: (i) the date upon which the waiting period under HSR expires or terminates early or (ii) the date upon which all requests to the Parties by the Federal Trade Commission or the Justice Department, as the case may be, with regard to the transaction contemplated by this Agreement have been satisfactorily met and no objection on the part of the Federal Trade Commission or the Justice Department remains.

1.32 EU

The term “EU” shall mean the European Union and all its then-current member countries.

1.33 Expert

The term “Expert” shall mean a person reasonably acceptable to both Parties having no less than ten (10) years of pharmaceutical industry experience and expertise having occupied at least one senior position within a large pharmaceutical company relating to product commercialization and/or licensing but excluding any current or former employee or consultant of either Party and excluding any person that owns equity or debt in either Party or its Affiliates (other than equity or debt owned through a broad-based mutual fund or exchange traded fund). Such person shall be fluent in the English language.

1.34 FBMC

The term “FBMC” shall mean, with respect to an Antigen Product or TCL Product, the fully burdened manufacturing cost in accordance with the applicable Accounting Standards to manufacture such an Antigen Product or TCL Product, consisting of the sum of:

(a) If the applicable Antigen Product or TCL Product is manufactured by a Party or its Affiliate, the cost of goods thereof consisting of [********]

(b) If the applicable Antigen Product or TCL Product is manufactured by a Third Party contract manufacturer, [********]

[***] Certain information in this document has been excluded pursuant to Regulation S-K, Item 601(b)(10). Such excluded information is not material and would likely cause competitive harm to the registrant if publicly disclosed.

1.35 FDA

The term “FDA” shall mean the Food and Drug Administration of the United States of America.

1.36 FDCA

The term “FDCA” shall mean the US Food, Drug and Cosmetics Act.

1.37 Field

The term “Field” shall mean the use of the SQZ Platform and a Microfluidic Chip to deliver Cargo into PBMCs for the treatment of oncologic Indications. For clarity oncologic Indications shall also include any Indication for a hematologic malignancy.

1.38 Filing

The term “Filing” shall mean the filing of an application with the relevant Regulatory Authority in accordance with Applicable Law to seek Regulatory Approval of a Product.

1.39 First Commercial Sale

The term “First Commercial Sale” shall mean, on a Licensed Product-by-Licensed Product and country-by-country basis, the first invoiced sale of such Licensed Product to a Third Party by a Party or its Related Party following the receipt of any Regulatory Approval required for the sale of such Licensed Product, or if no such Regulatory Approval is required, the date of the first invoiced sale of such Licensed Product to a Third Party by a Party or its Related Party in such country.

1.40 FTE

The term “FTE” shall mean a full-time equivalent person-year carried out by an appropriately qualified employee of a Party or its Affiliate, based upon a total of no less than one thousand eight hundred (1,800) working hours per year, undertaken in connection with the conduct of research, development and/or commercialization of a Licensed Product under a Collaboration Plan or commercialization plan, as applicable. In no circumstance can the work of any given person exceed one (1) FTE.

1.41 FTE Rate

The term “FTE Rate” shall mean [********]

1.42 GAAP

The term “GAAP” shall mean the United States generally accepted accounting principles, consistently applied.

1.43 GCP

The term “GCP” shall mean the applicable ethical, scientific, and quality standards required by applicable Regulatory Authorities for designing, conducting, recording, and reporting trials that

[***] Certain information in this document has been excluded pursuant to Regulation S-K, Item 601(b)(10). Such excluded information is not material and would likely cause competitive harm to the registrant if publicly disclosed.

involve the participation of human subjects, including as set forth in FDA regulations in 21 C.F.R. Parts 11, 50, 54, 56, 312, 314, and 320 and all related FDA rules, regulations, orders, and guidances, and by the International Conference on Harmonization E6: Good Clinical Practices Consolidated Guideline (the “ICH Guidelines”), or as otherwise required by Applicable Law.

1.44 Generic Product

The term “Generic Product” shall mean, with respect to a given Licensed Product, a product (a) that contains (i) an identical active ingredient(s) as such Licensed Product, or (ii) a “highly similar” active ingredient(s) to such Licensed Product, as the phrase “highly similar” is used in 42 U.S.C. § 262(i)(2), and subject to the factors set forth in FDA’s Guidance for Industry, “Quality Considerations in Demonstrating Biosimilarity to a Reference Protein Product,” (February 2012), at Section VI, or any successor FDA guidance thereto, (b) for which Regulatory Approval is obtained by referencing regulatory materials of such Licensed Product, (c)is approved for use in such country (or region) pursuant to a Regulatory Approval process governing approval of interchangeable or biosimilar biologics as described in 42 U.S.C. §§ 262, or a similar process for Regulatory Approval in any country (or region) outside the United States, or any other similar provision that comes into force, or is the subject of a notice with respect to such Licensed Product under 42 U.S.C. § 262(1)(2) or any other similar provision that comes into force in such country (or region), and (d) is sold in the same country as such Licensed Product by any Third Party that is not a Sublicensee of Roche or SQZ or their respective Affiliates and did not purchase such product in a chain of distribution that included any of the Parties or any of their respective Affiliates or its Sublicensees.

1.45 GLP

The term “GLP” shall mean the applicable good laboratory practice as required by the applicable Regulatory Authorities, including under 21 C.F.R. Part 58 and all related FDA rules, regulations, orders, and guidances, and the requirements with respect to good laboratory practices prescribed by the European Community, the OECD (Organization for Economic Cooperation and Development Council) and the ICH Guidelines, or as otherwise required by Applicable Law.

1.46 GLP Tox Study

The term “GLP Tax Study” shall mean a study of the relationship between dose and its effects on the exposed animal, where (i) the study is to be conducted in accordance with GLP standards and (ii) the study has been designed in expectation that the results may support establishment of a safe starting dose of the Product in human Clinical Studies.

1.47 GMP

The term “GMP” shall mean the applicable standards required by applicable Regulatory Authorities for conducting manufacturing activities to pharmaceutical products (or active ingredients), including those promulgated by the FDA or EMA, applicable ICH guidelines or as otherwise required by Applicable Law.

1.48 Handle

The term “Handle” shall mean preparing, filing, prosecuting (including interference and opposition proceedings) and maintaining (including interferences, reissue, re-examination, post -grant reviews, inter-partes reviews, derivation proceedings and opposition proceedings).

[***] Certain information in this document has been excluded pursuant to Regulation S-K, Item 601(b)(10). Such excluded information is not material and would likely cause competitive harm to the registrant if publicly disclosed.

1.49 HSR

The term “HSR” shall mean the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the rules promulgated thereunder. If needed each Party shall (a) cooperate with the other Party in the preparation, execution and filing of all documents that may be required pursuant to HSR or any other Applicable Law, and (b) observe all applicable waiting periods before such Roche Antigen Option Right or Roche TCL Option Right is deemed to have been exercised, however for clarity Roche will be deemed to have timely exercised such Roche Antigen Option Right or Roche TCL Option Right if Roche provides notice prior to expiration of the relevant Option Period. Each Party shall bear its own costs (including counsel or other expert fees) with respect to preparing, executing and filing such documents. Subject to the terms and conditions of this Agreement, each Party shall use all reasonable efforts to take, or cause to be taken, all reasonable actions and to do, or cause to be done, all things necessary and appropriate to consummate the exercise of the Roche Antigen Option Right and/or Roche TCL Option Right.

1.50 IFRS

The term “IFRS” shall mean International Financial Reporting Standards.

1.51 IND

The term “IND” shall mean an application as defined in the FDCA and applicable regulations promulgated by the FDA, or the equivalent application to the equivalent agency in any other country or group of countries, the filing of which is necessary to commence clinical testing of the Products in humans.

1.52 Indication

The term “Indication” shall mean each disease or condition separately categorized in the World Health Organization’s International Classification of Diseases 10 coding system at the level defined two places to the right of the decimal point and for which a separate Clinical Study is required to obtain Regulatory Approval. For clarity, two different lines of therapy or patient sub -populations for the same disease shall be deemed the same Indication.

1.53 Initiation

The term “Initiation” shall mean the date that a human is first treated with a Licensed Product in a Clinical Study approved, if approval is required, by the respective Regulatory Authority.

1.54 Initiation Term

The term “Initiation Term” shall mean the period of time from the Effective Date until the latest of [********]

1.55 Insolvency Event

The term “Insolvency Event” shall mean circumstances under which a Party (a) has a receiver or similar officer appointed over all or a material part of its assets or undertaking; (b) passes a resolution for winding-up (other than a winding-up for the purpose of, or in connection with, any solvent amalgamation or reconstruction) or a court makes an order to that effect or a court makes an order for administration (or any equivalent order in any jurisdiction); (c) enters into any composition or arrangement with its creditors (other than relating to a solvent restructuring); (d)ceases to carry on business; (e) is unable to pay its debts as they become due in the ordinary course of business.

[***] Certain information in this document has been excluded pursuant to Regulation S-K, Item 601(b)(10). Such excluded information is not material and would likely cause competitive harm to the registrant if publicly disclosed.

1.56 Invention

The term “Invention” shall mean an invention, discovery or improvement that is created in connection with any activity carried out pursuant to this Agreement. Under this definition, an Invention may be made by employees or independent contractors of SQZ or its Affiliates solely or jointly with a Third Party (a “SQZ Invention”), by employees or independent contractors of Roche or its Affiliates solely or jointly with a Third Party (a “Roche Invention”), or jointly by (a) employees or independent contractors of SQZ or its Affiliates and (b) employees or independent contractors of Roche or its Affiliates, with or without a Third Party (a “Joint Invention”).

1.57 Joint Know-How

The term “Joint Know-How” shall mean Know-How that is made jointly by the Parties or their Affiliates or their Sublicensees in connection with any activity carried out pursuant to this Agreement.

1.58 Joint Patent Rights

The term “Joint Patent Rights” shall mean all Patent Rights Covering a Joint Invention.

1.59 JCC

The term “JCC” shall mean a joint commercialization committee as described in Section 9.5.

1.60 JOT

The term “JOT” shall mean a joint operating team described in Section 9.6.

1.61 JSC

The term “JSC” shall mean the joint steering committee described in Section 9.2.

1.62 Know-How

The term “Know-How” shall mean proprietary or non-public data, knowledge and information of any type whatsoever, in any tangible or intangible form, including, without limitation, know-how, trade secrets, practices, techniques, methods, processes, materials, prototypes, equipment, microchips, software, algorithms, reagents, samples, chemical manufacturing data, toxicological data, pharmacological data, preclinical data, assays, platforms, formulations, specifications, formulations, formulae, quality control testing data.

1.63 Licensed Product

The term “Licensed Product” shall mean (i) an Antigen Product to which Roche has exercised a Roche Antigen Option to the corresponding Collaboration Product (containing a Collaboration Antigen or combination of Collaboration Antigens) or SQZ Product (a “Licensed Antigen Product”), (ii) a Roche Product, i.e. a Roche Product is a Licensed Product from the outset (no option needs to be exercised), or (iii) a TCL Product provided that Roche has exercised the Roche TCL Option (a “Licensed TCL Product”).

1.64 Microfluidic Chip

The term “Microfluidic Chip” shall mean a microfluidic chip that is proprietary to SQZ and is configured and dimensioned to be used in connection with the SQZ Platform and which has channels capable of constricting PBMCs to enable Cargo to be delivered into the PBMC.

1.65 MIT License

The term “MIT License” shall mean the license agreement by and between SQZ and the Massachusetts Institute of Technology dated as of May 10, 2013, as amended.

[***] Certain information in this document has been excluded pursuant to Regulation S-K, Item 601(b)(10). Such excluded information is not material and would likely cause competitive harm to the registrant if publicly disclosed.

1.66 NDA

The term “NOA” shall mean either (i) a new drug application, including all necessary documents, data, and other information concerning a Licensed Product, required for Regulatory Approval of the Product as a pharmaceutical product by the FDA or an equivalent application to the equivalent agency in any other country or group of countries (e.g. the marketing authorization application (“MAA”) in the EU) or (ii) a biologics license application, or similar application for marketing approval of the Products for use in the Field submitted to the FDA, or a foreign equivalent of the FDA.

1.67 Net Sales

The term “Net Sales” shall mean, for a Licensed Product in a particular period, the amount calculated by subtracting from the Sales (as calculated by each Party in accordance with its Accounting Standards) of such Licensed Product for such period: (i) a lump sum deduction of [********] of Sales in lieu of those deductions that are not accounted for on a Licensed Product-by-Licensed Product basis (e.g., freight, postage charges, transportation insurance, packing materials for dispatch of goods, custom duties); (ii) uncollectible amounts accrued during such period based on a proportional allocation of the total bad debts accrued during such period and not already taken as a gross-to-net deduction in accordance with the then currently used Accounting Standards in the calculation of Sales of such Licensed Product for such period; (iii)credit card charges (including processing fees) accrued during such period on such Sales and not already taken as a gross-to-net deduction in accordance with the then currently used Accounting Standards in the calculation of Sales of such Licensed Product for such period; and (iv) government mandated fees and taxes (excluding income or franchise taxes) and other government charges accrued during such period not already taken as a gross-to-net deduction in accordance with the then currently used Accounting Standards in the calculation of Sales of such Licensed Product for such period, including, for example, any fees, taxes or other charges that become due in connection with any healthcare reform, change in government pricing or discounting schemes, or other action of a government or regulatory body. For clarity, no deductions taken in calculating Sales under the definition of Sales may be taken a second time in calculating Net Sales.

1.68 Option Period

The term “Option Period” shall mean, with respect to a Collaboration Product, SQZ Product or TCL Product for Roche to exercise the Roche Antigen Option or Roche TCL Option, as applicable, the period beginning upon Roche’s receipt of the Clinical PoC Report, and ending [********] thereafter.

1.69 Out-of-Pocket Costs

The term “Out-of-Pocket Costs” shall mean with respect to certain research, development or commercialization activities hereunder, specifically identifiable, direct expenses paid (or payable by the end of the then current Calendar Quarter) by either Party or its Affiliates to Third Parties and specifically identifiable and incurred to conduct such activities, including payments to contract personnel (including contractors, consultants and subcontractors) in each case, pursuant to any Collaboration Plan, or commercialization plan, as applicable.

1.70 Party

The term “Party” shall mean SQZ or Roche, as the case may be, and “Parties” shall mean SQZ and Roche collectively.

[***] Certain information in this document has been excluded pursuant to Regulation S-K, Item 601(b)(10). Such excluded information is not material and would likely cause competitive harm to the registrant if publicly disclosed.

1.71 Patent Rights

The term “Patent Rights” shall mean all rights under any patent or patent application, in any country of the Territory, including any patents issuing on such patent application, and further including any substitution, extension or supplementary protection certificate, reissue, reexamination, renewal, division, continuation or continuation-in-part of any of the foregoing.

1.72 PBMCs

The term “PBMCs” shall mean peripheral blood mononuclear cells having round nuclei, such as but not limited to monocytes, lymphocytes, dendritic cells and macrophages, and shall include individual cell types as well as any combination of cell types.

1.73 Pharmacovigilance Agreement

The term “Pharmacovigilance Agreement” shall mean an agreement entered into by the Parties to set forth the protocols and procedures for reporting adverse events and complying with reporting requirements set forth by Regulatory Authorities.

1.74 Phase I Study

The term “Phase I Study” shall mean a human clinical study in any country that would satisfy the requirements of 21 C.F.R. § 312.21 (a) (FDCA), as amended from time to time, and the foreign equivalent thereof.

1.75 Phase II Study

The term “Phase II Study” shall mean a human clinical study, for which the primary endpoints include a determination of dose ranges and/or a preliminary determination of efficacy in patients being studied as described in 21 C.F.R. § 312.21(b) (FDCA), as amended from time to time, and the foreign equivalent thereof.

1.76 Phase Ill Study

The term “Phase Ill Study” shall mean a human clinical study that is prospectively designed to demonstrate statistically whether a product is safe and effective for use in humans in a manner sufficient to obtain regulatory approval to market such product in patients having the disease or condition being studied as described in 21 C.F.R. § 312.21(c) (FDCA), as amended from time to time, and the foreign equivalent thereof.

1.77 Pricing Approval

The term “Pricing Approval” shall mean any approval, agreement, determination, or decision of a governmental authority establishing the price or level of reimbursement for a product that can be charged or reimbursed in a given country, region or jurisdiction.

1.78 Profit & Loss

The term “Profit & Loss” shall mean (provided that SQZ has exercised neither the First TCL Opt Out nor the Second TCL Opt Out), for a particular accounting period and the SQZ Territory, [********]

[***] Certain information in this document has been excluded pursuant to Regulation S-K, Item 601(b)(10). Such excluded information is not material and would likely cause competitive harm to the registrant if publicly disclosed.

1.79 Product

The term “Product” shall mean a product for use in the Field that contains at a minimum (a) Cargo and (b) PBMCs. For clarity, one Product is distinguished from another Product by containing a different Antigen, combination of Antigens, or TCL. For clarity, any product containing TCL shall be considered a single Product under this Agreement.

1.80 Regulatory Approval

The term “Regulatory Approval” shall mean any approvals, licenses, registrations or authorizations by a Regulatory Authority, necessary for the importation and sale of a Product in the Field in a regulatory jurisdiction in the Territory, which may include satisfaction of all applicable regulatory requirements, notification requirements, and Pricing Approval.

1.81 Regulatory Authority

The term “Regulatory Authority” shall mean any national, supranational (e.g., the European Commission, the Council of the European Union, the European Medicines Agency), regional, state or local regulatory agency, department, bureau, commission, council or other governmental entity including the FDA, in each country involved in the granting of Regulatory Approval for a Product.

1.82 Related Party

The term “Related Party” shall mean a Party’s Affiliates and Sublicensees (but excluding distributors).

1.83 Research and Development Program

The term “Research and Development Program” shall mean the activities undertaken by the Parties pursuant to the applicable Collaboration Plan, and such other activities as the Parties may agree in writing.

1.84 Roche Antigen

The term “Roche Antigen” shall mean an Antigen that was proposed by Roche to be a Collaboration Antigen and for which SQZ did not agree to include such Antigen to be a Collaboration Antigen during the applicable time period pursuant to Section 6.3.2 and Roche subsequently elects to make such Antigen a Roche Antigen during such applicable time period.

1.85 Roche Antigen Option

The term “Roche Antigen Option” shall mean with respect to a Collaboration Antigen or SQZ Antigen, Roche’s option to obtain an exclusive (subject to SQZ’s retained rights if applicable) commercial license under SQZ IP to Exploit Licensed Products directed to such Antigen in the Field in the Territory (subject to certain SQZ-retained commercialization rights, if applicable).

1.86 Roche Group

The term “Roche Group” shall mean collectively Roche, its Affiliates and its Sublicensees.

1.87 Roche IP

The term “Roche IP” shall mean all intellectual property owned or Controlled by Roche or its Affiliates after the Effective Date and generated through activities under a Research and Development Program. The term Roche IP shall exclude Joint Patent Rights and Joint KnowHow.

[***] Certain information in this document has been excluded pursuant to Regulation S-K, Item 601(b)(10). Such excluded information is not material and would likely cause competitive harm to the registrant if publicly disclosed.

1.88 Roche Product

The term “Roche Product” shall mean a Product which is an Antigen Product wherein the Antigens are all Roche Antigens.

1.89 Roche TCL Option

The term “Roche TCL Option” shall mean Roche’s option to obtain an exclusive (subject to SQZ’s retained rights if applicable) commercial license under SQZ IP to Exploit TCL Products in the Field in the Territory (subject to certain SQZ-retained commercialization rights, if applicable).

1.90 Royalty Term

The term “Royalty Term” shall mean, with respect to a Shared Product, Roche Product, Unshared Product or TCL Product (outside the US if SQZ has not exercised the First TCL Opt Out or the Second TCL Opt Out or worldwide if SQZ has exercised the First TCL Opt Out or the Second TCL Opt Out), as applicable, on a Licensed Product-by-Licensed Product and country -by-country basis, the period commencing on the First Commercial Sale of such Licensed Product in the applicable country until the later of (i) [********] after First Commercial Sale in such country of such Licensed Product (with regards to TCL Products, such period shall expire [********] after First Commercial Sale in such country of the first TCL Product that is a Licensed Product), or (ii) the last to expire Valid Claim of any SQZ Patent Rights, Joint Patent Rights or Roche Product Specific Patent Rights (and in the case of Shared Products, SQZ Patent Rights, Joint Patent Rights, Roche Product Specific Patent Rights, or the Patent Rights of Roche or its Affiliates) that Covers such Licensed Product.

1.91 Sales

The term “Sales” shall mean, for a Licensed Product in a particular period, the sum of (a) and (b):

(a)

the amount stated in (i) for Roche, the Roche Holding AG “Sales” line of its externally published audited consolidated financial statements or (ii) for SQZ, SQZ’s audited consolidated financial statements, in accordance with the Accounting Standards, as applicable, with respect to such Licensed Product for such period (excluding sales to any Sublicensees that are not Affiliates of such Party). This amount reflects the gross invoice price at which such Licensed Product was sold or otherwise disposed of (other than for use as clinical supplies or free samples) by a Party and its Affiliates to such Third Parties (excluding sales to any Sublicensees that are not Affiliates of such Party) in such period reduced by gross-to-net deductions, if not previously deducted from such invoiced amount, taken in accordance with the then currently used Accounting Standards.

By way of example, the gross-to-net deductions taken in accordance with the Accounting Standards as of the Effective Date include the following:

(i)

credits, reserves or allowances granted for (A) damaged, outdated, returned, rejected, withdrawn or recalled Licensed Product, (B) wastage replacement and short-shipments; (C) billing errors and (D) indigent patient and similar programs (e.g., price capitation);

(ii)	governmental price reductions and government mandated rebates;

(iii)	chargebacks, including those granted to wholesalers, buying groups and retailers;

(iv)	customer rebates, including cash sales incentives for prompt payment, cash and volume discounts; and

[***] Certain information in this document has been excluded pursuant to Regulation S-K, Item 601(b)(10). Such excluded information is not material and would likely cause competitive harm to the registrant if publicly disclosed.

(v)	taxes, duties and any other governmental charges or levies imposed upon or measured by the import, export, use, manufacture or sale of a Product (excluding income or franchise taxes).

For purposes of clarity, sales by a Party and its Affiliates to any Sublicensee shall be excluded from “Sales”.

(b)

for Sublicensees that are not Affiliates (and excluding Compulsory Sublicensees), the sales amounts reported to a Party and its Affiliates in accordance with the Sublicensee contractual terms and their then-currently used accounting standards. For the purpose of clarity, any such Sublicensee sales as reported to a Party in accordance with Compulsory Sublicense agreements shall be excluded from the sales amount.

1.92 Shared Product

The term “Shared Product” shall mean a Licensed Product which is (a) a Collaboration Product for which SQZ has exercised the SQZ Option, or (b) a SQZ Product for which Roche has exercised the Roche Antigen Option.

1.93 SQZ Antigen

The term “SQZ Antigen” shall mean an Antigen that was proposed by SQZ to be a Collaboration Antigen and for which Roche did not agree to include such Antigen to be a Collaboration Antigen during the applicable time period pursuant to Section 6.3.2 and SQZ subsequently elects to make such Antigen a SQZ Antigen during such applicable time period.

1.94 SQZ Base Patent Rights

The term “SQZ Base Patent Rights” shall mean any and all Patent Rights in the Territory that are Controlled by SQZ at the Effective Date that are necessary or useful for the practice of the SQZ Platform or the Microfluidic Chips generally. A complete list of SQZ Base Patent Rights relevant for activities in the Field and existing as of the Effective Date is set forth in Appendix 1.94 of this Agreement.

1.95 SQZ IP

The term “SQZ IP” shall mean (i) SQZ Know-How and (ii) SQZ Patent Rights, in each case, Controlled by SQZ as of the Effective Date or generated in a Research and Development Program.

1.96 SQZ Know-How

The term “SQZ Know-How” shall mean the Know-How that SQZ Controls at the Effective Date and during the Agreement Term that is necessary or reasonably useful for the discovery, use, manufacture, development or commercialization of the SQZ Platform, Microfluidic Chips and/or a Product in the Field. The term SQZ Know-How shall exclude Joint Know-How.

1.97 SQZ Option

The term “SQZ Option” shall mean with respect to a Collaboration Antigen for which Roche has exercised the Roche Antigen Option, SQZ’s option to retain the exclusive commercial license, including under Roche IP, to Exploit all Licensed Antigen Products in the Field in the SQZ Territory with respect to that Collaboration Antigen.

1.98 SQZ Patent Rights

The term “SQZ Patent Rights” shall mean the Patent Rights that SQZ Controls Covering the discovery, use, manufacture, development or commercialization of the SQZ Platform, Microfluidic Chips and/or a Product in the Field. The term SQZ Patent Rights shall include SQZ Base Patent Rights but shall exclude Joint Patent Rights.

[***] Certain information in this document has been excluded pursuant to Regulation S-K, Item 601(b)(10). Such excluded information is not material and would likely cause competitive harm to the registrant if publicly disclosed.

1.99 SQZ Platform

The term “SQZ Platform” shall mean all tangible equipment, technology and reagents that (i) are Covered by a SQZ Patent Right or incorporates SQZ Know-How and (ii) are necessary or useful for the delivery of Cargo into a PBMC in conjunction with the Microfluidic Chip, but excluding the Microfluidic Chips themselves.

1.100 SQZ Product

The term “SQZ Product” shall mean an Antigen Product wherein the Antigens are all SQZ Antigens.

1.101 Sublicensee

The term “Sublicensee” shall mean an entity to which Roche or SQZ has licensed rights (through one or multiple tiers), other than through a Compulsory Sublicense, pursuant to this Agreement.

1.102 TCL

The term “TCL” shall mean tumor cell lysate. For the avoidance of doubt, TCL is not an Antigen although a peptide synthesized through the use of a sequence identified in TCL could potentially be a Roche Antigen, SQZ Antigen or Collaboration Antigen.

1.103 TCL Product

The term “TCL Product” shall mean a Product that contains Cargo containing TCL.

1.104 Territory

The term “Territory” shall mean worldwide. For certain Licensed Products (as set forth elsewhere in the Agreement, “SQZ Territory” shall mean the US, and “Roche Territory” shall mean worldwide except the US.

1.105 Third Party

The term “Third Party” shall mean a person or entity other than (a) SQZ or any of its Affiliates or (b)Roche or any of its Affiliates.

1.106 Unshared Product

The term “Unshared Product” shall mean any Collaboration Product for which (i) Roche exercises its Roche Antigen Option and (ii) SQZ does not exercise its SQZ Option.

1.107 US

The term “US” shall mean the United States of America and its territories and possessions.

1.108 US$

The term “US$” shall mean US dollars.

1.109 Valid Claim

The term “Valid Claim” shall mean, with respect to any country, a claim of (a) an unexpired issued Patent Right that has not been disclaimed, revoked or held invalid or unenforceable by final non-appealable decision of a court of competent jurisdiction or governmental agency, or (b) a patent application being prosecuted in good faith and pending for less than seven (7) years from its earliest priority date in the relevant country; provided that if such patent application subsequently issues, it will be considered a Valid Claim at the time such patent issues.

[***] Certain information in this document has been excluded pursuant to Regulation S-K, Item 601(b)(10). Such excluded information is not material and would likely cause competitive harm to the registrant if publicly disclosed.

1.110 Additional Definitions

Each of the following definitions is set forth in the Section of this Agreement indicated below:

Definition	Section
AAA	23.3
Accounting Period	13.1
Acauired Party	21.2.4
Alliance Director	9.3
Bankruptcy Code	22
B-Cell Agreement	Recitals
Breachinq Party	21.2.1
CMO	10.2
Compulsory Share Percentage	12.10.4.3
Compulsory Sublicensee	1.25
Co-Promotion Agreement	11.2
Co-Promotion Option	11.2
Decision Period	16.9
Delayed Option	12.4.1
Disclosing Party	1.26
Eliqible Collaboration Product	4.1
Expert Committee	12.10.4.4
Exploit	3.2.1
First PoC	6.3.1
First TCL Opt Out	12.3.3.2
HPV	1.19
H-W Suit Notice	16.12
Indemnified Partv	18.3
Indemnifying Party	18.3
Initial Collaboration Product	6.2
Initial Termination Period	21.2.5
lnitiatinq Party	16.9
Joint Invention	1.56
JOT	9.6
JRDT	9.6
Licensed Antigen Product	1.63
Members	9.2.1
Non-Acauired Party	21.2.4
Non-Breaching Party	21.2.1
Other Collaboration Inventions	16.1
Patent Challenqe	17.12
Patent Term Extensions	16.14
Payment Currency	13.3
Peremptory Notice Period	21.2.1
Post-Option Product Specific Invention	16.1
Post-Option Roche Product Specific Invention	16.1

[***] Certain information in this document has been excluded pursuant to Regulation S-K, Item 601(b)(10). Such excluded information is not material and would likely cause competitive harm to the registrant if publicly disclosed.

Definition	Section
Post-Option SQZ Product Specific Invention	16.1
Pre-Option Product Specific Invention	16.1
Product Trademark	16.3
Publishing Notice	20.4
Publishing Party	20.4
Receiving Party	1.26
Reference Product Sponsor	16.13
Register	16.7
Relative Commercial Value	12.10.3
Roche Invention	1.56
Roche’s Matching Right	3.8
Roche Product Specific Patent Rights	16.5
Roche Product Trademarks	16.3
Roche Territory	1.104
Second TCL Opt Out	12.3.3.2
Sensitive Information	21.2.4
Settlement	16.9
SPCs	16.14
SQZ Invention	1.56
SQZ Platform Invention	16.1
SQZ Platform Patent Rights	16.4
SQZ Product Specific Patent Rights	16.4
SQZ Product Trademarks	16.3
SQZ Territory	1.104
SQZ Trademarks	16.3
Suit Notice	16.9
T-Cell Program	Recitals
Third Party Antigen	6.3.6
US Buy Out Option	12.12

2. Existing Agreements and Programs

2.1 Termination of B-Cell Agreement

The Parties hereby terminate the B-Cell Agreement effective as of the Effective Date. Each Party agrees that such early termination is a mutual agreement of and mutually beneficial to both Parties, with adequate notice having been given for the termination of the B-Cell Agreement. The termination of the B-Cell Agreement on the Effective Date will not relieve the Parties of any obligations accruing under the B-Cell Agreement prior to the Effective Date. However, there are no outstanding payments under the B-Cell Agreement payable by one Party to the other Party. Notwithstanding the terms and conditions of the B-Cell Agreement, in particular, the effects of termination provisions of the B-Cell Agreement, all rights, licenses and obligations of each of the Parties under the B-Cell Agreement is hereby terminated upon the Effective Date, provided that the obligations and rights of the Parties under Sections 16 and 17 of the B-Cell Agreement shall survive such termination.

[***] Certain information in this document has been excluded pursuant to Regulation S-K, Item 601(b)(10). Such excluded information is not material and would likely cause competitive harm to the registrant if publicly disclosed.

2.2 T-Cell Program

The T-Cell Program shall be included under this Agreement and conducted in accordance with the terms and conditions of this Agreement; provided, however, that conduct of the T-Cell Program shall be at SQZ’s sole discretion and shall not be subject to SQZ exercising Commercially Reasonable Efforts.

3. Licenses, Exclusivity and Rights of First Refusal

3.1 Research Licenses

SQZ grants to Roche a non-exclusive license under the SQZ IP solely for Roche to perform its research activities under the Collaboration Plans. Roche grants to SQZ a non-exclusive license under Roche’s and its Affiliates’ intellectual property (not limited to Roche IP) solely for SQZ to perform its research activities under the Collaboration Plans.

3.2 Development and Commercial Licenses for Antigen Products

3.2.1 License to Roche for Antigen Products

Subject to the terms and conditions of this Agreement and Roche exercising the Roche Antigen Option with regard to a Collaboration Product or SQZ Product, SQZ hereby grants to Roche for each Licensed Antigen Product and Roche Product, an exclusive (even as to SQZ but subject to SQZ’s retained rights to develop Antigen Products in accordance with the Collaboration Plans and SQZ’s retained commercialization rights, if applicable) license, including the right to sublicense through multiple tiers subject to Section 3.5, under SQZ IP to research, have researched, develop, have developed, make, have made, register, have registered, use, have used, import, have imported, export, have exported, market, have marketed, distribute, have distributed, sell and have sold (collectively, “Exploit”) such Licensed Antigen Products and Roche Products in the Field in the Territory.

3.2.2 License to SQZ for Antigen Products

Subject to the terms and conditions of this Agreement and SQZ exercising the SQZ Option with regard to a Collaboration Product, Roche hereby grants to SQZ for each Shared Product and any other SQZ Product an exclusive (even as to Roche but subject to Roche’s rights to develop Products in accordance with the Collaboration Plans and Roche’s commercialization rights in the Roche Territory for a Collaboration Product and, if Roche exercises the Roche Antigen Option for a SQZ Product, for a SQZ Product) license, including the right to sublicense, under Roche IP to Exploit (i) the Shared Products in the Field in the SQZ Territory, and (ii) any other SQZ Products in the Field in the Territory.

3.3 Development and Commercial License to Roche for TCL Products

Subject to the terms and conditions of this Agreement and Roche exercising the Roche TCL Option, SQZ hereby grants to Roche an exclusive (even as to SQZ but subject to SQZ’s retained rights to develop TCL Products in accordance with the Collaboration Plans and SQZ’s retained commercialization rights, if applicable) license, including the right to sublicense through multiple tiers subject to Section 3.5, under SQZ IP to Exploit Licensed TCL Products in the Field in the Territory.

3.4 Grant Back License to SQZ

Subject to the terms and conditions of this Agreement, Roche hereby grants to SQZ a non-exclusive right and license, including the right to sublicense through multiple tiers, under Roche’s interest in all Patent Rights claiming Inventions owned by Roche pursuant to Section

[***] Certain information in this document has been excluded pursuant to Regulation S-K, Item 601(b)(10). Such excluded information is not material and would likely cause competitive harm to the registrant if publicly disclosed.

16.1 (other than those Roche Inventions that are assigned to SQZ pursuant to Section 16.1), to Exploit products incorporating or based upon the SQZ Platform and/or Microfluidic Chips in the Territory, including all uses of the SQZ Platform and/or Microfluidic Chips. Furthermore, SQZ shall have the right to use all data and results generated in a Research and Development Program to further develop the SQZ Platform and Microfluidic Chips, provided that it shall not attribute such data and results directly to Roche or disclose the specific nature of the Products being developed pursuant to this Agreement (to the extent such information remains Confidential Information). Subject to the terms and conditions of this Agreement, Roche hereby grants to SQZ the right to negotiate for an exclusive right and license, including the right to sublicense through multiple tiers, under Roche’s interest in all Patent Rights claiming Inventions owned in whole or in part by Roche pursuant to Section 16.1 (other than those Roche Inventions that are assigned to SQZ pursuant to Section 16.1) to Exploit products incorporating or based upon the SQZ Platform and/or Microfluidic Chips in the Territory, including all uses of the SQZ Platform and/or Microfluidic Chips. Such exclusive license would be under commercially reasonable terms and conditions to be negotiated in good faith. If the Parties are unable to conclude negotiations within three (3) months, then SQZ’s right to negotiate shall expire and Roche shall have no further obligation to SQZ in this regard.

3.5 Right to Sublicense and Subcontract

Roche and SQZ shall have the right to sublicense their rights and obligations (through multiple tiers) or subcontract their obligations to Third Parties, in each case subject to such Third Parties being subject to the applicable terms and conditions of this Agreement, including the confidentiality and assignment of inventions obligations consistent with those set forth in this Agreement; provided, however, to the extent a license from Roche to any Affiliate or Third Party is required under any intellectual property rights that are the subject of the MIT License, Roche shall not have the right to grant such sublicense and Roche shall request SQZ to grant a license directly to such Affiliate or Third Party and SQZ shall grant such license within the scope of the licenses granted to Roche hereunder. The Party granting the sublicense or subcontract shall remain primarily responsible for the actions and/or omissions of its sublicensees and subcontractors.

3.6 MIT License

Roche acknowledges that the SQZ Patent Rights include Patent Rights licensed to SQZ pursuant to the MIT License. SQZ shall maintain in full force and effect the MIT License.

3.7 Exclusivity

During the Initiation Term, SQZ shall work exclusively with Roche on Antigens and TCL in the Field. [********]. SQZ shall continue to work exclusively with Roche on any Licensed Product and any Antigen contained in such Licensed Product in the Field [********].

[***] Certain information in this document has been excluded pursuant to Regulation S-K, Item 601(b)(10). Such excluded information is not material and would likely cause competitive harm to the registrant if publicly disclosed.

3.8 Right of First Refusal

[********]

3.9 License to Other Collaboration Inventions.

Subject to the licenses and exclusivity provisions contained in this Agreement, SQZ hereby grants to Roche a non-exclusive, fully-paid, perpetual, irrevocable license, including the right to sublicense through multiple tiers, under any Other Collaboration Inventions owned by SQZ (including any intellectual property rights therein) for any and all uses. Subject to the licenses and exclusivity provisions contained in this Agreement, Roche hereby grants to SQZ a non-exclusive, fully-paid, perpetual, irrevocable license, including the right to sublicense through multiple tiers, under any Other Collaboration Inventions owned by Roche (including any intellectual property rights therein) for any and all uses. To the extent any Other Collaboration Inventions are jointly owned, subject to the licenses and exclusivity provisions contained in this Agreement, each Party shall be free to Exploit such jointly owned Other Collaboration Invention without duty of accounting to the other Party.

4. Options

4.1 Option Exercise for Antigen Products

On a Collaboration Product-by-Collaboration Product basis and SQZ Product-by-SQZ Product basis, Roche may exercise the Roche Antigen Option within the Option Period. For any Collaboration Product or SQZ Product to which Roche does not exercise the Roche Antigen Option, SQZ shall retain all rights to such Products (and SQZ shall have no obligations to Roche with respect to any such Product). Beginning with the second Collaboration Product for which Roche has exercised the Roche Antigen Option and every other (i.e. alternating) Collaboration Product for which Roche has exercised the Roche Antigen Option thereafter (each an “Eligible Collaboration Product”), SQZ may exercise the SQZ Option within [********] following Roche’s exercise of the Roche Antigen Option.

Example 1: Roche has exercised the Roche Antigen Option for the Initial Collaboration Product (HPV). Thereafter, SQZ may exercise the SQZ Option for the second, fourth, sixth, and so forth exercise of the Roche Antigen Option regarding a Collaboration Product, with each of the second, fourth, sixth, and so forth Collaboration Products being an Eligible Collaboration Product.

Example 2: Roche has not exercised the Roche Antigen Option for the Initial Collaboration Product (HPV), but exercises the Roche Antigen Option for the next Collaboration Product thereafter. Then, after such Collaboration Product, SQZ may exercise the SQZ Option for the second, fourth, sixth, etc. exercise of the Roche Antigen Option regarding a Collaboration Product, with each of the second, fourth, sixth, and so forth Collaboration Products being an Eligible Collaboration Product.

[***] Certain information in this document has been excluded pursuant to Regulation S-K, Item 601(b)(10). Such excluded information is not material and would likely cause competitive harm to the registrant if publicly disclosed.

4.2 Option Exercise for TCL Products

Roche may exercise the Roche TCL Option within the Option Period. If Roche does not exercise the Roche TCL Option, then SQZ shall retain all rights to TCL Products (and SQZ shall have no obligations to Roche with respect to any such TCL Products).

5. Diligence

Each Party shall use Commercially Reasonable Efforts to conduct its activities under each Collaboration Plan. In the event that Roche desires exploratory research to be conducted on a potential Antigen prior to nominating such Antigen as a Collaboration Antigen to determine if such antigen is compatible with the SQZ Platform, SQZ shall use Commercially Reasonable Efforts to perform such exploratory research on such potential Antigen suggested by Roche. Roche shall use Commercially Reasonable Efforts to further develop and commercialize each Licensed Product in at least one Indication for each such Licensed Product. For any Collaboration Product for which SQZ exercises the SQZ Option or any SQZ Product for which Roche exercises the Roche Antigen Option, SQZ shall use Commercially Reasonable Efforts to further develop and commercialize each such Shared Product in at least one Indication for each such Shared Product. If Roche has exercised the Roche TCL Option, then each Party shall use Commercially Reasonable Efforts to further develop and commercialize at least one TCL Product.

6. Research and Development

6.1 Conduct of the Research and Development Program

6.1.1 Scope

Roche and SQZ shall conduct mutually agreed Research and Development Programs pursuant to the Collaboration Plans. The activities conducted in connection with the Research and Development Programs will be overseen by the JSC.

6.1.2 Collaboration Plan

The Parties have prepared an initial Collaboration Plan for the Initial Collaboration Product and the research activities for TCL and improvements to antigen presenting cells that is attached to the Agreement as Appendix 1.20.

Unless decided otherwise by the JSC, each initial Collaboration Plan for additional Collaboration Products, Roche Products, SQZ Products and TCL Products will be drafted by the JRDT and presented to the JSC for approval. Subsequently, each Collaboration Plan will be updated annually by the JRDT and approved by the JSC. No later than [********] before the beginning of each Calendar Year, the JSC shall review each Collaboration Plan and may approve amendments the Collaboration Plan. Any such changes shall be reflected in written amendments to the Collaboration Plan.

Each Collaboration Plan will set forth (a) the scope of the Research and Development Program and the resources that will be dedicated to the activities contemplated within the scope of the Research and Development Program, including the responsibilities of each Party, (b) specific objectives for each year, which objectives will be updated or amended, as appropriate, by the JSC as research progresses, and (c) any reimbursable or shared expenses for such activities.

[***] Certain information in this document has been excluded pursuant to Regulation S-K, Item 601(b)(10). Such excluded information is not material and would likely cause competitive harm to the registrant if publicly disclosed.

6.1.3 Technology Transfer

The Parties shall cooperate with each other to transfer materials necessary or useful to enable the Parties to complete the activities envisioned under this Agreement. For example, Roche will need to be provided with embodiments of the SQZ Platform and Microfluidic Chips for its development and regulatory needs to perform its responsibilities under the Agreement.

6.2 Initial Collaboration Product

HPV is the Collaboration Antigen for the first Collaboration Product for which a mutually agreed Collaboration Plan is attached to this Agreement (“Initial Collaboration Product”).

6.3 Additional Products

6.3.1 First Year Post PoC

Within [********] after Clinical PoC and availability of the Clinical PoC Report for the Initial Collaboration Product (or if earlier, within [********] after Clinical PoC and availability of the Clinical PoC Report for the first Collaboration Product other than the Initial Collaboration Product; “First PoC”), the Parties through the JSC shall use Commercially Reasonable Efforts to select at least one (1) and a maximum of two (2) additional Antigen Products to become Collaboration Products and initiate the corresponding Collaboration Plans within [********] after First PoC. If two (2) or more Antigen Products of mutual interest are identified but the Parties are unable to agree on the selection of Collaboration Products, then Roche shall have the final say on which Antigen Products are selected to become Collaboration Products and whether one (1) or two (2) Collaboration Products are selected.

6.3.2 Remaining Initiation Term

After the [********] period following First PoC and for each year for the duration of the Initiation Term, the Parties may select additional Antigen Products as Collaboration Products and initiate corresponding Collaboration Plans. Within [********] after each anniversary of First PoC, the Parties through the JSC may select any number of Collaboration Products and initiate corresponding Collaboration Plans within [********] from such anniversary. For those Antigen Products for which there is no agreement to select as Collaboration Products, each proposing Party may select such Antigen Product(s) as SQZ Product(s) or Roche Product(s), as the case may be, and initiate corresponding Collaboration Plans for SQZ Products or Roche Products, as applicable, within [********] after such anniversary. For any Antigen Product selected as a SQZ Product, Roche Product or Collaboration Product, as applicable, but for which no development activities are initiated within such twelve (12) month period, such Antigen Product shall no longer be deemed a SQZ Product, Roche Product or Collaboration Product, as applicable, and shall once again be available to be proposed at a later date during the Initiation Term as a Collaboration Product. If, within [********] after each anniversary of First PoC, more than two (2) Collaboration Products, SQZ Product(s) or Roche Product(s) are selected, then SQZ shall use Commercially Reasonable Efforts to initiate corresponding Collaboration Plans within [********] from such anniversary. If SQZ has, in its own determination, a limited capacity to initiate more than two (2) Collaboration Plans, then SQZ shall prioritize additional Products as follows: Collaboration Products first, a Roche Product next, then a SQZ Product, and thereafter an alternating Roche Product followed by a SQZ Product, until capacity is reached.

[***] Certain information in this document has been excluded pursuant to Regulation S-K, Item 601(b)(10). Such excluded information is not material and would likely cause competitive harm to the registrant if publicly disclosed.

6.3.3 Expiry of Initiation Term

For the avoidance of doubt, following expiry of the Initiation Term, if an Antigen or Antigen Product has not been selected as a Collaboration Product, Roche Product or SQZ Product during the Initiation Term, either Party shall be free to research, develop and/or commercialize such Antigen or Antigen Product outside the activities under this Agreement and shall have no obligations to the other Party with respect thereto.

6.3.4 Collaboration Products containing multiple Antigens

Prior to [********] First PoC [********] the Parties shall only pursue single Antigen Collaboration Products. [********] First PoC and thereafter the procedure under 6.3.2 (Remaining Initiation Term) may also include the selection of more than one Antigen in a Product (i.e. Collaboration Product, SQZ Product or Roche Product); provided that the selection of more than one Antigen in a Product shall require the mutual consent of the Parties (i.e., no multi-Antigen Product may be a Collaboration Product, Roche Product or SQZ Product without the mutual written agreement of the Parties); provided that if the Parties do not reach mutual consent with respect to selection of more than one Antigen in a Product, such dispute shall be resolved in accordance with the arbitration provisions set forth in Section 23.3.

6.3.5 Failed Products; Abandoned or Discontinued Products

If a Collaboration Plan for an Antigen Product is terminated and either Party, during the Initiation Term, proposes the initiation of a new Collaboration Plan for such terminated Antigen Product, then the nomination of a Collaboration Product, SQZ Product or Roche Product shall apply as under Sections 6.3.1, 6.3.2 and 6.3.4, provided that the payment for initiation of a Collaboration Plan under Section 12.4.1 shall be waived for the relevant Antigen Product and to the extent any milestone payments were already paid for such terminated Antigen Product under Sections 12.4.2, 12.4.3, 12.5 or 12.6, such milestones shall be reduced by [********] for the replacement Antigen Product. In the event a new Collaboration Plan for such terminated Antigen Product is not proposed during the Initiation Term, following the Initiation Term such Antigen and Antigen Product shall not be deemed a Collaboration Antigen, Roche Antigen, SQZ Antigen, Collaboration Product, SQZ Product and/or Roche Product, as applicable. For clarity, developing one or more backups to an Antigen Product and replacing the lead Antigen Product with such a backup does not constitute the termination of a Collaboration Plan but rather a continuation of the same Collaboration Plan.

6.3.6 Products containing Proprietary Antigens

If a Party wants to propose the use of an Antigen that is subject to terms and conditions imposed by a Third Party (a “Third Party Antigen”), then the Parties shall discuss such terms and conditions at the JSC. If the JSC selects such Antigen for use in a Collaboration Product, then the Parties shall agree on the Parties obligations with respect to the imposed terms and conditions and how such terms and conditions will be satisfied and by which Party or Parties. If there is no agreement, then (a) after the [********] period following First PoC, the Party proposing the Antigen may select such Antigen to be that Party’s Antigen Product, i.e., a SQZ Product or Roche Product, as applicable, and such Party shall be solely responsible for satisfying the imposed terms and conditions, provided that Roche shall only have the right to exercise the Roche Antigen Option with respect to such SQZ Product if Roche agrees to the terms and conditions of the Third Party agreement related to the Third Party Antigen for the Roche Territory (including, if applicable, the inability for Roche to obtain commercialization rights to such Third Party Antigen in the Roche Territory, provided that SQZ had used best efforts to obtain sublicensable worldwide commercialization rights when negotiating such Third Party agreement), and (b) during the [********] period following First PoC, no such Third Party Antigen may be selected.

[***] Certain information in this document has been excluded pursuant to Regulation S-K, Item 601(b)(10). Such excluded information is not material and would likely cause competitive harm to the registrant if publicly disclosed.

6.3.7 Duration

The first Research and Development Program shall commence on the Effective Date. Each Research and Development Program shall continue, unless earlier terminated as provided for herein, through the completion of such Research and Development Program.

6.3.8 Extension

The Initiation Term may be extended with written agreement of both Parties. In such case, the Parties shall negotiate in good faith the terms of any such extension.

6.4 Reports, Audits and Records

6.4.1 Reports and Audits

At least [********] during the conduct of a Collaboration Plan, each Party shall prepare and provide to the JSC a detailed written report summarizing the progress of the work performed by such Party in the course of the Research and Development Program during the preceding [********]. A slide deck presentation and/or the JRDT minutes can serve as a progress report for the relevant period of time. Promptly upon completion of a Collaboration Plan, each Party shall provide a final written report summarizing its activities under the Research and Development Program and the results thereof. Upon the written request of a Party and not more than once in each [********], the other Party shall permit the requesting Party, at the requesting Party’s expense, to have access during normal business hours to those records of the other Party that may be necessary to verify the basis for any payments hereunder, upon at least [********] prior written notice to the other Party.

6.4.2 Research Records

Each Party shall maintain records of the Research and Development Program (or cause such records to be maintained) in sufficient detail and in good scientific manner as will properly reflect all work done and results achieved by or on behalf of such Party in the performance of the Research and Development Program. All laboratory notebooks shall be maintained for no less than the term of any Patent Rights issuing therefrom.

7. Regulatory

7.1 SQZ Responsibility

SQZ shall be solely responsible for all regulatory affairs related to the SQZ Platform and/or Microfluidic Chip for use in the treatment of human diseases and conditions in the Territory, including the preparation and filing of applications for Regulatory Approval, as well as any or all governmental approvals required to develop, have developed, make, have made, use, have used, manufacture, have manufactured, import, have imported, sell and have sold the SQZ Platform and Microfluidic Chips for use in the treatment of human diseases and conditions.

Prior to Clinical PoC for a given Collaboration Product, Roche Product, TCL Product or SQZ Product, SQZ shall be solely responsible for all regulatory affairs related to such Product for use in the treatment of human diseases and conditions in the Territory, including the preparation and filing of INDs. SQZ shall be responsible for pursuing, compiling and submitting all regulatory

[***] Certain information in this document has been excluded pursuant to Regulation S-K, Item 601(b)(10). Such excluded information is not material and would likely cause competitive harm to the registrant if publicly disclosed.

filing documentation for, and for interacting with Regulatory Authorities with respect to such INDs; provided that (a) for Collaboration Products, and TCL Products, SQZ shall only file an IND following a good faith effort to reach consensus with the JSC and (b) SQZ shall only file an IND for Roche Products pursuant to the JSC reaching consensus to do so.

For all completed study reports necessary for development and Regulatory Approval of Products, SQZ shall provide necessary documentation Controlled by SQZ to confirm data reliability, as required by Article 43 of the Japanese Pharmaceutical Affairs Law Enforcement Regulations and related notifications, including, but not limited to original author signatures, raw data lists, and GLP and GCP compliance information. SQZ shall update Roche at each JSC meeting of all regulatory interactions and progress with respect to the foregoing activities. SQZ shall supply Roche with a copy of all material communications related to Product to or from Regulatory Authorities for all countries of the Territory mutually agreed upon by the Parties. Upon the request of Roche, SQZ shall supply Roche with a copy of all communications to or from such Regulatory Authorities that are necessary for the development and Regulatory Approval of Products.

7.2 Roche Responsibility

Following Clinical PoC for a given Licensed Product (other than Shared Products in the SQZ Territory), Roche shall be solely responsible for all regulatory affairs related to such Licensed Products in the Field in the Territory including preparation and filing of INDs and applications for Regulatory Approvals. Roche shall be responsible for pursuing, compiling and submitting all regulatory filing documentation, and for interacting with regulatory agencies, for all such INDs and Regulatory Approvals. Roche shall consult with SQZ on regulatory matters with regards to such Licensed Products and SQZ shall have observer rights in all interactions with Regulatory Authorities in the US, EU (and individual country Regulatory Authorities in the EU) and China. Prior to Roche’s starting Clinical Study enrollment activities with regard to Licensed Products, SQZ shall transfer to Roche all relevant historical clinical safety data Controlled by SQZ that are necessary for development or Regulatory Approval of such Licensed Products. Any such safety information on serious adverse events shall be provided in CIOMS format and safety information on non-serious adverse events shall be provided in English Line Listing format.

7.3 Responsibility for Shared Products

Following exercise of the SQZ Option for a given Shared Product or the Roche Antigen Option for a given Shared Product, the Party assigned responsibility for conducting the global Clinical Study shall be solely responsible for all regulatory affairs related to such Shared Product for use in the treatment of human diseases and conditions in the Territory, including the preparation and filing of INDs and applications for Regulatory Approvals. If Roche is responsible for conducting the global Clinical Study, then SQZ shall transfer all INDs with respect to the Shared Product to Roche at a time to be agreed after exercise of the SQZ Option or Roche Antigen Option, as applicable. The Party responsible for conducting the global Clinical Study shall be responsible for pursuing, compiling and submitting all regulatory filing documentation for, and for interacting with Regulatory Authorities with respect to such INDs and Regulatory Approvals in the SQZ Territory. Such Party shall consult with the other Party on such regulatory matters with regards to such Shared Products in the SQZ Territory and the other Party shall have observer rights in all interactions with Regulatory Authorities in countries where it has commercialization rights (i.e., SQZ in the SQZ Territory, and Roche in the Roche Territory), and in any case at least in the US, EU and China.

Following Filing for a Shared Product, Roche shall have the right and responsibility for all regulatory affairs related to such Shared Product in the Roche Territory; and SQZ shall have the right and responsibility for all regulatory affairs related to such Shared Product in the SQZ Territory.

[***] Certain information in this document has been excluded pursuant to Regulation S-K, Item 601(b)(10). Such excluded information is not material and would likely cause competitive harm to the registrant if publicly disclosed.

7.3.1 If Roche has conducted the global Clinical Study

Within [********] after Filing for a Shared Product in the SQZ Territory, if applicable, Roche shall transfer to SQZ all relevant historical clinical raw and safety data related to all such countries where the global Clinical Study has taken place according to the Collaboration Plan. Roche shall transfer and assign to SQZ all INDs in the SQZ Territory in its possession and control. Prior to the transfer, Roche shall provide to SQZ copies of all material correspondence with the FDA. In addition, Roche shall transfer and assign to SQZ any regulatory dossiers containing information necessary or useful to SQZ in connection with its Filings of Shared Product to the FDA, including, but not limited to Clinical Study dossiers, regulatory correspondence, and Regulatory Authority meeting minutes.

7.3.2 If SQZ has conducted the global Clinical Study

Within [********] days after Filing for a Shared Product in countries within the Roche Territory, if applicable, SQZ shall transfer to Roche all relevant historical clinical raw and safety data related to all such countries where the global Clinical Study has taken place according to the Collaboration Plan. SQZ shall transfer and assign to Roche all INDs in the Roche Territory in its possession and control. Prior to the transfer, SQZ shall provide to Roche copies of all material correspondence with the applicable Regulatory Authorities. In addition, SQZ shall transfer and assign to Roche any regulatory dossiers containing information necessary or useful to Roche in connection with its Filings of Shared Product to the applicable Regulatory Authorities, including, but not limited to Clinical Study dossiers, regulatory correspondence, and Regulatory Authority meeting minutes.

7.4 Rights of Reference

Each Party hereby grants to the other Party the right to reference all INDs and regulatory materials in its possession and Control necessary for seeking Regulatory Approval of a Licensed Product solely in connection with each Party’s exercise of the licenses granted to it hereunder. In addition, each Party hereby grants to the other Party the right to reference any regulatory dossiers in its possession and Control containing information necessary for the development and Regulatory Approval of Licensed Products solely in connection with each Party’s exercise of the licenses granted to it hereunder, including, but not limited to, Clinical Study dossiers, regulatory correspondence, Regulatory Authority meeting minutes and study reports from completed non-clinical and clinical studies. All documentation is to be provided in English.

7.5 Reporting Adverse Events

The Parties mutually agree to execute a separate Pharmacovigilance Agreement as deemed applicable specifying the procedures and timeframes for compliance with the Applicable Laws pertaining to safety reporting of the Licensed Product(s) and their related activities.

[***] Certain information in this document has been excluded pursuant to Regulation S-K, Item 601(b)(10). Such excluded information is not material and would likely cause competitive harm to the registrant if publicly disclosed.

8. Development

8.1 Development Prior to Option Exercise

8.1.1 Pre-Clinical Research Activities

After initiation of a Collaboration Plan, SQZ shall have responsibility for the conduct and execution of all pre-clinical research activities for Roche Products, SQZ Products, Collaboration Products and TCL Products in accordance with the applicable Collaboration Plan.

8.1.2 Development Prior to Clinical PoC

SQZ shall have responsibility for the conduct and execution of all development activities prior to Clinical PoC (e.g, GLP toxicology, IND, Phase I Studies/Clinical PoC studies) for Roche Products, SQZ Products, Collaboration Products and TCL Products in accordance with the applicable Collaboration Plan subject to the applicable sharing of Development Costs.

8.2 Development after Option Exercise, Development of Roche Products

8.2.1 Unshared Products, Roche Products and TCL Products after First TCL Opt Out

Roche shall have responsibility at its own cost for the conduct of all clinical development in accordance with the applicable Collaboration Plan for Unshared Products, Roche Products and TCL Products after First TCL Opt Out. SQZ shall transfer all INDs with respect to such Products to Roche at a time to be agreed after exercise of the Roche Antigen Option, Roche TCL Option or First TCL Opt Out, as applicable. Roche shall keep SQZ informed of clinical development activities and share the Collaboration Plan through the JSC. Roche shall be responsible for all decision making with respect to clinical development. Roche shall consult with SQZ on regulatory matters with regards to Licensed Products and SQZ shall have observer rights in all interactions with US regulatory authorities.

8.2.2 Shared Products

The Parties anticipate that clinical development for Shared Products will occur through global Clinical Studies with one Party running a global Clinical Study. At least [********] prior to the anticipated start of a first Clinical Study after exercise of the SQZ Option for a Shared Product or Roche Antigen Option for a Shared Product, as applicable, the Parties, through the JSC, shall discuss whether Roche, SQZ or both Parties jointly shall have responsibility for the conduct of all clinical development for such Shared Product. Roche shall have final say on which Party would run each global Clinical Study. Such global Clinical Study shall be conducted in accordance with the applicable Collaboration Plan and subject to both Parties sharing Development Costs. The Parties shall strive to establish a global Collaboration Plan that benefits both Parties in their respective regions for commercialization.

After first Regulatory Approval for a given Shared Product, to the extent that one Party wishes to conduct Clinical Studies in an Indication that the other Party does not wish to co-fund for such Shared Product, the Party wishing to conduct such Clinical Study may do so at its own expense. The other Party shall have the right (but not the obligation) to access the Clinical Study data of such studies that it did not co-fund for purposes of filing for Regulatory Approval in their commercialization region by paying [********] of the Development Costs incurred by the Party owning such clinical study data. For clarity, conduct of Clinical Studies in non-oncology indications shall require mutual agreement of the Parties.

[***] Certain information in this document has been excluded pursuant to Regulation S-K, Item 601(b)(10). Such excluded information is not material and would likely cause competitive harm to the registrant if publicly disclosed.

8.2.3 TCL Products

Roche shall have responsibility for the conduct of all clinical development for TCL Products in accordance with the applicable Collaboration Plan subject to the applicable sharing of Development Costs. SQZ shall transfer all INDs with respect to TCL Products in the Territory to Roche at a time to be agreed after exercise of the Roche TCL Option.

8.2.4 Shared Products and TCL Products in combination with Roche products

With regards to Shared Products and Licensed TCL Products that are combined with Roche products (i.e., that Roche owns or controls, other than Licensed Products) in Clinical Studies, all regulatory filings shall be held in Roche’s name, and Roche shall lead all interactions with Regulatory Authorities. Roche will provide advance copies of any correspondence with a Regulatory Authority for which there is any issue or question about such Licensed Product. In all cases, SQZ will have the right (but not obligation) to participate in and attend discussions with Regulatory Authorities related to such Licensed Product in the SQZ Territory.

8.2.5 Exchange of Information

The Parties shall disclose and make available to each other all data and information Controlled by such Party that is necessary to enable the other Party to conduct development of the Products and, solely as to SQZ, the SQZ Platform and the Microfluidic Chips.

9. Governance

9.1 General

In general, the Parties intend to govern this collaboration through empowered joint committees and teams that operate by consensus while making its decisions with speed. The Parties recognize that there may be exceptions to this principle where reaching consensus isn’t possible and one Party will need to make a final decision on a given matter in order to preserve the importance of progressing with speed.

9.2 Joint Steering Committee

Within [********] after the Effective Date, the Parties shall establish a JSC that will monitor and provide strategic oversight of the research and development activities under this Agreement and facilitate communications between the Parties.

9.2.1 Members

The JSC shall be composed of [********] persons (each member of a committee, a “Member”). [********] shall be entitled to appoint [********] Members with appropriate seniority and functional expertise. Each Party may replace any of its Members and appoint a person to fill the vacancy arising from each such replacement. A Party that replaces a Member shall notify the other Party at least [********] prior to the next scheduled meeting of the JSC. Both Parties shall use reasonable efforts to keep an appropriate level of continuity in representation. Both Parties may invite a reasonable number of additional experts and/or advisors to attend part or the whole JSC meeting with prior notification to the JSC; provided that such participants shall have no voting authority at the JSC, provided further that if such non-member is a Third Party, then such Third Party shall be subject to the prior approval of the other Party and such Third Party shall be under obligations of confidentiality and non-use regarding Confidential Information and assignment of inventions that are substantially the same as those undertaken by the Parties pursuant to this Agreement. Members may be represented at any meeting by another person designated by the absent Member. Until there is a first Licensed Product, the JSC shall have two (2) co-chairpersons, one from each Party. After there is a first Licensed Product, the JSC shall be chaired by a Roche Member. The role of the co-chairpersons or

[***] Certain information in this document has been excluded pursuant to Regulation S-K, Item 601(b)(10). Such excluded information is not material and would likely cause competitive harm to the registrant if publicly disclosed.

chairperson, as applicable, shall be to convene and preside at meetings of the JSC, as applicable, to prepare and circulate agendas and to ensure the preparation, distribution and approval of minutes. The co-chairpersons shall have no additional powers or rights beyond those held by the other JSC representatives. Each Party may replace its co-chairperson at any time upon written notice to the other Party.

9.2.2 Responsibilities of the JSC

In addition to its overall responsibility for monitoring and providing strategic oversight with respect to the Parties’ activities under this Agreement, the JSC shall in particular have the responsibility and authority to:

(a)

create and disband the JRDT and other JOTs when deemed appropriate (provided, however that the timing for creating the JRDT and other JOTs must be agreed upon by both Parties and are not subject to final decision by either Party);

(b)

establish and set expectations and activities for the JRDT and other JOTs (provided, however that the allocation of responsibilities among the teams must be agreed upon by both Parties and are not subject to final decision by either Party);

(c)	oversee the JRDT and other JOTs;

(d)

discuss and approve Collaboration Plans as established and presented by the JRDT for additional Collaboration Products, Roche Products, SQZ Products and TCL Products, including timelines, date of Initiation and criteria for decision points and Clinical PoC criteria, provided, however, that with respect to Roche Products, Roche has final decision making authority at the JSC, which is not subject to final decision by SQZ;

(e)

revise and approve any revisions to a Collaboration Plan as established and presented by the JRDT, including budget, for the current and the subsequent two (2) Calendar Years (or three (3) Calendar Years for Licensed Products) if Development Costs will be shared during that period (provided, however that Clinical PoC criteria for Collaboration Products, and TCL Products must be agreed upon by both Parties and are not subject to final decision by SQZ);

(f)	review and oversee the execution of Collaboration Plans;

(g)	review and oversee exploratory research related to TCL and potential Antigens suggested by Roche;

(h)	discuss and approve plans for additional research outside Collaboration Plans, including improvements to antigen-presenting cells;

(i)

approve criteria for BBS in the same form or similar form to Initial Antigen Product BBS criteria set forth in Appendix 1.9 for a given Antigen Product or TCL Product at least six (6) months prior to the anticipated BBS for such Antigen Product or TCL Product (approval of criteria for a TCL Product requires mutual consent of both Parties and is not subject to final decision by SQZ), as applicable and determine whether criteria have been met;

(j)	approve criteria for entry into human for a given Antigen Product or TCL Product at least six (6) months prior to the anticipated Initiation of a first Phase I Study;

(k)	monitor the development of Licensed Products in the Field;

(l)	monitor implementation of the transfer to Roche of the SQZ Platform and Microfluidic Chips to Roche for use with Licensed Products through the JRDT;

[***] Certain information in this document has been excluded pursuant to Regulation S-K, Item 601(b)(10). Such excluded information is not material and would likely cause competitive harm to the registrant if publicly disclosed.

(m)	monitor and implement the transfer of Licensed Products to Roche, in accordance with the terms of this Agreement;

(n)	recommend action items to its respective decision making bodies;

(o)	attempt to resolve any disputes on an informal basis; and

(p)

perform such other functions as appropriate, and direct each JOT to perform such other functions as appropriate, to further the purposes of this Agreement, in each case as agreed in writing by the Parties (with neither Party having a casting vote thereon).

The JSC shall have no responsibility and authority other than that expressly set forth in this Section 9.2.2.

9.2.3 Meetings

The JSC shall meet at least [********] during the Agreement Term unless the Parties mutually agree in writing to a different frequency for such meetings. No later than [********] prior to any meeting of the JSC, the co-chairpersons or chairperson, as applicable, of the JSC shall prepare and circulate an agenda for such meeting; provided, however, that either Party may propose additional topics to be included on such agenda. Either Party may also call a special meeting of the JSC (by videoconference, teleconference or in person) by providing at least [********] prior written notice to the other Party if such Party reasonably believes that a significant matter must be addressed prior to the next scheduled meeting, in which event such Party shall work with the co-chairpersons or chairperson, as applicable, of the JSC and the Alliance Directors of both Parties to provide the members of the JSC no later than [********] prior to the special meeting with an agenda for the meeting and materials reasonably adequate to enable an informed decision on the matters to be considered. The JSC may meet in person, by videoconference or by teleconference. Notwithstanding the foregoing, at least [********] meetings per Calendar Year shall be in person unless the Parties mutually agree in writing to waive such requirement. In -person JSC meetings will be held at locations selected by SQZ or Roche, on an alternating basis. Each Party will bear the expense of its respective JSC members’ and non-JSC members’ participation in JSC meetings. Meetings of the JSC shall be effective only if at least [********] of each Party (excluding the Alliance Director) is present or participating in such meeting.

9.2.4 Minutes

JSC meetings shall be summarized in reasonably detailed written minutes that reflect, without limitation, material decisions made and action items identified at such meetings. During the course of the initial Collaboration Plan and before exercise of the Roche Antigen Option, SQZ will be responsible for preparing such meeting minutes. After Roche exercises the Roche Antigen Option, the co-chairpersons shall be responsible for designating a JRDT member for preparing such meeting minutes. Draft JSC meeting minutes shall be circulated to all meeting participants (JSC and JRDT members) for comment and review within [********] after the relevant meeting. The participants of the JSC shall have [********] to provide comments. The Party preparing the minutes shall incorporate timely received comments and distribute finalized minutes to all Members of the JSC within [********] days of the relevant meeting. The co-chairpersons or chairperson, as applicable, shall recommend the final version of the minutes for approval at the next JSC meeting before its distribution.

[***] Certain information in this document has been excluded pursuant to Regulation S-K, Item 601(b)(10). Such excluded information is not material and would likely cause competitive harm to the registrant if publicly disclosed.

9.2.5 Decisions

9.2.5.1 Decision Making Authority

The JSC shall decide matters within its responsibilities set forth in Section 9.2.2.

9.2.5.2 Consensus; Good Faith

The Members of the JSC shall act in good faith to cooperate with one another and seek agreement with respect to issues to be decided by the JSC. The Parties shall endeavor to make decisions by consensus.

9.2.5.3 Failure to Reach Consensus

If the JSC is unable to decide a matter by consensus, then such matter shall be referred to the Chief Executive Officer of SQZ or equivalent position or his/her nominee and the Head of Roche Partnering or equivalent position or his/her nominee for resolution, who together shall use reasonable and good faith efforts to reach a decision by consensus within [********] after the date such matter is referred to them. If the Parties still fail to reach a decision within such [********] then, [********] Notwithstanding the foregoing, the selection of Antigen Products as Collaboration Products, Roche Products and/or SQZ Products will be as set forth in Sections 6.3.1 and 6.3.2. Any such decision pursuant to this Section 9.2.5.3 shall constitute a decision of the JSC.

9.2.5.4 Exceptions to Final Decision Making Authority

Notwithstanding Section 9.2.5.3, neither Party shall have the final decision making authority to amend, modify or waive any term of this Agreement.

9.3 Alliance Director

Each Party shall appoint one person to be its point of contact with responsibility for facilitating communication and collaboration between the Parties (each, an “Alliance Director”). The Alliance Directors shall be permanent participants at the JSC meetings (but not members) and may attend JRDT and other JOT meetings, and JCC meetings, as appropriate. The Alliance Directors shall facilitate resolution of potential and pending issues and potential disputes to enable the JSC to reach consensus and avert escalation of such issues or potential disputes.

9.4 Information Exchange

During the Agreement Term, SQZ and Roche shall exchange the information in relation to its activities under this Agreement through the JSC and SQZ and Roche may ask reasonable questions in relation to the above information and offer advice in relation thereto. SQZ shall give due consideration to Roche’s input. The JSC may determine other routes of information exchange.

[***] Certain information in this document has been excluded pursuant to Regulation S-K, Item 601(b)(10). Such excluded information is not material and would likely cause competitive harm to the registrant if publicly disclosed.

9.5 Joint Commercialization Committee

Approximately [********] before Regulatory Approval of the first Shared Product or at an earlier time as deemed appropriate by the JSC, the Parties shall establish a JCC to oversee the commercialization activities of Shared Products under this Agreement, if deemed necessary. The JCC shall continue until such time that no Shared Products or TCL Products are or will be commercialized.

9.5.1 Members

The JCC shall be composed of [********] Members. Roche and SQZ each shall be entitled to appoint [********] Members, as applicable, with appropriate seniority and expertise in commercialization. Each Party may replace any of its Members and appoint a person to fill the vacancy arising from each such replacement. A Party that replaces a Member shall notify the other Party at least [********] prior to the next scheduled meeting of the JCC. Both Parties shall use reasonable efforts to keep an appropriate level of continuity in representation. Both Parties may invite a reasonable number of additional experts and/or advisors to attend part or the whole JCC meeting with prior notification to the JCC; provided that such participants shall have no voting authority at the JCC, provided further that if such non -member is a Third Party, then such Third Party shall be subject to the prior approval of the other Party and such Third Party shall be under obligations of confidentiality and non-use regarding Confidential Information and assignment of inventions that are substantially the same as those undertaken by the Parties pursuant to this Agreement. Members may be represented at any meeting by another person designated by the absent Member. The chairperson shall be a Roche Member.

9.5.2 Responsibilities of the JCC

The JCC shall have the responsibility and authority to:

(a)	revise and approve any revisions to the global commercialization plan;

(b)	review and oversee the execution of the global commercialization plan;

(c)	establish timelines and criteria for decision points;

(d)	determine whether criteria have been met;

(e)	create, disband and oversee one or more JOTs for commercialization activities as deemed appropriate;

(f)	establish and set expectations and mandates for the JOTs created by the JCC;

(g)	monitor and implement the transfer of the SQZ Platform and Microfluidic Chip to Roche for use in Licensed Products; and

(h)	attempt to resolve any disputes arising in the course of commercialization activities conducted under this Agreement on an informal basis.

The JCC shall have no responsibility and authority other than that expressly set forth in this Section 9.5.2.

[***] Certain information in this document has been excluded pursuant to Regulation S-K, Item 601(b)(10). Such excluded information is not material and would likely cause competitive harm to the registrant if publicly disclosed.

9.5.3 Meetings

The Chairperson or his/her delegate will be responsible for sending invitations and agendas for all JCC meetings to all Members at least [********] before the next scheduled meeting of the JCC. The venue for the meetings shall be agreed by the JCC. The JCC shall hold meetings at least [********], either in person or by tele-/video-conference, and in any case as frequently as the Members of the JCC may agree shall be necessary, but not more than [********] times a year. The Alliance Director of each Party may attend the JCC meetings as a permanent participant.

9.5.4 Minutes

The chairperson will be responsible for designating a Member to prepare reasonably detailed written minutes of all JCC meetings that reflect, without limitation, material decisions made and action items identified at such meetings and circulate draft meeting minutes to each participant of the JCC for comment and review within [********] after the relevant meeting. The participants of the JCC shall have [********] to provide comments. The Party preparing the minutes shall incorporate timely received comments and distribute finalized minutes to all participants of the JCC within [********] days of the relevant meeting. The chairperson approves the final version of the minutes before its distribution.

9.5.5 Decisions

9.5.5.1 Decision Making Authority

The JCC shall decide matters within its responsibilities set forth in Section 9.5.2.

9.5.5.2 Consensus; Good Faith

The Members of the JCC shall act in good faith to cooperate with one another and seek agreement with respect to issues to be decided by the JCC. The Parties shall endeavor to make decisions by consensus.

9.5.5.3 Failure to Reach Consensus

If the JCC is unable to decide a matter by consensus, then such matter shall escalate to the GPS TA-Head or Global Head GPS for Roche and the Chief Commercial Officer or Chief Executive Officer for SQZ. If the Parties still fail to reach a decision within [********] then, subject to Section 9.2.5.4, [********] Notwithstanding the foregoing, the exceptions to a Party’s decision making authority set forth in Section 9.2.5.4 will apply to the JCC.

9.5.6 Expenses

Each Party shall be responsible for its own expenses including travel and accommodation costs incurred in connection with the JCC.

9.6 Joint Operational Teams

The JSC and JCC shall have the right to establish joint operational teams (each a “JOT”), which shall include but will not be limited to a joint research and development team (the “JRDT”}.

[***] Certain information in this document has been excluded pursuant to Regulation S-K, Item 601(b)(10). Such excluded information is not material and would likely cause competitive harm to the registrant if publicly disclosed.

9.7 Joint Research and Development Team

Within [********] after the Effective Date, the Parties shall establish, through the JSC, a JRDT that shall be responsible to lead and oversee all operational research and development activities under this Agreement, including developing and updating Collaboration Plans. The JRDT shall report progress and status of the Research and Development Programs to the JSC at the JSC meetings.

9.7.1 Members

The JRDT shall be composed of [********] Members. Roche and SQZ each shall be entitled to appoint [********] Members with appropriate seniority and functional expertise. Other functional experts from both Parties may join the JRDT as deemed necessary and appropriate during the course of the collaboration. Each Party may replace any of its Members and appoint a person to fill the vacancy arising from each such replacement. A Party that replaces a Member shall notify the other Party at least [********] prior to the next scheduled meeting of the JRDT. Both Parties shall use reasonable efforts to keep an appropriate level of continuity in representation. Both Parties may invite a reasonable number of additional experts and/or advisors to attend part or the whole JRDT meeting with prior notification to the JRDT; provided that such participants shall have no voting authority at the JRDT, provided further that if such non-member is a Third Party, then such Third Party shall be subject to the prior approval of the other Party and such Third Party shall be under obligations of confidentiality and non-use regarding Confidential Information and assignment of inventions that are substantially the same as those undertaken by the Parties pursuant to this Agreement. Members may be represented at any meeting by another person designated by the absent Member. The JRDT shall have two (2)co-chairpersons, one from each Party. The role of the co-chairpersons shall be to convene and preside at meetings of the JRDT. The co-chairpersons shall prepare and circulate agendas and to ensure the preparation, distribution and approval of minutes. The co-chairpersons shall have no additional powers or rights beyond those held by the other JRDT representatives. Each Party may replace its co-chairperson at any time upon written notice to the other Party.

9.7.2 Meetings

The JRDT shall meet monthly during the period of time during which there is a Collaboration Term in effect unless the Parties mutually agree in writing to a different frequency for such meetings. No later than [********] prior to any meeting of the JRDT, the co -chairpersons of the JRDT shall prepare and circulate an agenda for such meeting; provided, however, that either Party may propose additional topics to be included on such agenda. Either Party may also call a special meeting of the JRDT (by videoconference, teleconference or in person) by providing at least [********] prior written notice to the other Party if such Party reasonably believes that a significant matter must be addressed prior to the next scheduled meeting, in which event such Party shall work with the co-chairpersons of the JRDT and the Alliance Directors of both Parties to provide the members of the JRDT no later than [********] prior to the special meeting with an agenda for the meeting and materials reasonably adequate to enable an informed decision on the matters to be considered. It is expected that the JRDT shall meet by videoconference or by teleconference, but may also meet in person. In-person JRDT meetings will be held at locations selected by SQZ or Roche, on an alternating basis. Each Party will bear the expense of its respective JRDT members’ and non -JRDT members’ participation in JRDT meetings. Meetings of the JRDT shall be effective only if at least [********] JRDT Member of each Party (excluding the Alliance Director) is present or participating in such meeting.

[***] Certain information in this document has been excluded pursuant to Regulation S-K, Item 601(b)(10). Such excluded information is not material and would likely cause competitive harm to the registrant if publicly disclosed.

9.7.3 Minutes

JRDT meetings shall be summarized in reasonably detailed written minutes that reflect, without limitation, material decisions made and action items identified at such meetings. During the course of the initial Collaboration Plan and before exercise of the Roche Antigen Option, SQZ will be responsible for preparing such meeting minutes. After Roche exercises the Roche Antigen Option, the co-chairpersons shall be responsible for designating a JRDT member for preparing such meeting minutes, to alternate between SQZ and Roche. Draft JRDT meeting minutes shall be circulated to all meeting participants for comment and review within [********] after the relevant meeting. The participants of the JRDT shall have [********] to provide comments. The Party preparing the minutes shall incorporate timely received comments and distribute finalized minutes to all Members of the JRDT within [********] days of the relevant meeting. The co-chairpersons shall recommend the final version of the minutes for approval at the next JRDT meeting before its distribution.

9.7.4 Decisions

9.7.4.1 Consensus; Good Faith

The Members of the JRDT shall act in good faith to cooperate with one another and seek agreement with respect to issues to be decided by the JRDT. The Parties shall endeavor to make decisions by consensus.

9.7.4.2 Failure to Reach Consensus

If the JRDT is unable to decide a matter by consensus, then such matter shall escalate to the JSC for resolution.

9.7.5 Expenses

Each Party shall be responsible for its own expenses including travel and accommodation costs incurred in connection with the JRDT.

10. Manufacture and Supply

10.1 SQZ Platform and Microfluidic Chips

SQZ shall be responsible for the clinical and commercial supply of the SQZ Platform and Microfluidic Chips for use in Products in the Field. SQZ shall be responsible for ensuring that SQZ Platform and Microfluidic Chips are supplied with the quality and quantity required to manufacture Licensed Product and support trials and research worldwide according to agreed Collaboration Plans. SQZ shall ensure that all such SQZ Platform and Microfluidic Chips are manufactured in compliance with all Applicable Law. Roche shall have the right to audit compliance by providing reasonable advance notice and no more frequently that [********]. The Parties shall enter into separate manufacturing, supply and quality agreements containing terms and conditions customary for this type of manufacturing and supply arrangements, which terms and conditions shall include appropriate audit rights and appropriate remedies for any failure by SQZ to timely deliver Roche’s clinical or commercial requirements for elements of the SQZ Platform and/or Microfluidic Chips for Licensed Products in the Field, which will include, for defined types of such failures by SQZ, that Roche shall have the right to take over manufacture of the relevant elements of the SQZ Platform and/or Microfluidic Chips, as applicable. Notwithstanding the foregoing, the Parties agree that SQZ is compensated by Roche for Roche’s right to use the SQZ Platform and Microfluidic Chips through the upfront payment, milestones and royalties set forth in this Agreement; the manufacturing, supply and quality agreements are not intended by the Parties to be an additional profit center for SQZ with respect to the SQZ Platform and Microfluidic Chips, i.e. the intent is for the SQZ Platform and Microfluidic Chips to be supplied at FBMC plus the actual cost of shipping such SQZ Platform and Microfluidic Chips.

[***] Certain information in this document has been excluded pursuant to Regulation S-K, Item 601(b)(10). Such excluded information is not material and would likely cause competitive harm to the registrant if publicly disclosed.

10.2 Products before Exercise of the Roche Antigen Option or Roche TCL Option

Prior to Exercise of the Roche Antigen Option or Roche TCL Option for a given Antigen Product or TCL Product, as applicable, other than a Roche Product, SQZ shall be responsible for manufacturing of such Licensed Products throughout the Territory, including through the use of contract manufacturing organizations and suppliers (each a “CMO”) reasonably acceptable to Roche (e.g., Lonza). Within [********] after initiation of the first Phase I Clinical Study for a Licensed Product, the Parties shall review the manufacturing requirements for pivotal studies for such Licensed Product. At that time, Roche shall have an opportunity and SQZ shall support Roche to execute quality systems and, as required, safety, health and environmental (SHE) audits at the CMOs or SQZ facility, as applicable to enable Roche to ensure that such CMOs or SQZ facilities, as applicable, are capable of manufacturing such Licensed Product for registration and commercialization purposes after exercise of the Roche Antigen Option or Roche TCL Option, as applicable.

10.3 Licensed Products

For all Licensed Products other than Shared Products and Roche Products, after exercise of the Roche Antigen Option or Roche TCL Option, as applicable, for such Licensed Product, Roche shall be the sole decision maker for manufacturing Licensed Product world-wide (but, for the avoidance of doubt, not the SQZ Platform or Microfluidic Chips). If Roche decides to establish a different supply chain for such Licensed Product than that established by SQZ for such Licensed Product before exercise of the Roche Antigen Option or Roche TCL Option, as applicable, then the Parties shall undertake a technology transfer, either to Roche or to one or more CMOs chosen by Roche. SQZ shall be responsible for reasonable costs of any such manufacturing process transfer. Roche shall be the sole decision maker for the manufacturing of Licensed Products that are Roche Products (but, for the avoidance of doubt, not the SQZ Platform or Microfluidic Chips).

For all Licensed Products that are Shared Products, after exercise of the Roche Antigen Option for such Licensed Product, Roche shall be the sole decision maker for manufacturing Licensed Product (but, for the avoidance of doubt, not the SQZ Platform or Microfluidic Chips) in the Roche Territory, and SQZ shall be the sole decision maker for manufacturing Licensed Product in the SQZ Territory. Notwithstanding Roche’s sole decision ability, the Parties shall discuss in good faith the selection of the manufacturer(s) (which may be SQZ and/or one or more Third Party contract manufacturers already engaged by SQZ) for manufacturing Licensed Product in the Roche Territory. In connection with the selection of such manufacturer(s), on a Licensed Product -by-Licensed Product basis, the Parties shall jointly evaluate options with the goal of optimizing for attributes such as quality, compliance, costs, reliability and cycle time. In connection with such evaluation, SQZ will identify to Roche its proposed manufacturing facility for the manufacture of Licensed Products (which may be SQZ and/or one or more Third Party contract manufacturers already engaged by SQZ), and the Parties will meet to discuss SQZ’s proposed manufacturing facility and its capabilities to satisfy the supply obligations. If the Parties are unable to agree on the selection of the manufacturer(s) for a given Licensed Product in the Roche Territory, then Roche shall have the right to make the final determination taking into consideration each such manufacturer’s ability and history of delivering quality materials on time and on budget, capacity to meet manufacturing volume requirements, history and capabilities to meet quality and compliance standards, and price and costs for manufacturing services (but without taking into account a desire to maximize utilization of a Roche

[***] Certain information in this document has been excluded pursuant to Regulation S-K, Item 601(b)(10). Such excluded information is not material and would likely cause competitive harm to the registrant if publicly disclosed.

manufacturing facility or other similar factors). If Roche decides to establish a different supply chain for such Licensed Product than that established by SQZ for such Licensed Product before exercise of the applicable Roche Antigen Option, then the Parties shall undertake a technology transfer, either to Roche or to one or more CMOs chosen by Roche and SQZ shall be responsible for reasonable costs of any such manufacturing process transfer.

11.Commercialization

11.1 Responsibility

Roche, in accordance with the applicable global commercialization plan, shall have sole responsibility for commercialization of all Licensed Products in the Roche Territory, and Roche shall book all sales in the Roche Territory. In addition, Roche, in accordance with the applicable global commercialization plan, shall have sole responsibility for commercialization of Unshared Products, Roche Products and Licensed TCL Products in the United States and Roche shall book sales in the United States for such Licensed Products.

For Shared Products, SQZ, in accordance with the applicable global commercialization plan, shall have sole responsibility for commercialization and shall book all sales in the SQZ Territory.

Within [********] after the end of each Calendar Year, Roche shall furnish SQZ with a written report describing Roche’s efforts (other than those efforts overseen by the JCC) during the immediately preceding Calendar Year to commercialize Licensed Products.

11.2 US Promotion Participation and Option

On an Unshared Product-by-Unshared Product basis or Licensed TCL Products basis (provided that neither the First TCL Opt Out nor the Second TCL Opt Out has been exercised), at SQZ’s option, SQZ may elect to participate in the promotional activities for each such Unshared Product or TCL Products, as applicable, in the US (“Co-Promotion Option”). The Co -Promotion Option may be exercised by SQZ for a given eligible Product no later than [********] after data reads out for the first registration Clinical Study for which a label is sought, unless there has been a Change of Control of SQZ. Provided that SQZ has established the relevant infrastructure and personnel, the co-promotion period shall begin on the date that the Parties execute the Co-Promotion Agreement, described further below. SQZ shall have the right to deploy sales representatives in the US for a minimum of [********] and up to [********] of the FTEs needed to support such activities for such Unshared Product or Licensed TCL Products. SQZ shall select the percentage of sales representatives at the time SQZ exercises its co-promotion right and shall retain that percentage for so long as SQZ continues to co-promote the Unshared Product or Licensed TCL Products.

The Parties shall work together to ensure that they maintain efficiency in areas of commercialization activities. The Parties shall participate in joint trainings led by Roche. Roche shall be responsible for developing a launch plan as well as the annual sales plan and sales force sizing for the US.

Roche shall reimburse SQZ for the costs of SQZ’s sales forces related to SQZ’s promotion of such Unshared Product or Licensed TCL Products. Such costs will be calculated on a fully burdened FTE-basis. Compensation for FTE will be at then current market rates, but the SQZ compensation shall not be more than Roche pays its own sales force similarly situated. With regards of Licensed TCL Products, the costs of SQZ’s sales forces shall be considered commercialization costs for the Profit & Loss share calculation.

[***] Certain information in this document has been excluded pursuant to Regulation S-K, Item 601(b)(10). Such excluded information is not material and would likely cause competitive harm to the registrant if publicly disclosed.

SQZ shall have the right to terminate SQZ’s participation in promotion upon [********] notice to Roche.

The Parties shall negotiate in good faith the terms of the definitive co-promotion agreement (“Co-Promotion Agreement”) within [********] after Roche’s receipt of SQZ’s notice that it is electing to participate in US promotion.

12. Payments

12.1 Initiation Payment

Within [********] after the Effective Date and receipt of an invoice from SQZ, Roche shall pay to SQZ forty-five million US dollars (US$45,000,000) in partial consideration for the rights granted by SQZ. Such payment shall be non-creditable against any other payments due hereunder and non-refundable.

12.2 Research Costs

[********].

12.3 Development Costs

12.3.1 Reconciliation of Development Costs

Commencing the first Calendar Quarter immediately following a Party incurring Development Costs for Products under this Agreement for which Development Costs are shared and continuing thereafter so long as a Party incurs Development Costs under this Agreement for which Development Costs are shared, within [********] after the end of each Calendar Quarter during which either Party incurs such Development Costs, each Party shall submit to a finance designee of the other Party a report setting forth a good faith estimate of the Development Costs it incurred in such Calendar Quarter, as detailed in the Collaboration Plan. Within [********] following the end of such Calendar Quarter, each Party shall update such report to reflect the final amount of Development Costs incurred by such Party; provided that if there are any Development Costs incurred in such Calendar Quarter that a Party is unable to timely include in such financial report, then such amount shall be included and reconciled in the financial report in a future Calendar Quarter. Each such report shall specify in reasonable detail costs incurred and shall include reasonably detailed supporting information. Within [********] after receipt of such reports, the finance designees from both Parties shall confer and agree in writing on whether a reconciliation payment is due from one Party to the other Party, and if so, the amount of such reconciliation payment, so that the Parties share Development Costs in accordance with this Section 12.3. The Party required to pay such reconciliation payment shall make such payment to the other Party within [********] after the end of each Calendar Quarter; provided, however, that in the event of any disagreement with respect to the calculation of such reconciliation payment, any undisputed portion of such reconciliation payment shall be paid in accordance with the foregoing timetable and the remaining, disputed

[***] Certain information in this document has been excluded pursuant to Regulation S-K, Item 601(b)(10). Such excluded information is not material and would likely cause competitive harm to the registrant if publicly disclosed.

portion shall be paid within [********] after the date on which the Parties, using good faith efforts, resolve the dispute. Notwithstanding the foregoing, as part of each Collaboration Plan there shall be a budget for the Development Costs for such Collaboration Plan, such costs shall be commercially reasonable and within industry standards. If the actual Development Costs of the Party to whom the activities are allocated in a given Collaboration Plan exceed the Development Costs as per the most recent JSC approved budget for such development activities by more than [********] such Party shall be solely responsible for all costs incurred beyond [********] of the budget for such allocated development activities, and such cost overrun for such activities shall not be shared pursuant to the provisions of this Section 12.3.

12.3.2 Pre-Option Exercise

With respect to development activities under a given Collaboration Plan incurred prior to the exercise of the Roche Antigen Option or Roche TCL Option for such Collaboration Plan, or, with respect to a Roche Product, prior to initiation of a Phase II Study for such Roche Product, the Development Costs (including but not limited to GLP Toxicology, if applicable, or selection of the final Product composition that will be used to complete the final preclinical studies for the IND submission, IND, Phase I Study/Clinical PoC study) incurred in conducting development activities for each such Antigen Product and TCL Product in accordance with the applicable Collaboration Plan shall be shared as follows:

Collaboration Product:	SQZ/Roche	[********]
SQZ Product:	SQZ/Roche	[********]
Roche Product:	SQZ/Roche	[********]
TCL Product:	SQZ/Roche	[********]

[********]. For the avoidance of doubt, FBMC for Phase I Studies and Clinical PoC studies shall be considered Development Costs and subject to the applicable sharing of such Development Costs.

12.3.3 Post-Option Exercise/After Initiation of Phase II Study

12.3.3.1 For Licensed Antigen Products

With respect to development activities under a given Collaboration Plan incurred following the exercise of the Roche Antigen Option for such Collaboration Product, or, with respect to a Roche Product, beginning with initiation of a Phase II Study for such Roche Product, the Development Costs incurred in conducting development activities for each such Licensed Product in accordance with the applicable Collaboration Plan shall be shared as follows:

Unshared Product:	SQZ/Roche	[********]
Shared Product:	SQZ/Roche	[********]
Roche Product:	SQZ/Roche	[********]

12.3.3.2 For TCL Products

With respect to development activities under a given Collaboration Plan incurred following the exercise of the Roche TCL Option, the Development Costs incurred in conducting development activities for TCL Products in accordance with the applicable Collaboration Plan shall be shared as follows:

TCL Products:	SQZ/Roche	[********]

[***] Certain information in this document has been excluded pursuant to Regulation S-K, Item 601(b)(10). Such excluded information is not material and would likely cause competitive harm to the registrant if publicly disclosed.

Notwithstanding the foregoing provisions of this Section 12.3.3.2, (a) within [********] following Roche’s exercise of the Roche TCL Option, SQZ may exercise a right to opt out of sharing the Profit & Loss with regards to all TCL Products in the US (“First TCL Opt Out”) and (b)if SQZ has not exercised its First TCL Opt Out, then within [********] following first filing of an NOA within the US for the first TCL Product, SQZ may exercise a right to opt out of sharing the Profit & Loss with regards to all TCL Products in the US (“Second TCL Opt Out”). In the event that SQZ exercises either the First TCL Opt Out or the Second TCL Opt Out, then with respect to development activities under a given Collaboration Plan for all TCL Products incurred from and after the exercise of either the First TCL Opt Out or the Second TCL Opt Out, the Development Costs incurred in conducting development activities for TCL Products in accordance with the applicable Collaboration Plan shall be shared as follows:

If First TCL Opt Out is Exercised:	SQZ/Roche	[********]
If Second TCL Opt Out is Exercised:	SQZ/Roche	[********]

12.4 Pre- and Early-Clinical Development Event Payments

12.4.1 Payment upon [********]

On an Antigen Product-by-Antigen Product basis, within [********] days after [********] Roche shall pay to SQZ the following amounts:

Product Type	Normal Option (US$ in millions)	Delayed Option (US$ in millions)

[********]	[********]	[********]
[********]	[********]	[********]
[********]	[********]	[********]
[********]	[********]	[********]

Roche shall have the right to delay payment obligations with respect to SQZ Products on a SQZ Product-by-SQZ Product basis by giving written notice no later than [********] after initiation of the corresponding Collaboration Plan (each a “Delayed Option”).

[***] Certain information in this document has been excluded pursuant to Regulation S-K, Item 601(b)(10). Such excluded information is not material and would likely cause competitive harm to the registrant if publicly disclosed.

12.4.2 Pre-Clinical Development Event Payments

12.4.2.1 For Antigen Products

On an Antigen Product-by-Antigen Product basis, within [********] after [********] Roche shall pay to SQZ the following amounts for each such Antigen Product [********]:

Product Type	Normal Option (US$ in millions)	Delayed Option (US$ in millions)

[********]	[********]	[********]
[********]	[********]	[********]
[********]	[********]	[********]
[********]	[********]	[********]

12.4.2.2 For TCL Products

Within [********] after [********] Roche shall pay to SQZ a one-time payment of [********]

12.4.3 [********] Payments

12.4.3.1 For Antigen Products

On an Antigen Product-by-Antigen Product basis, within [********] after the [********] for each such Antigen Product [********] Roche shall pay to SQZ the following amounts:

Product Type	Normal Option (US$ in millions)	If Roche Previously Exercised its Delayed Option for such Antigen Product (US$ in millions)

[********]	[********]	[********]
[********]	[********]	[********]
[********]	[********]	[********]
[********]	[********]	[********]

12.4.3.2 For TCL Products

Within [********] after the Initiation of the [********] Roche shall pay to SQZ [********].

[***] Certain information in this document has been excluded pursuant to Regulation S-K, Item 601(b)(10). Such excluded information is not material and would likely cause competitive harm to the registrant if publicly disclosed.

12.5 Option Exercise Fees

12.5.1 For Roche Antigen Option

On a Licensed Antigen Product-by-Licensed Antigen Product basis, within [********] after Roche has exercised the Roche Antigen Option with regard to each such Licensed Antigen Product, Roche shall pay to SQZ the following amounts:

Licensed Antigen Product	Normal Option Exercise Fee (US$ in millions)	If Roche Previously Exercised its Delayed Option for such Antigen Product (US$ in millions)

[********]	[********]	[********]
[********]	[********]	[********]
[********]	[********]	[********]
[********]	[********]	[********]

12.5.2 For Roche TCL Option

Within [********] after Roche has exercised the Roche TCL Option, Roche shall pay to SQZ [********]. Such amount shall only become payable to SQZ once, even if multiple TCL Products are developed and commercialized.

12.6 [********] Payments for Roche Products

On a Roche Product-by-Roche Product basis, Roche shall pay SQZ [********] for each such Roche Product [********].

12.7 Development and Commercialization Event Payments

Roche shall pay SQZ in relation to the achievements of development and commercialization milestone events with respect to Licensed Products. The development and commercialization milestone payments under this Section 12.7 shall be paid as follows:

On a Licensed Antigen Product-by-Licensed Antigen Product basis, Roche shall pay SQZ the following milestone event payments for the first achievement of each of the corresponding milestone events by each such Licensed Antigen Product:

[***] Certain information in this document has been excluded pursuant to Regulation S-K, Item 601(b)(10). Such excluded information is not material and would likely cause competitive harm to the registrant if publicly disclosed.

Development or Commercialization Event	Unshared Product (US$ in millions)	Roche Product (US$ in millions)	Shared Product (US$ in millions)

[********]	[********]	[********]	[********]
[********]	[********]	[********]	[********]
[********]	[********]	[********]	[********]
[********]	[********]	[********]	[********]
[********]	[********]	[********]	[********]
[********]	[********]	[********]	[********]
[********]	[********]	[********]	[********]
[********]	[********]	[********]	[********]
[********]	[********]	[********]	[********]
[********]	[********]	[********]	[********]

Roche shall pay SQZ the following one-time milestone event payments for the first achievement of each of the corresponding milestone events by the first Licensed TCL Product to achieve such event:

Development or Commercialization Event	First TCL Product if SQZ has Not Exercised the First TCL Opt Out (regardless of whether the Second TCL Opt Out hasbeen exercised) (US$ in millions)	First TCL Product if SQZ has Exercised First TCL Opt Out (US$ in millions)

[********]	[********]	[********]
[********]	[********]	[********]
[********]	[********]	[********]
[********]	[********]	[********]
[********]	[********]	[********]

[***] Certain information in this document has been excluded pursuant to Regulation S-K, Item 601(b)(10). Such excluded information is not material and would likely cause competitive harm to the registrant if publicly disclosed.

[********]	[********]	[********]
[********]	[********]	[********]
[********]	[********]	[********]

*

NOA filing in the EU means either (a) the filing of an NOA in a country of the EU or (b) a filing of an NOA through a centralized procedure in the EU. Regulatory Approval in the EU means either (a)receipt of Regulatory Approval from a country of the EU or (b) receipt of Regulatory Approval from the EMA through a centralized procedure.

Upon reaching development or commercialization events, Roche shall timely notify SQZ and the applicable development or commercialization event payments shall be paid by Roche to SQZ within [********] from occurrence of the applicable event and receipt of an invoice from SQZ.

12.8 Later Achieved Milestones

If, for a given Licensed Antigen Product or Licensed TCL Product, any milestone intended to be triggered by [********] pursuant to Sections 12.4.3, 12.6 and 12.7 is achieved before the achievement of any milestones set forth before such achieved milestone, except for Section 12.5, for the same Licensed Antigen Product or Licensed TCL Product, then upon achievement of such milestone, Roche shall pay to SQZ both the amount due for the achieved milestone in addition to the amount payable for the achievement of milestone(s) set forth before such achieved milestone in such table that have not yet been paid.

For example:

(a)	[********]

(b)	[********].

12.9 Sales Based Events

12.9.1 For Licensed Antigen Products

For each Licensed Product, Roche shall pay SQZ the following one-time milestone event payments for the first achievement of each of the corresponding milestone events by each such Licensed Product to achieve such event:

[***] Certain information in this document has been excluded pursuant to Regulation S-K, Item 601(b)(10). Such excluded information is not material and would likely cause competitive harm to the registrant if publicly disclosed.

Sales Event	Unshared Product (US Dollars in millions)	Roche Product (US Dollars in millions)	Shared Product (US Dollars in millions)

[********]	[********]	[********]	[********]
[********]	[********]	[********]	[********]
[********]	[********]	[********]	[********]
[********]	[********]	[********]	[********]

Within [********] after the end of the Calendar Year in which the Net Sales of the Licensed Antigen Product in the Territory first reach the respective Net Sales threshold, irrespective of whether or not the previous sales based event payment was triggered by the same or by a different Licensed Antigen Product, and shall be non-refundable.

12.9.2 For Licensed TCL Products

For Licensed TCL Products (for clarity, all Licensed TCL Products are collectively treated as a single product with regard to event payments and royalties), Roche shall pay SQZ the following one-time milestone event payments for the first achievement of each of the corresponding milestone events:

Sales Event [********]	Licensed TCL Products* (US Dollars in millions)	Licensed TCL Products, First TCL Opt Out applies (US Dollars in millions)

[********]	[********]	[********]
[********]	[********]	[********]
[********]	[********]	[********]
[********]	[********]	[********]
[********]	[********]	[********]
[********]	[********]	[********]

Each of the sales based event payments shall be paid no more than once during the Agreement Term, within [********] after the end of the Calendar Year in which the Net Sales of the Licensed TCL Product in the Territory first reach the respective Net Sales threshold, irrespective of whether or not the previous sales based event payment was triggered by the same or by a different Licensed TCL Product, and shall be non-refundable.

[***] Certain information in this document has been excluded pursuant to Regulation S-K, Item 601(b)(10). Such excluded information is not material and would likely cause competitive harm to the registrant if publicly disclosed.

12.10 Royalty Payments

12.10.1 Royalty Term

Royalties shall be payable by Roche or SQZ, as applicable on Net Sales of Licensed Products, on a Licensed Product-by-Licensed Product and country-by-country basis, until the expiry of the Royalty Term for such Licensed Product in such country. Thereafter, the licenses granted to Roche or SQZ, as applicable, shall be fully paid up, irrevocable and royalty-free in such country for such Licensed Product.

12.10.2 Royalty Rates

The following royalty rates shall apply to the respective tiers of aggregate Calendar Year Net Sales of Licensed Products in the Territory, on an incremental basis, as follows:

12.10.2.1 Shared Products

Roche shall, on a Shared Product-by-Shared Product basis pay SQZ royalties on Calendar Year Net Sales in the Roche Territory of Shared Products as follows:

Portion of Calendar Year Net Sales in Roche Territory	Rate

[********]	[********]
[********]	[********]
[********]	[********]
[********]	[********]

SQZ shall, on a Shared Product-by-Shared Product basis pay Roche royalties on Calendar Year Net Sales in the SQZ Territory of Shared Products as follows:

Portion of Calendar Year Net Sales in SQZ Territory	Rate

[********]	[********]
[********]	[********]
[********]	[********]
[********]	[********]

For example, if Net Sales of Shared Products in the Roche Territory, for a given Calendar Year, are [********] then royalties owed to SQZ on such Net Sales of Shared Products for that Calendar Year shall equal [********] calculated as follows:

[********]

12.10.2.2 Roche Products, Unshared Products

Roche shall, on a Roche Product-by-Roche Product basis and on an Unshared Product-by -Unshared Product basis, pay SQZ royalties on Calendar Year world-wide Net Sales of Roche Products or Unshared Products, as the case may be, as follows:

[***] Certain information in this document has been excluded pursuant to Regulation S-K, Item 601(b)(10). Such excluded information is not material and would likely cause competitive harm to the registrant if publicly disclosed.

Portion of Calendar Year Net Sales	Roche Product Rate	Unshared Product Rate

[********]	[********]	[********]
[********]	[********]	[********]
[********]	[********]	[********]
[********]	[********]	[********]

For example, if Net Sales of Unshared Products in the Territory, for a given Calendar Year, are [********] then royalties owed to SQZ on such Net Sales of Unshared Products for that Calendar Year shall equal [********] calculated as follows:

[********]

12.10.2.3 TCL Products

Roche shall pay SQZ royalties on Calendar Year Net Sales of TCL Products as follows. Rate 1 applies to Net Sales in the Roche Territory when SQZ has not exercised either the First TCL Opt Out or the Second TCL Opt Out, Rate 2 applies to worldwide Net Sales if SQZ has exercised the First TCL Opt Out, and Rate 3 applies to US Net Sales if SQZ has exercised the Second TCL Opt Out (Rate 1 still applies in the Roche Territory):

Portion of Calendar Year Net Sales	Rate 1	Rate 2	Rate 3
[********]	[********]	[********]	[********]
[********]	[********]	[********]	[********]
[********]	[********]	[********]	[********]
[********]	[********]	[********]	[********]
[********]	[********]	[********]	[********]
[********]	[********]	[********]	[********]

Example 1: if Net Sales of TCL Products in the Territory, for a given Calendar Year, are [********], then royalties owed to SQZ on such Net Sales of such TCL Products for that Calendar Year in the case SQZ has exercised the First TCL Opt Out (Rate 2) shall equal [********] calculated as follows:

[********]

Example 2: If Net Sales of TCL Products in each, the Roche Territory and the SQZ Territory, for a given Calendar Year, are [********] then royalties owed to SQZ on such Net Sales of such TCL Products for that Calendar Year in the case SQZ has exercised the Second TCL Opt Out (Rate 1 in the Roche Territory, Rate 3 in the SQZ Territory) shall equal one [********] calculated as follows:

[********]

[********]

[***] Certain information in this document has been excluded pursuant to Regulation S-K, Item 601(b)(10). Such excluded information is not material and would likely cause competitive harm to the registrant if publicly disclosed.

12.10.3 Combination Product

If a Party intends to sell a Combination Product, then the Parties shall meet approximately [********] prior to the anticipated First Commercial Sale of such Combination Product in the Territory to negotiate in good faith and agree on how to calculate the Net Sales to reflect the relative commercial value contributed by the components of the Combination Product (the “Relative Commercial Value”). If, after such good faith negotiations not to exceed [********], the Parties cannot agree to the Relative Commercial Value, then the dispute shall be initially referred to the executive officers of the Parties in accordance with Section 23.2. Should the Parties fail to agree within [********] of such referral, then the Relative Commercial Value shall be determined by an Expert Committee under the procedures of Section 12.10.4.4.

12.10.4 Royalty Reductions

For the purpose of calculating royalties of a Licensed Product, Calendar Year Net Sales and the royalty rates shall be subject to the following adjustments, as applicable:

12.10.4.1 No Valid Claim; Generic Competition

For a given Licensed Product, if in a given country within the Territory there is:

(a)

no Valid Claim of a SQZ Patent Right or Joint Patent Right (and in the case of a Shared Product, a SQZ Patent Right, Joint Patent Right or Patent Right of Roche or its Affiliates) that Covers such Product in such country; or

(b)

after sale of a Generic Product there has been a decline of the quarterly Net Sales of the applicable Licensed Product in such country greater than [********] of the average level of the quarterly Net Sales of such Licensed Product achieved in the [********] consecutive Calendar Quarters immediately prior to such entry;

then the royalty payments due to SQZ or Roche, as applicable, for such Licensed Product in such country shall be reduced by [********] for the remainder of the Royalty Term for such Licensed Product in such country.

12.10.4.2 Third Party Payments

The selling Party shall be responsible for and pay or have paid any consideration owed to any Third Party in relation to Third Party intellectual property rights useful or necessary to commercialize Products in a country in its Territory. SQZ shall be responsible for and pay or have paid any consideration owed to any Third Party in relation to Third Party intellectual property rights necessary to use the SQZ Platform or Microfluidic Chips. If, despite SQZ’s obligation in the previous sentence, any payments are required to be made by Roche to a Third Party to use the SQZ Platform or Microfluidic Chips, then Roche shall have the right to deduct [********] of such consideration actually paid to such Third Party from payments otherwise due and payable under this Agreement. The selling Party shall have the right to deduct a maximum of [********] of such consideration actually paid to a Third Party from payments otherwise due and payable under this Agreement. Any such deduction shall be permitted on a Licensed Product-by-Licensed Product and country-by-country basis.

12.10.4.3 Apportionment of Compulsory Sublicensee Consideration

Compulsory Sublicense Compensation received by the selling Party from a Compulsory Sublicensee shall be shared with the non-selling Party using a royalty rate (the “Compulsory Share Percentage”) calculated on a Product by Product basis for the respective Calendar Year as follows:

[********]

[***] Certain information in this document has been excluded pursuant to Regulation S-K, Item 601(b)(10). Such excluded information is not material and would likely cause competitive harm to the registrant if publicly disclosed.

At the end of the Calendar Year, Roche shall pay to SQZ the Compulsory Sublicense Compensation under a given country or region of the Territory multiplied by the Compulsory Share Percentage. [********].

12.10.4.4 Expert Committee

If the Parties are unable to agree on the Relative Commercial Value under Section 12.10.3, then Roche will select one (1) individual who would qualify as an Expert, SQZ will select (1) individual who would qualify as an Expert, and those two (2) individuals shall select one (1) individual who would qualify as an Expert and who shall be chairman of a committee of the three (3) Experts (the “Expert Committee”), each with a single deciding vote. Each Party will make a proposal to the Expert Committee and the Expert Committee will select either the Roche proposal or the SQZ proposal, whichever the Expert Committee deems more commercially reasonable. The Expert Committee will promptly hold a meeting to review the issue under review, at which it will consider memoranda submitted by each Party at least [********] before the meeting, as well as reasonable presentations that each Party may present at the meeting. The determination of the Expert Committee as to the issue under review will be binding on both Parties. The Parties will share equally in the costs of the Expert Committee. Unless otherwise agreed to by the Parties, the Expert Committee may not decide on issues outside the scope mandated under the terms of this Agreement.

12.11 Royalty Conversion Option

SQZ hereby grants to Roche an option to buy-out of the royalty payments set forth in Section 12.10, on terms to be negotiated in good faith by the Parties.

12.12 US Profit Share for Licensed TCL Products

For TCL Products provided that neither the First TCL Opt Out nor the Second TCL Opt Out apply, in the SQZ Territory the Parties shall share Profit & Loss [********] Reporting, reconciliation of Profit & Loss and payment thereof of by Roche to SQZ shall follow similar principles as for the payment of royalties and shall be discussed in good faith in an amendment to the Agreement upon exercise of the Roche TCL Option. [********] to receive [********] If the Parties are unable to reach agreement on the amounts, then the Parties shall use the Expert Committee proceedings analogous to those as outlined in Section 12.10.4.4 to determine fair market value of the Licensed TCL Products, royalties payable, and the term for such payments.

[***] Certain information in this document has been excluded pursuant to Regulation S-K, Item 601(b)(10). Such excluded information is not material and would likely cause competitive harm to the registrant if publicly disclosed.

12.13 Disclosure of Payments

Each Party may be obligated to disclose this financial arrangement, including all fees, payments and transfers of value, as may be advisable or required under Applicable Law, including the US Sunshine Act. Each Party shall make such disclosures in accordance with Section 18.5.

13. Accounting and Reporting

13.1 Timing of Payments

The selling Party shall calculate royalties on Net Sales [********] (each being the last day of an “Accounting Period”) and shall pay royalties on Net Sales within [********] after the end of each Accounting Period in which such Net Sales occur.

13.2 Late Payment

Any payment under this Agreement that is not paid on or before the date such payment is due shall bear interest, to the extent permitted by Applicable Law, at [********] above the average one-month Euro Interbank Offered Rate (EURIBOR), as reported by Reuters from time to time, calculated on the number of days such payment is overdue.

13.3 Method of Payment

Royalties on Net Sales and all other amounts payable by the selling Party hereunder shall be paid in US dollars (the “Payment Currency”) to account(s) designated by the non-selling Party.

13.4 Currency Conversion

When calculating the Net Sales of any Licensed Product or Development Costs or Commercialization Costs that are shared that occur in currencies other than the Payment Currency, (a) Roche shall convert the amount of such sales or costs into Swiss Francs and then into the Payment Currency using Roche’s then-current internal foreign currency translation method actually used on a consistent basis in preparing its audited financial statements (at the Effective Date, YTD average rate as reported by Reuters) and (b) SQZ shall convert the amount of such costs into the Payment Currency using SQZ’s then-current internal foreign currency translation method actually used on a consistent basis in preparing its audited financial statements.

13.5 Royalty Reporting

With each royalty payment Roche shall provide to SQZ in writing for the relevant Calendar Quarter, on a Licensed Product-by-Licensed Product basis, the following information:

(a)	Sales in Swiss Francs;

(b)	Net Sales in Swiss Francs;

(c)	exchange rate used for the conversion of Net Sales or costs into Swiss Francs and from Swiss Francs to the Payment Currency pursuant to Section 13.4;

(d)	Net Sales in the Payment Currency;

(e)

On a country-by-country basis, the number of Licensed Products sold by Roche, its Affiliates and Sublicensees and the average gross price in the Payment Currency charged by Roche, its Affiliates and Sublicensees (the average gross price being the Sales divided by the number of Licensed Products sold by Roche, its Affiliates and Sublicensees in such country);

[***] Certain information in this document has been excluded pursuant to Regulation S-K, Item 601(b)(10). Such excluded information is not material and would likely cause competitive harm to the registrant if publicly disclosed.

(f)	royalty rate pursuant to Section 12.10.2;

(g)	adjustments made pursuant to Sections 12.10.4.1, 12.10.4.2, and 12.10.4.3; and

(h)	total royalty payable in the Payment Currency after adjustments made pursuant to Sections 12.10.4.1, 12.10.4.2, and 12.10.4.3.

With each royalty payment SQZ shall provide to Roche in writing for the relevant Calendar Quarter, on a Licensed Product-by-Licensed Product basis, the following information:

(a)	Sales in the Payment Currency;

(b)	Net Sales in the Payment Currency;

(c)	royalty rate pursuant to Section 12.10.2;

(d)	adjustments made pursuant to Sections 12.10.4.1, 12.10.4.2, and 12.10.4.3; and

(e)	total royalty payable in the Payment Currency after adjustments made pursuant to Sections 12.10.4.1, 12.10.4.2, and 12.10.4.3.

14.Taxes

The Party receiving payment shall pay all sales, turnover, income, revenue, value added, and other taxes levied on account of any payments accruing or made to such Party under this Agreement.

If provision is made in Applicable Law of any country for withholding of taxes of any type, levies or other charges with respect to any royalty or other amounts payable under this Agreement to the Party receiving payment, then the paying Party shall promptly pay such tax, levy or charge for and on behalf of the Party receiving payment to the proper governmental authority, and shall promptly furnish the Party receiving payment with receipt of payment. The paying Party shall be entitled to deduct any such tax, levy or charge actually paid from royalty or other payment due the Party receiving payment or be promptly reimbursed by the Party receiving payment if no further payments are due to the Party receiving payment. Each Party agrees to reasonably assist the other Party in claiming exemption from such deductions or withholdings under double taxation or similar agreement or treaty from time to time in force and in minimizing the amount required to be so withheld or deducted.

15. Auditing

15.1 Right to Audit

Each Party shall keep, and shall require its Affiliates and Sublicensees to keep, full, true and accurate books of account containing all particulars that may be necessary for the purpose of calculating all royalties, milestones and other amounts payable under this Agreement. Such books of accounts shall be kept at their principal place of business. At the expense of the auditing Party, the auditing Party shall have the right to engage an internationally recognized independent public accountant reasonably acceptable to the other Party to perform, on behalf of the auditing Party, an audit of such books and records of the other Party and its Affiliates that are deemed necessary by the independent public accountant to report on Net Sales of Product and Development Costs that are shared and for the Profit & Loss for the period or periods requested by the auditing Party and the correctness of any financial report or payments made under this Agreement.

[***] Certain information in this document has been excluded pursuant to Regulation S-K, Item 601(b)(10). Such excluded information is not material and would likely cause competitive harm to the registrant if publicly disclosed.

Upon timely request and at least [********] prior written notice from the auditing Party, such audit shall be conducted in the countries specifically requested by the auditing party, during regular business hours in such a manner as to not unnecessarily interfere with the other Party ‘s normal business activities. Such audit shall be limited to results in the [********] prior to audit notification. Accordingly, if the auditing Party does not request an audit of a given Calendar Year for a given country on or before [********] the end of such Calendar Year, then the auditing Party will be deemed to have accepted the royalty payments and reports and other calculations for such country in such Calendar Year.

Such audit shall not be performed more frequently than once per Calendar Year nor more frequently than once with respect to records covering any specific period of time.

All information, data documents and abstracts herein referred to shall be used only for the purpose of verifying royalty statements and amounts due hereunder, shall be treated as the selling Party’s Confidential Information subject to the obligations of this Agreement and need be retained neither more than [********] after completion of an audit hereof, if an audit has been requested; nor more than [********] from the end of the Calendar Year to which each shall pertain; nor more than [********] after the date of termination of this Agreement.

15.2 Audit Reports

The auditors shall only state factual findings in the audit reports and shall not interpret the agreement. The auditors shall share all draft audit reports with the audited Party before the draft report is shared with the auditing Party and before the final document is issued. The final audit report shall be shared with the audited Party at the same time it is shared with the auditing Party.

15.3 Over-or Underpayment

If the audit reveals that the audited party has overpaid the auditing party, then the auditing Party shall reimburse the audited Party for the amount of the overpayment within [********]. If the audit reveals that the audited party has underpaid the auditing party, then the audited Party shall reimburse the auditing Party for the amount of the underpayment (along with any interest due thereon pursuant to Section 13.2) (a) with the next royalty payment if the underpayment relates to royalties and further royalty payments are owed by the audited party or (b) within [********] after the receipt of such report if the underpayment relates to Development Costs or Profit & Loss or no further royalty payments are owed by the audited party. The audited Party shall pay for the audit costs if the underpayment exceeds [********] of the aggregate amount owed to the auditing Party. Section 13.2 shall apply to this Section 15.3.

16. Intellectual Property

16.1 Ownership of Inventions

Subject to the third paragraph of this Section 16.1, SQZ shall own all SQZ Inventions and shall Handle and pay at its discretion for the Patent Rights covering such SQZ Inventions, Roche shall own all Roche Inventions and shall Handle and pay at its discretion for the Patent Rights covering such Roche Inventions, and SQZ and Roche shall jointly own all Joint Inventions and Roche shall Handle the Patent Rights covering such Joint Inventions and the Parties shall share

[***] Certain information in this document has been excluded pursuant to Regulation S-K, Item 601(b)(10). Such excluded information is not material and would likely cause competitive harm to the registrant if publicly disclosed.

equally any external expenses associated therewith. SQZ and Roche each shall require all of its employees to assign all Inventions made by them to Roche and SQZ, as the case may be. The determination of inventorship for Inventions shall be in accordance with US inventorship laws as if such Inventions were made in the US.

Subject to the licenses granted under this Agreement, SQZ and Roche will each have an equal undivided share in Joint Inventions and Joint Patent Rights, without obligation to account to the other for exploitation thereof, or to seek consent of the other Party for the grant of any license thereunder (except for a Party’s rights and obligations as a licensee thereunder with respect to Products, which rights and obligations are governed by this Agreement). To the extent necessary to give effect to the foregoing, each Party grants to the other party a non-exclusive, royalty-free (except as provided in this Agreement), sublicensable (through multiple tiers) license under the jointly owned Joint Patent Rights in all fields in the Territory.

Notwithstanding anything to the contrary in this Agreement (including the first and second paragraphs of this Section 16.1,

(a) SQZ shall own Patents, Know-How and Inventions generated, developed, discovered, conceived, invented, first reduced to practice, or otherwise made in the course of carrying out activities under this Agreement regardless of inventorship to the extent (i) solely related to the SQZ Platform and/or Microfluidic Chips and/or (ii) dominated by the SQZ Base Patent Rights (each, a “SQZ Platform Invention”);

(b) for research under a specific Collaboration Plan prior to exercise of the Roche Antigen Option or Roche TCL Option, as applicable, or otherwise made in the course of carrying out activities under this Agreement, all Patent Rights, Know-How and Inventions generated, developed, discovered, conceived, invented or first reduced to practice, regardless of inventorship

(i) relating solely to a Collaboration Product, SQZ Product or a TCL Product shall be owned solely by SQZ, and

(ii) relating solely to a Roche Product shall be owned solely by Roche (in each case of (i) and (ii), a “Pre-Option Product Specific Invention”);

(c) after exercise of a Roche Antigen Option or Roche TCL Option, Patent Rights, Know-How and Inventions that are generated, developed, discovered, conceived, invented, first reduced to practice, or otherwise made in the course of carrying out the development or commercialization of the applicable Licensed Product subject to such option regardless of inventorship and that are

(1) solely related to an Unshared Product, Roche Product or Licensed TCL Product shall be owned solely by Roche, and

(2) solely related to a Shared Product shall be owned solely by Roche in the Roche Territory (collectively with the inventions in clause (1), each, a “Post-Option Roche Product Specific Invention”) and shall be owned solely by SQZ in the SQZ Territory (each, a “Post-Option SQZ Product Specific Invention”); and

(d) Patent Rights, Know-How and Inventions that are generated, developed, discovered, conceived, invented, first reduced to practice, or otherwise made in the course of carrying out

[***] Certain information in this document has been excluded pursuant to Regulation S-K, Item 601(b)(10). Such excluded information is not material and would likely cause competitive harm to the registrant if publicly disclosed.

development or commercialization activities under this Agreement that are not SQZ Platform Inventions, Pre-Option Product Specific Inventions, Post-Option SQZ Product Specific Inventions, or Post-Option Roche Product Specific Inventions shall be owned by the Party or jointly by the Parties that employ or otherwise contract with persons who invent in the case of inventions, author in the case of copyright, or generate in the case of Know-How, such Patent Rights, Know-How and Inventions (“Other Collaboration Inventions”). Any jointly owned Other Collaboration Inventions that are solely related to antigen presenting cell therapies and/or using tumor cell lysate for cell therapies shall be deemed “Other Cell Therapy Collaboration Joint Inventions”.

In addition, in the event that Roche exercises the Roche Antigen Option or Roche TCL Option for a Licensed Product, to the extent there are any Pre-Option Product Specific Inventions for such Licensed Product that is an Unshared Product, Licensed TCL Product or Shared Product in the Roche Territory, SQZ shall assign any such Pre-Option Product Specific Inventions for such Licensed Product to Roche, subject to coordination and timing of assignment to take into account any patentability and/or prosecution concerns, and after such assignment to Roche, such Invention will be considered a Post-Option Roche Product Specific Invention.

The Party owning such Invention, in its sole discretion but subject to Section 16.4 or Section 16.5, as applicable, may file for patent protection on its Invention as set forth above in its own name; provided that the Parties shall discuss and coordinate patent filings and prosecution and maintenance to the extent such prosecution and maintenance of one Party’s Inventions impacts the patent filings of the other Party or would otherwise be detrimental to the patent protection for Inventions of the other Party.

Each Party shall promptly sign and deliver any and all documents or information legally required for the transferring of ownership rights and/or securing of such Invention in any country as determined by the owning Party or to effectuate such joint ownership, and shall assign its right, title and interest in such Invention, Know-How and/or Patent Right to effectuate the foregoing ownership. The Party owning an Invention solely owned by one Party pursuant to this paragraph shall grant to the other Party and its Affiliates a non-exclusive, worldwide, license under such Invention and Patent Rights and Know-How therein for the purpose of exercising its rights and obligations under this Agreement.

Except as specifically set forth herein, this Agreement shall not be construed as (i) giving any of the Parties any license, right, title, interest in or ownership to the Confidential Information of the other Party; (ii) granting any license or right under any intellectual property rights; or (iii) representing any commitment by either Party to enter into any additional agreement, by implication or otherwise.

16.2 German Statute on Employee’s Inventions

In accordance with the German Statute on Employees’ Inventions, each Party agrees to claim the unlimited use of any Invention conceived, reduced to practice, developed, made or created in the performance of, or as a result of, any Research and Development Program by employees of any German Affiliates or any other persons acting on behalf of such German Affiliates. For the avoidance of doubt, each Party is responsible for fulfilling the obligations towards their employees under the German Statute of Employee’s Inventions.

16.3 Trademarks and Labelling

Roche shall own all trademarks used on or in connection with (a) Unshared Product, Roche Products and TCL Products for use in the Field in the Territory and (b) Shared Products in the

[***] Certain information in this document has been excluded pursuant to Regulation S-K, Item 601(b)(10). Such excluded information is not material and would likely cause competitive harm to the registrant if publicly disclosed.

Field in the Roche Territory (collectively, “Roche Product Trademarks”). For clarity, the name “Roche” and any derivation thereof is not a Roche Product Trademark. SQZ shall own all trademarks used on or in connection with Shared Products in the Field in the SQZ Territory (“SQZ Product Trademarks” and, collectively with the Roche Product Trademarks, the “Product Trademarks”). The Parties shall consult with one another with respect to the selection of Product Trademarks and consider in good faith the comments from the other Party with respect to the selection of such Party’s Product Trademark, including to consider whether a global trademark is desirable for a Shared Product. Roche shall, at its sole cost, be responsible for procurement, maintenance, enforcement and defense of all Roche Product Trademarks. SQZ shall, at its sole cost, be responsible for procurement, maintenance, enforcement and defense of all SQZ Product Trademarks. SQZ shall own all trademarks used on or in connection with the SQZ Platform and/or the Microfluidic Chips (“SQZ Trademarks”). Upon request by SQZ, Roche shall place the SQZ Trademarks on the elements of the SQZ Platform and/or the Microfluidic Chips, and Licensed Product packaging, subject to Applicable Laws and Roche’s reasonable discretion with regard to size and placement of the SQZ Trademarks.

Roche shall have the right to obtain the International Non-proprietary Name (INN) from the World Health Organization and the US Adopted Name (USAN) from the US adopted Names Council (USANC) as the generic name(s) for the Licensed Product.

Each Party shall grant the other Party a non-exclusive, royalty-free license to use the Product Trademarks, as applicable, or the SQZ Trademarks (as to SQZ) it selects for the purposes of distributing, promoting, selling and offering for sale the Licensed Products as permitted by this Agreement. Such trademark licenses shall be non-transferable, except that each Party shall have the right to sublicense such rights to its licensees or independent contractors in the Territory.

The Party owning the Product Trademark or the SQZ Trademark shall maintain all registrations of such trademarks, and the other Party shall not file any registrations or other filings in respect of any of such trademarks without owner’s prior written consent.

Each Party shall use the trademarks of the other Party pursuant to this Section 16.3 in accordance with sound trademark and trade name usage principles and the policies of the owning Party, and in accordance with all Applicable Law as reasonably necessary to maintain the validity and enforceability of the trademarks. Each Party recognizes that the trademarks owned by the other Party represent a valuable asset of such other Party, and that substantial recognition and goodwill are associated with such name, logo and trademarks. Each Party hereby agrees that, without prior written authorization of the other Party, it shall not use such other Party’s trademarks for any purpose not permitted in this Section 16.3.

16.4 Prosecution by SQZ

SQZ shall, at its own expense and discretion, Handle (including abandon) all SQZ Patent Rights Covering SQZ Platform, Microfluidic Chips and/or any SQZ Platform Invention (“SQZ Platform Patent Rights”). SQZ shall reasonably confer with Roche in connection with any SQZ Platform Patent Rights Handled by SQZ to avoid actions detrimental to the patent protection for the inventions Covered by Roche Patent Rights. At SQZ’s expense and reasonable request, Roche shall cooperate, in all reasonable ways with the Handling of SQZ Platform Patent Rights.

SQZ shall, at its own expense and discretion, Handle (including abandon) all SQZ Patent Rights Covering Pre-Option Product Specific Inventions owned by SQZ, Post-Option SQZ Product Specific Inventions, and Other Collaboration Inventions owned by SQZ (“SQZ Product Specific

[***] Certain information in this document has been excluded pursuant to Regulation S-K, Item 601(b)(10). Such excluded information is not material and would likely cause competitive harm to the registrant if publicly disclosed.

Patent Rights”) and Joint Patent Rights covering Other Cell Therapy Collaboration Joint Inventions. Expenses for Joint Patent Rights covering Other Cell Therapy Collaboration Joint Inventions shall be shared equally by SQZ and Roche. SQZ shall confer with and keep Roche reasonably informed regarding the status of such activities with respect to all SQZ Product Specific Patent Rights. If SQZ elects not to file or to discontinue prosecuting or maintaining any SQZ Product Specific Patent Rights it Handles, it shall so notify Roche reasonably in advance of any relevant deadline with respect thereto and offer Roche the right to Handle such Patent Rights. If Roche elects in writing to Handle the relevant SQZ Product Specific Patent Rights, then the Parties will reasonably cooperate to enable Roche to Handle such SQZ Product Specific Patent Rights. Notwithstanding the foregoing, Roche shall not have a backup right to Handle such SQZ Product Specific Patent Rights if SQZ is advised by patent counsel that continuing the filing, prosecution or maintenance thereof would be detrimental to the strategy for optimizing patent protection for the inventions Covered by such SQZ Product Specific Patent Rights.

16.5 Prosecution by Roche

Roche shall, at its own expense and discretion, Handle (including abandon) all Roche Patent Rights Covering Pre-Option Product Specific Inventions owned by Roche, Post-Option Roche Product Specific Inventions, and Other Collaboration Inventions owned by Roche (“Roche Product Specific Patent Rights”) and any Joint Patent Rights (other than Joint Patent Rights covering Other Cell Therapy Collaboration Joint Inventions). Expenses for Joint Patent Rights shall be shared equally by SQZ and Roche. Roche shall confer with and keep SQZ reasonably informed regarding the status of such activities with respect to all Roche Product Specific Patent Rights and Joint Patent Rights (other than Joint Patent Rights covering Other Cell Therapy Collaboration Joint Inventions). If Roche elects not to file or to discontinue prosecuting or maintaining any Roche Product Specific Patent Rights or Joint Patent Rights (other than Joint Patent Rights covering Other Cell Therapy Collaboration Joint Inventions) it Handles, it shall so notify SQZ reasonably in advance of any relevant deadline with respect thereto and offer SQZ the right to Handle such Roche Product Specific Patent Rights and Joint Patent Rights (other than Joint Patent Rights covering Other Cell Therapy Collaboration Joint Inventions). If SQZ elects in writing to Handle the relevant Roche Product Specific Patent Rights and Joint Patent Rights, then the Parties will reasonably cooperate to enable SQZ to Handle such Roche Product Specific Patent Rights and Joint Patent Rights (other than Joint Patent Rights covering Other Cell Therapy Collaboration Joint Inventions). Notwithstanding the foregoing, SQZ shall not have a backup right to Handle such Roche Product Specific Patent Rights and Joint Patent Rights (other than Joint Patent Rights covering Other Cell Therapy Collaboration Joint Inventions) if Roche is advised by patent counsel that continuing the filing, prosecution or maintenance thereof would be detrimental to the strategy for optimizing patent protection for the inventions Covered by such Patent Rights.

16.6 Patent Coordination Team

Where the Parties need to consult with each other on the Handling of Patent Rights, the Parties shall establish a patent coordination team and shall adopt procedures for interacting on patent matters.

16.7 Unified Patent Court (Europe)

At any time prior to the end of the “transitional period” as such term is used in Article 83 of the Agreement on a Unified Patent Court between the participating Member States of the European Union, for a given relevant EU Patent Right, Roche may request in writing that SQZ either (i) opt out from the exclusive competence of the Unified Patent Court or (ii) if applicable, withdraw a previously-registered opt-out, and SQZ shall notify the Registry, pay any such registry fee and take such other action as may be necessary to effect the opt-out or opt-out withdrawal (“Register”). In such case, SQZ shall Register within [********] after it elects to comply with Roche’s written request.

[***] Certain information in this document has been excluded pursuant to Regulation S-K, Item 601(b)(10). Such excluded information is not material and would likely cause competitive harm to the registrant if publicly disclosed.

16.8 CREATE Act

It is the intention of the Parties that this Agreement is a “joint research agreement” as that phrase is defined in 35 USC §103(c)(3).

16.9 Infringement

Each Party shall promptly provide written notice to the other Party during the Agreement Term of any (i) known infringement or suspected infringement by a Third Party of any SQZ IP, Roche IP or Joint Patent Rights, or (ii) known or suspected unauthorized use or misappropriation by a Third Party of any SQZ IP, Roche IP or Joint Know-How, and shall provide the other Party with all evidence in its possession supporting such infringement or unauthorized use or misappropriation.

Within [********] after the applicable Party provides or receives such written notice (“Decision Period”), Roche for the Roche IP, Roche Product Specific Patent Rights, Joint Patent Rights (other than Joint Patent Rights covering Other Cell Therapy Collaboration Joint Inventions) and Joint Know-How (other than Joint Know-How covering Other Cell Therapy Collaboration Joint Inventions), or SQZ for SQZ IP, SQZ Platform Patent Rights, SQZ Product Specific Patent Rights, Joint Patent Rights covering Other Cell Therapy Collaboration Joint Inventions and Joint Know-How covering Other Cell Therapy Collaboration Joint Inventions, in its sole discretion, shall decide whether or not to initiate a suit or action in the Territory regarding such infringement or unauthorized use or misappropriation, and shall notify the other Party in writing of its decision; provided, however, if the infringement exists concurrently for a Roche Product Specific Patent Right in the Roche Territory and a SQZ Product Specific Patent Right in the SQZ Territory with respect to a Shared Product, the Parties will discuss and coordinate upon an infringement enforcement strategy, including which Party shall bring a suit or action against such Third Party. Within [********] after a Party provides or receives such written notice (“Decision Period”), the deciding Party, in its sole discretion, shall decide whether or not to initiate a suit or action in the Territory, as applicable, and shall notify the other Party in writing of its decision in writing. Any notice of a decision as to whether or not to initiate a suit or action shall be a “Suit Notice”.

If the Party providing a Suit Notice (the “Notifying Party”) decides to bring a suit or take action, once the Notifying Party provides Suit Notice, it may immediately commence such suit or take such action. In the event that the Notifying Party (i) does not in writing advise the other Party within the Decision Period that the Notifying Party will commence suit or take action, or (ii) fails to commence suit or take action within a reasonable time after providing Suit Notice, the other Party shall thereafter have the right (subject to the Notifying Party’s written consent, not to be unreasonably withheld} to commence suit or take action in the Territory and shall provide written notice to the Notifying Party of any such suit commenced or action taken by such other Party; provided that in no such instance shall Roche have the right to bring such suit or take action with respect to a SQZ Platform Patent Right.

Upon written request, the Party bringing suit or taking action (“Initiating Party”) shall keep the other Party informed of the status of any such suit or action and shall provide the other Party with copies, to the extent the Initiating Party is lawfully permitted to do so, of all substantive documents or communications filed in such suit or action. The Initiating Party shall have the sole and exclusive right to select counsel for any such suit or action.

[***] Certain information in this document has been excluded pursuant to Regulation S-K, Item 601(b)(10). Such excluded information is not material and would likely cause competitive harm to the registrant if publicly disclosed.

The Initiating Party shall, except as provided below, pay all expenses of the suit or action, including the Initiating Party’s attorneys’ fees, court costs, and any potential damages or other considerations incurred as the result of bringing such suit or action. Any damages, settlement fees or other consideration received as a result of such suit or action shall be allocated as follows:

(a)	First, to reimburse the Initiating Party for its costs and, if any remains, to the other Party for any advisory counsel or other fees and costs such other Party incurred in such action; and

(b)	Second, the balance, if any, shall be allocated [********] to the Initiating Party, and [********] to the other Party.

If the Initiating Party believes it is reasonably necessary or desirable to obtain an effective remedy, upon written request, the other Party agrees to be joined as a party to the suit or action but shall be under no obligation to participate except to the extent that such participation is required as the result of its being a named party to the suit or action. At the Initiating Party’s written request, the other Party shall offer reasonable assistance to the Initiating Party in connection therewith at the cost of the Initiating Party. The other Party shall have the right to participate and be represented in any such suit or action by its own counsel at its own expense.

The Initiating Party may settle, consent judgment or otherwise voluntarily dispose of the suit or action (“Settlement”) without the written consent of the other Party but only if such Settlement can be achieved without adversely affecting the other Party (including any of its Patent Rights). If a Settlement could adversely affect the other Party, then the written consent of the other Party would be required, which consent shall not be unreasonably withheld.

16.10 Defense

If an action for infringement is commenced against either Party, its licensees or its Sublicensees by a Third Party related to the conduct of the Research and Development Program within the scope of the Collaboration Plan or the discovery, development, manufacture, use, importation, offer for sale or sale of a Licensed Product (including that Patent Rights owned by or licensed to such Third Party are infringed or that its trade secrets were misappropriated in connection with such activity), then with respect to Unshared Products, Roche Products, TCL Products and Shared Products in the Roche Territory, Roche shall have the right and responsibility to resolve any such claim and with respect to Shared Products in the SQZ Territory, SQZ shall have the right and responsibility to resolve any such claim (each, the “Defending Party”), whether by obtaining a license from such Third Party, by defending against such Third Party’s claims or otherwise, and shall be solely responsible for the defense of any such action, any and all costs incurred in connection with such action (including, without limitation, attorneys’ and expert fees) and all liabilities incurred in connection therewith, and the other Party shall assist and cooperate with the Defending Party, at the Defending Party’s expense, to the extent necessary in the defense of such suit. The Defending Party shall have the right to settle the suit or consent to an adverse judgment thereto, in its sole discretion; provided that the Defending Party shall not enter into any settlement of any such claim without the prior written consent of the other Party if such settlement would require the other Party to be subject to an injunction or to make any monetary payment to the Defending Party or any Third Party, or admit any wrongful conduct by the other Party or its Affiliates, or would limit or restrict the claims of or admit any invalidity and/or unenforceability of any of the Patent Rights Controlled by the other Party, or would adversely affect the rights of the other Party and its Affiliates. The Defending Party shall assume full responsibility for the payment of any award for damages, or any amount due pursuant to any settlement entered into by it with such Third Party.

[***] Certain information in this document has been excluded pursuant to Regulation S-K, Item 601(b)(10). Such excluded information is not material and would likely cause competitive harm to the registrant if publicly disclosed.

16.11 Common Interest Disclosures

With regard to any information or opinions disclosed pursuant to this Agreement by one Party to each other regarding intellectual property and/or technology owned by Third Parties, the Parties agree that they have common legal interests in, including but not limited to, (i) determining whether, and to what extent, Third Party intellectual property rights may affect the conduct of the Research and Development Program and/or Compounds and/or Products, and (ii) defending against any actual or prospective Third Party claims based on allegations of misuse or infringement of intellectual property rights relating to the conduct of the Research and Development Program and/or Products. Accordingly, the Parties agree that all such information and materials obtained by SQZ and Roche from each other will be used solely for purposes of the Parties’ common legal interests with respect to the conduct of the Agreement. All information and materials will be treated as protected by the attorney-client privilege, the work product privilege, and any other privilege or immunity that may otherwise be applicable. By sharing any such information and materials, neither Party intends to waive or limit any privilege or immunity that may apply to the shared information and materials. Neither Party shall have the authority to waive any privilege or immunity on behalf of the other Party without such other Party’s prior written consent, nor shall the waiver of privilege or immunity resulting from the conduct of one Party be deemed to apply against any other Party.

16.12 Hatch-Waxman

Notwithstanding anything herein to the contrary, should a Party receive a certification for a Product pursuant to the Drug Price Competition and Patent Term Restoration Act of 1984 (Public Law 98-417, known as the Hatch-Waxman Act), as amended, or its equivalent in a country other than the US, then such Party shall immediately provide the other Party with a copy of such certification. With respect to Unshared Products, TCL Products and Roche Products, Roche shall have, and with respect to Shared Products, SQZ shall have [********] from date on which it receives or provides a copy of such certification to provide written notice to the other Party (“H-W Suit Notice”) whether such Party will bring suit, at its expense, within a [********] period from the date of such certification. Should such [********] period expire without the applicable Party bringing suit or providing such H-W Suit Notice, then the other Party shall be free to immediately bring suit in its name. Each Party will cooperate with the other Party in any such action, at the expense of the Party bringing suit.

16.13 Generic Products

Notwithstanding anything herein to the contrary, within [********] after the approval of a Licensed Product that has been licensed in the US as a biological product under 42 USC §262(a), and as may be needed from time to time thereafter, the Parties shall consult as to potential strategies with respect to unexpired US Patent Rights that Cover the Licensed Product. Specifically, in anticipation of a receipt by the Licensed Product’s reference product sponsor (“Reference Product Sponsor”) of a biosimilar or interchangeable product application pursuant to the Biologics Price Competition and Innovation Act of 2009 (Public Law 111-148), the Parties will discuss the Reference Product Sponsor’s likely course of action with regard to each such US Patent Right in the procedural steps set forth under 42 USC §262(1), including a general plan for timely communication between the Parties in light of the statutory response deadlines.

[***] Certain information in this document has been excluded pursuant to Regulation S-K, Item 601(b)(10). Such excluded information is not material and would likely cause competitive harm to the registrant if publicly disclosed.

16.14 Patent Term Extensions

The Parties shall use Commercially Reasonable Efforts to obtain all available patent term extensions, adjustments or restorations, or supplementary protection certificates (“SPCs”, and together with patent term extensions, adjustments and restorations, “Patent Term Extensions”). Each Party shall execute such authorizations and other documents and take such other actions as may be reasonably requested by the other Party to obtain such Patent Term Extensions. All filings for such Patent Term Extensions shall be made by the owner of the underlying Patent Rights; provided, that in the event that the owner elects not to file for a Patent Term Extension, it shall (a) promptly inform the other Party of its intention not to file and (b)grant the other Party the right to file for such Patent Term Extension. Each Party shall execute such authorizations and other documents and take such other actions as may be reasonably requested by the other Party to obtain such extensions. The Parties shall cooperate with each other in gaining patent term restorations, extensions and/or SPCs wherever applicable to such Patent Rights.

17. Representations, Warranties, and Covenants

17.1 Safety Data

Each Party has disclosed to the other Party and will immediately continue to disclose to the other Party (i) the material results of all preclinical testing and human clinical testing of Licensed Product in its possession or Control and (ii) all material information in its possession or Control concerning side effects, injury, toxicity or sensitivity reaction and incidents or severity thereof with respect to Licensed Product.

17.2 Third Party Patent Rights

SQZ represents and warrants that it has no actual knowledge of any issued patent owned by any Third Party that is not included in the SQZ Patent Rights that would Cover the SQZ Platform, Microfluidic Chip, or Products in the Field in the Territory.

17.3 Ownership of Patent Rights

SQZ represents and warrants that it is the exclusive owner of all right, title and interest in, or is the exclusive licensee of, the SQZ Base Patent Rights.

17.4 Inventors

SQZ represents and warrants that the inventors of the inventions disclosed and/or claimed in SQZ Patent Rights, other than those subject to the MIT License, have transferred to SQZ full ownership of the SQZ Patent Rights and SQZ Know-How licensed under this Agreement. SQZ represents and warrants that, to the best of its knowledge, the inventors of the inventions disclosed and/or claimed in the Patent Rights subject to the MIT License have transferred to MIT full ownership of such Patent Rights.

17.5 Grants

Each Party represents and warrants that to such Party’s actual knowledge, such Party has the lawful right to grant the other Party and its Affiliates the rights and licenses described in this Agreement.

17.6 MIT License

SQZ represents and warrants that the Parties’ compliance with the terms and conditions of this Agreement will result in compliance with the terms and conditions of the MIT License.

[***] Certain information in this document has been excluded pursuant to Regulation S-K, Item 601(b)(10). Such excluded information is not material and would likely cause competitive harm to the registrant if publicly disclosed.

17.7 Authorization

Each Party represents and warrants to the other Party that the execution, delivery and performance of this Agreement by it and all instruments and documents to be delivered by it hereunder: (i) are within its corporate power; (ii) have been duly authorized by all necessary or proper corporate action; (iii) are not in contravention of any provision of its certificate of formation or limited liability company agreement; (iv) to its knowledge, will not violate any law or regulation or any order or decree of any court of governmental instrumentality; (v) will not violate the terms of any indenture, mortgage, deed of trust, lease, agreement, or other instrument to which it is a party or by which it or any of its property is bound, which violation would have an adverse effect on its financial condition or on its ability to perform its obligations hereunder; and (vi)do not require any filing or registration with, or the consent or approval of, any governmental body, agency, authority or any other person, which has not been made or obtained previously (other than approvals required under the HSR Act, Regulatory Approvals required for the sale of Licensed Products and filings with Regulatory Authorities required in connection with Licensed Products).

17.8 Validity of Patent Rights

SQZ represents and warrants that it has no actual knowledge of any facts that could render invalid and/or unenforceable any issued claims that are in any of the SQZ Patent Rights. SQZ has no knowledge of any inventorship disputes concerning any SQZ Patent Rights owned by SQZ or licensed from MIT.

17.9 Ownership and Protection of Know-How

SQZ represents and warrants that the SQZ Know-How is legitimately in the Control of SQZ and to its knowledge has not been misappropriated from any Third Party. SQZ represents and warrants that SQZ has taken reasonable measures to protect the confidentiality of the SQZ Know-How.

17.10 No Claims

Each Party represents and warrants that there are no claims or investigations, pending or threatened against such Party or any of its Affiliates, at law or in equity, or before or by any governmental authority relating to the matters contemplated under this Agreement or that would materially adversely affect such Party’s ability to perform its obligations hereunder.

17.11 No Conflict

Each Party represents and warrants that neither it nor any of its Affiliates is or will be under any obligation to any person, contractual or otherwise, that is conflicting with the terms of this Agreement or that would impede the fulfillment of such Party’s obligations hereunder.

17.12 Roche Covenants

To the extent allowable under Applicable Law, if Roche or any of its Affiliates or Sublicensees file suit directly against MIT (unless obligated to by court order or subpoena) with respect to the MIT Patent Rights that have been licensed to SQZ and sublicensed to Roche or its Affiliates or Sublicensees under this Agreement (or Roche, its Affiliates or Sublicensees assist any Third Party in such a challenge to such MIT Patent Rights) (each, a “Patent Challenge”), then SQZ shall have the right to terminate this Agreement as provided in Section 19.2. Except to the extent required by law, rule or regulation or rules of a securities exchange.

Roche and its Affiliates and Sublicensees, as Sublicensees under the MIT License, shall not use the name of “Massachusetts Institute of Technology”, “Harvard University”, “Howard Hughes Medical Institute”, “HHMI” or any variation, adaptation, or abbreviation thereof, or of any

[***] Certain information in this document has been excluded pursuant to Regulation S-K, Item 601(b)(10). Such excluded information is not material and would likely cause competitive harm to the registrant if publicly disclosed.

of their respective trustees, officers, faculty, students, employees, or agents, or any trademark owned by M.I.T., Harvard University or HHMI in any promotional material or other public announcement or disclosure without the prior written consent of M.I.T, Harvard University, or HHMI, as applicable, which consent M.I.T., Harvard University or HHMI, as applicable, may withhold in its sole discretion. Roche and its Affiliates may make factual statements during the Agreement Term that Roche and its Affiliates and Sublicensees have a sublicense from MIT under one or more of the patents and/or patent applications comprising the SQZ Patent Rights in business literature. Such statements may not be used in marketing, promotion, or advertising.

17.13 No Other Representations

EXCEPT AS EXPRESSLY PROVIDED IN THIS AGREEMENT, THE FOREGOING REPRESENTATIONS AND WARRANTIES ARE IN LIEU OF ALL OTHER REPRESENTATIONS AND WARRANTIES, EXPRESS OR IMPLIED, INCLUDING WITHOUT LIMITATION, WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE OF PRODUCTS.

18. Indemnification

18.1 Indemnification by Roche

Roche shall indemnify, hold harmless and defend SQZ and its Affiliates and their directors, officers, employees and agents (each a “SQZ Indemnified Party”) and against any and all losses, expenses, cost of defense (including without limitation attorneys’ fees, witness fees, damages, judgments, fines and amounts paid in settlement) and any other amounts a SQZ Indemnified Party becomes legally obligated to pay to the extent arising out of any Third Party claim, suit, proceeding or cause of action brought against such SQZ Indemnified Party with respect to a Licensed Product, alone or in combination with the Microfluidic Chip and SQZ Platform (e.g. product liability claims) conducted by or on behalf of Roche, the Exploitation of Licensed Products, the breach of this Agreement by Roche or its Affiliates (directly or through Sublicensees or independent contractors) or the gross negligence or willful misconduct of Roche, except to the extent such losses, expenses, costs and amounts arise out of the breach of this Agreement by SQZ (directly or through Sublicensees or independent contractors) or the gross negligence or willful misconduct of SQZ. Roche shall indemnify, hold harmless and defend HHMI and its trustees, officers, employees and agents (collectively, the “HHMI lndemnitees”) from and against any claim, liability, cost, expense, damage, deficiency, loss or obligation of any kind or nature (including, without limitation, reasonable attorneys’ fees and other costs and expenses of defense) (collectively, “Claims”) based upon, arising out of, or otherwise relating to this Agreement or any sublicense to Roche of rights owned in whole or in part by HHMI, including without limitation any cause of action relating to product liability. The previous sentence will not apply to any Claim that is determined with finality by a court of competent jurisdiction to result solely from the gross negligence or willful misconduct of an HHMI lndemnitee. Notwithstanding any other provision of this Agreement, Roche’s obligation to defend, indemnify and hold harmless HHMI lndemnitees under this paragraph will not be subject to any limitation or exclusion of liability or damages or otherwise limited in anyway.

18.2 Indemnification by SQZ

SQZ shall indemnify, hold harmless and defend Roche and its Affiliates and their respective directors, officers, employees and agents (each a “Roche Indemnified Party”) from and against any and all losses, expenses, cost of defense (including without limitation attorneys’ fees, witness fees, damages, judgments, fines and amounts paid in settlement) and any other amounts a Roche Indemnified Party becomes legally obligated to pay to the extent arising out of any Third Party claims, suits, proceedings or causes of action brought against such Roche

[***] Certain information in this document has been excluded pursuant to Regulation S-K, Item 601(b)(10). Such excluded information is not material and would likely cause competitive harm to the registrant if publicly disclosed.

Indemnified Party with respect to the breach of this Agreement by SQZ (directly or through Sublicensees or independent contractors), manufacture and design of the SQZ Platform and Microfluidic Chips (unless manufactured by or on behalf of Roche after a technology transfer), or the gross negligence or willful misconduct of SQZ, except to the extent such losses, expenses, costs and amounts are due to the breach of the Agreement by Roche or its Affiliates (directly or through Sublicensees or independent contractors) or the gross negligence or willful misconduct of Roche.

18.3 Procedure

In the event of a claim by a Third Party against a Party entitled to indemnification under this Agreement (“Indemnified Party”), the Indemnified Party shall promptly notify the other Party (“Indemnifying Party”) in writing of the claim and the Indemnifying Party shall undertake and solely manage and control, at its sole expense, the defense of the claim and its settlement. The Indemnified Party shall cooperate with the Indemnifying Party and may, at its option and expense, be represented in any such action or proceeding by counsel of its choice. The Indemnifying Party shall not be liable for any litigation costs or expenses incurred by the Indemnified Party without the Indemnifying Party’s written consent. The Indemnifying Party shall not settle any such claim unless such settlement fully and unconditionally releases the Indemnified Party from all liability relating thereto, unless the Indemnified Party otherwise agrees in writing.

19. Liability

19.1 Limitation of Liability

Subject to compliance with Article 5, neither Party shall be liable to the other Party as a result of failure or delay to develop and/or commercialize Licensed Product, including but not limited to, (a)a delay in timelines, or (b) delay or failure to recruit patients, or (c) a change in its respective study protocols, or (d) failure of the other Party to obtain Regulatory Approval for Licensed Product.

19.2 Disclaimer

EXCEPT FOR INDEMNIFICATION UNDER ARTICLE 18, OR BREACHES OF A PARTY’S OBLIGATIONS UNDER ARTICLE 20, NEITHER PARTY SHALL BE LIABLE TO THE OTHER FOR ANY SPECIAL, CONSEQUENTIAL, INCIDENTAL, PUNITIVE, INDIRECT OR OTHER SIMILAR DAMAGES ARISING FROM OR RELATING TO ANY BREACH OF THIS AGREEMENT OR ANY TORT CLAIMS ARISING HEREUNDER, REGARDLESS OF ANY NOTICE OF THE POSSIBILITY OF SUCH DAMAGES, WHETHER IN CONTRACT, WARRANTY, TORT, NEGLIGENCE, STRICT LIABILITY OR OTHERWISE, INCLUDING LOSS OF PROFITS OR REVENUE.

20. Obligation Not to Disclose Confidential Information

20.1 Non-Use and Non-Disclosure

During the Agreement Term and for [********] thereafter (provided that with respect to trade secrets, such time period shall be for so long as the Disclosing Party protects such Confidential Information as a trade secret), a Receiving Party shall (i) treat Confidential Information provided by Disclosing Party as it would treat its own information of a similar nature, (ii) take all reasonable precautions not to disclose such Confidential Information to Third Parties, without the Disclosing Party’s prior written consent, and (iii) not use such Confidential Information other than for fulfilling its obligations under this Agreement.

[***] Certain information in this document has been excluded pursuant to Regulation S-K, Item 601(b)(10). Such excluded information is not material and would likely cause competitive harm to the registrant if publicly disclosed.

20.2 Permitted Disclosure

Notwithstanding the obligation of non-use and non-disclosure set forth in Section 20.1, the Parties recognize the need for certain exceptions to this obligation, specifically set forth below, with respect to press releases, Patent Rights, publications, and certain commercial considerations.

20.3 Press Releases

The Parties agree that the material terms of this Agreement are the Confidential Information of both Parties, subject to the special authorized disclosure provisions set forth in this Agreement.

SQZ may make a public announcement of the execution of this Agreement as attached as Appendix 20.3.

Roche may issue press releases in accordance with its internal policy that typically does not foresee a press release until proof of concept has been achieved for a Product. Roche shall provide SQZ with a copy of any draft press release related to the activities contemplated by this Agreement at least [********] prior to its intended publication for SQZ’s review. SQZ may provide Roche with suggested modification to the draft press release. Roche shall consider in good faith SQZ’s suggestions in issuing its press release.

SQZ may issue press releases related to the activities contemplated by this Agreement that have either (i) been approved by Roche, such approval not to be unreasonably withheld or delayed, or (ii) are required to be issued by SQZ as a matter of law and SQZ has advice of legal counsel to that effect. In all circumstances, SQZ shall provide Roche with a draft press release at least [********] prior to its intended publication for Roche’s review. During such period, Roche shall (i) approve the draft press release and permit SQZ to issue the press release, (ii) contact SQZ to discuss modification to the draft press release, or (iii) contact SQZ and disapprove the press release. If Roche asks for modification, then SQZ shall either make such modification or work with Roche to arrive at a press release that Roche approves.

Each Party shall have the right to make a press release announcing the achievements of Regulatory Approvals or clinical results if required by Applicable Law. Neither Party shall be required to notify or seek the permission of the other Party to repeat any information regarding the terms of this Agreement, or the activities hereunder or thereunder that have already been publicly disclosed by such Party or such Party’s Affiliate, or by the other Party or any of its Affiliates, in accordance with this Section 20.3

To ensure communication alignment, responses (if any) to inquiries by media or other Third Parties after issuance of a permitted press release by SQZ (solely or jointly with Roche) shall consist solely of the press release language or shall follow the response guidelines that may be mutually developed by the Parties.

20.4 Publications

During the Agreement Term, the following restrictions shall apply with respect to disclosure by any Party of Confidential Information relating to the Product in any publication or presentation:

a)

Both Parties acknowledge that it is their policy for the studies and results thereof to be registered and published in accordance with their internal guidelines. Each Party, in accordance with its internal policies and procedures, shall have the right to publish all studies, Clinical Studies and results thereof on the Clinical Study registries that are maintained by or on behalf of such Party.

[***] Certain information in this document has been excluded pursuant to Regulation S-K, Item 601(b)(10). Such excluded information is not material and would likely cause competitive harm to the registrant if publicly disclosed.

b)

A Party (“Publishing Party”) shall provide the other Party with a copy of any proposed publication or presentation at least [********] prior to submission for publication so as to provide such other Party with an opportunity to recommend any changes it reasonably believes are necessary to continue to maintain the Confidential Information disclosed by the other Party to the Publishing Party in accordance with the requirements of this Agreement. The incorporation of such recommended changes shall not be unreasonably refused; and if such other Party notifies (“Publishing Notice”) the Publishing Party in writing, within [********] after receipt of the copy of the proposed publication or presentation that such publication or presentation in its reasonable judgment (i) contains an Invention, solely or jointly conceived and/or reduced to practice by the other Party, for which the other Party reasonably desires to obtain patent protection or (ii) could be expected to have a material adverse effect on the commercial value of any Confidential Information disclosed by the other Party to the Publishing Party, the Publishing Party shall prevent such publication or delay such publication for a mutually agreeable period of time. In the case of Inventions, a delay shall be for a period reasonably sufficient to permit the timely preparation and filing of a patent application(s) on such invention, and in no event less than [********] from the date of the Publishing Notice.

20.5 Commercial Considerations

Notwithstanding Section 20.1 (Confidential Information), each Party may disclose Confidential Information to the extent such disclosure is reasonably necessary in the following situations:

(a) in connection with the filing or prosecution of Patents Rights in accordance with Section 16.

(b) regulatory filings and other filings with Regulatory Authorities with respect to a Licensed Product in order to obtain or maintain INDs or applications for Regulatory Approval with respect to a Licensed Product, in each case, solely to the extent permitted hereunder;

(c) responding to a valid order of a court of competent jurisdiction or other competent authority; provided that the Receiving Party shall first have given to the Disclosing Party notice and a reasonable opportunity to quash the order or obtain a protective order requiring that the Confidential Information be held in confidence or used only for the purpose for which the order was issued; and provided, further, that if such order is not quashed or a protective order is not obtained, the Confidential Information disclosed shall be limited to the information that is legally required to be disclosed;

(d) complying with Applicable Law, including regulations promulgated by securities exchanges; provided, further, that the Confidential Information disclosed shall be limited to the information that is legally required to be disclosed;

(e) disclosure to its Affiliates (including its and its Affiliate’s officers, directors, employees and agents) and Third Parties in connection with the performance by the Disclosing Party of its obligations or the exercise of its rights and licenses under this Agreement (including with respect to development, manufacturing and commercialization of Licensed Products and in connection with the exploitation of Joint Inventions); provided that each disclosee, prior to any such disclosure, must be bound by obligations of confidentiality and non-use at least as equivalent in scope as those set forth in this Section 20, except the term of such obligations may be for as long a duration as can reasonably be negotiated, but in any case such term shall have a duration that is commercially reasonable under the circumstances; provided, further, that the Receiving Party remains responsible and primarily liable for the compliance of any such disclosee with such obligations of confidentiality and non-use;

[***] Certain information in this document has been excluded pursuant to Regulation S-K, Item 601(b)(10). Such excluded information is not material and would likely cause competitive harm to the registrant if publicly disclosed.

(f) disclosure of the terms of this Agreement to any bona fide potential or actual investor, investment banker, acquirer, merger partner, Sublicensee, collaborator or other potential or actual financial partner; provided that each disclosee must be bound by obligations of confidentiality and non-use at least as equivalent in scope as those set forth in this Section 20 prior to any such disclosure, except the term of such obligations may be for as long a duration as can reasonably be negotiated, but in any case such term shall have a duration that is commercially reasonable under the circumstances; provided, further, that the Receiving Party remains responsible and primarily liable for the compliance of any such discloses with such obligations of confidentiality and non-use;

(g) disclosure of any scientific and clinical results or scientific and clinical status reports of the Parties under this Agreement (including data from any Clinical Study), in each case, specific to a Licensed Product, to any bona fide potential or actual investor, investment banker, acquirer, merger partner, Sublicensee, collaborator or other potential or actual financial partner; provided that (i) each disclosee must be bound by obligations of confidentiality and non -use at least as equivalent in scope as those set forth in this Section 20 prior to any such disclosure, except the term of such obligations may be for as long a duration as can reasonably be negotiated, but in any case such term shall have a duration that is commercially reasonable under the circumstances, and (ii) such Party submits the contents of such proposed disclosure to the other Party at least [********] prior to such disclosure in order to permit such other Party the opportunity to review and comment on such disclosure (including requiring the removal of any Confidential Information of such other Party, as applicable), but such Party shall not be required to disclose the identity of the disclosee; provided, further, that the Receiving Party remains responsible and primarily liable for the compliance of any such disclosee with such obligations of confidentiality and non-use and

(h) disclosure by SQZ to MIT to fulfill the obligations under the MIT License.

Notwithstanding the foregoing, in the event that a Party is required to make a disclosure of the other Party’s Confidential Information pursuant to clauses (b), (c) or (d), it will, except where impracticable, give reasonable advance notice to the other Party of such disclosure and use reasonable efforts to secure confidential treatment of such information and, in each case, each Party agrees to take all reasonable action to minimize disclosure of Confidential Information of the other Party.

21. Term and Termination

21.1 Commencement and Agreement Term

This Agreement shall commence upon the Effective Date and continue for the Agreement Term unless earlier terminated pursuant to this Article 21.

21.2 Termination

21.2.1 Termination for Breach

A Party (“Non-Breaching Party”) shall have the right to terminate this Agreement in its entirety or on a Product-by-Product or country-by-country basis in the event the other Party (“Breaching Party”) is in breach of any of its material obligations under this Agreement. The non-Breaching Party shall provide written notice to the Breaching Party, which notice shall identify the breach

[***] Certain information in this document has been excluded pursuant to Regulation S-K, Item 601(b)(10). Such excluded information is not material and would likely cause competitive harm to the registrant if publicly disclosed.

and the Product(s) and country(ies) in which the Non-Breaching Party intends to have this ( Agreement terminate. The Breaching Party shall have a period of [********] after such written notice is provided (“Peremptory Notice Period”) to cure such breach. If the Breaching Party has a bona fide dispute as to whether such breach occurred or has been cured, it will so notify the Non-Breaching Party, and the expiration of the Peremptory Notice Period shall be tolled until such dispute is resolved pursuant to Section 23.2. Upon a determination of breach or failure to cure, the Breaching Party may have the remainder of the Peremptory Notice Period to cure such breach. If such breach is not cured within the Peremptory Notice Period, then absent withdrawal of the Non-Breaching Party’s request for termination, this Agreement shall terminate in its entirety or such identified countries effective as of the expiration of the Peremptory Notice Period.

21.2.2 Termination for Patent Challenge

To the extent allowable under Applicable Law, SQZ shall have the right to terminate this Agreement in its entirety or on a Product-by-Product or country-by-country basis, as applicable, upon [********] prior written notice if Roche or any of its Affiliates or Sublicensees brings a Patent Challenge as described in Section 17.12.

21.2.3 Insolvency

A Party shall have the right to terminate this Agreement, if the other Party incurs an Insolvency Event; provided, however, in the case of any involuntary bankruptcy proceeding, such right to terminate shall only become effective if the Party that incurs the Insolvency Event consents to the involuntary bankruptcy or such proceeding is not dismissed within [********] after the filing thereof.

21.2.4 Effects of Change of Control

If there is a Change of Control, then the Party experiencing such Change of Control (“Acquired Party”) shall provide written notice to the other Party (“Non-Acquired Party”)j at least [********] prior to completion of such Change of Control, sub ect to any confidentiality obligations of the Acquired Party then in effect (but in any event shall notify the Non-Acquired Party within [********] after completion of such Change of Control).

The Change of Control Group in connection with such Change of Control shall agree in writing with the Non-Acquired Party that it will not utilize any of the Non-Acquired Party’s Know-How, Patent Rights, Inventions, materials or Confidential Information or Joint Know-How, Joint Patent Rights or Joint Inventions (collectively, “Sensitive Information”) for the research, development or commercialization of any product for the treatment of any Indication or patient population for which a Product may be developed or commercialized.

Following consummation of the Change of Control, the Non-Acquired Party and the Change of Control Group shall adopt in writing reasonable procedures to prevent the disclosure of Sensitive Information beyond the Acquired Party’s personnel who need to know the Sensitive Information solely for the purpose of fulfilling the Acquired Party’s obligations under this Agreement. The Non-Acquired Party may restrict the Acquired Party’s participation in the JSC and any other committee in effect at the time of the Change of Control. In the event of Change of Control of SQZ, Roche may unilaterally terminate SQZ’s right to participate in and attend discussions with Regulatory Authorities under Section 8.2.4.

[***] Certain information in this document has been excluded pursuant to Regulation S-K, Item 601(b)(10). Such excluded information is not material and would likely cause competitive harm to the registrant if publicly disclosed.

[********]

21.2.5 Termination by Roche without a Cause

Prior to exercise of the Roche Antigen Option for a Collaboration Product or a SQZ Product (or for a Roche Product the Initiation of a first Phase II Study), or prior to exercise of the Roche TCL Option for TCL Products (“Initial Termination Period”), Roche shall have the right to terminate the Agreement at any time on an Antigen Product-by-Antigen Product or TCL Product basis, as applicable, upon [********] prior written notice to SQZ. Following the Initial Termination Period, Roche shall have the right to terminate this Agreement as a whole or on a Licensed Product-by-Licensed Product basis upon [********] prior written notice, if such notice is to become effective before First Commercial Sale of the Product or as a whole or on a Licensed Product-by-Licensed Product or country-by country basis upon [********] prior written notice if such notice is to become effective on or after the First Commercial Sale of the Licensed Product. The effective date of termination under this Section 21.2.5 shall be the date upon which the relevant notice period expires.

21.3 Consequences of Termination

21.3.1 Termination by SQZ for Breach by Roche

Upon any termination by SQZ for breach by Roche under Section 21.2.1, the rights and licenses granted by SQZ to Roche under this Agreement shall terminate in their entirety or on a Product -by-Product or country-by-country basis, as applicable, on the effective date of termination. If SQZ does not practice its aforementioned right to terminate, then the rights and licenses granted by SQZ to Roche under this Agreement shall continue; provided, however, Roche will compensate SQZ damages caused by such Roche’s breach. Both Parties shall discuss in good faith and agree on the extent of damages caused by Roche’s breach of its obligations under this Agreement, and appropriate payment and royalty adjustments and compensation for damages as may be applicable. SQZ shall notify Roche of its decision on whether or not it shall terminate this Agreement (i) in the case of breach, within [********] after the expiration of the Peremptory Notice Period or (ii) in the case of an Insolvency Event, the date such termination would have become effective.

21.3.2 Termination by SQZ for Patent Challenge

Upon any termination by SQZ for Patent Challenge by Roche or its Affiliates or Sublicensees under Section 21.2.2, the rights and licenses granted by SQZ to Roche under this Agreement shall terminate in their entirety or on a Product-by-Product or country-by-country basis, as applicable, on the effective date of termination. If SQZ does not practice its aforementioned right to terminate, then the rights and licenses granted by SQZ to Roche under this Agreement shall continue, except SQZ shall have the right to withdraw the MIT Patent Rights subject to the Patent Challenge from the Patent Rights licensed by SQZ under this Agreement.

21.3.3 Termination by Roche for Breach by SQZ or SQZ Insolvency

Upon breach by SQZ or SQZ’s Insolvency, Roche shall have the right to terminate this Agreement in accordance with Section 21.2.1 or Section 21.2.3, as applicable. If Roche does not practice its aforementioned right to terminate, then Roche may retain the rights and licenses granted by SQZ under this Agreement; provided, however, that SQZ will either (a) reduce the payments and royalties payable by Roche specified in Article 12, or (b) compensate damages caused by such SQZ’s breach. Both Parties shall discuss in good faith and agree on the extent

[***] Certain information in this document has been excluded pursuant to Regulation S-K, Item 601(b)(10). Such excluded information is not material and would likely cause competitive harm to the registrant if publicly disclosed.

of damages caused by SQZ’s breach of its obligations under this Agreement, and appropriate payment and royalty adjustments and compensation for damages as may be applicable. Roche shall notify SQZ of its decision on whether or not it shall terminate this Agreement (a) in the case of breach, within ninety (90) days after the expiration of the Peremptory Notice Period or (b)in the case of an Insolvency Event, the date such termination would have become effective.

21.3.4 Termination by Roche without Cause

Upon any termination by Roche without cause, the rights and licenses granted by SQZ to Roche under this Agreement shall terminate on the effective date of termination in their entirety or on an Antigen Product-by-Antigen Product, TCL Product, Licensed Product-by-Licensed Product or country-by-country basis, as applicable.

21.3.5 Direct License

Irrespective of anything to the contrary in this Agreement, any existing, permitted sublicense granted by Roche under Section 3.5 of this Agreement (and any further sublicenses thereunder) shall, upon the written request of Roche, remain in full force and effect, provided that (i) such Sublicensee is not then in breach of its sublicense agreement (and, in the case of termination by SQZ for breach by Roche, that such Sublicensee and any further Sublicensees did not cause the breach that gave rise to the termination by SQZ); (ii) and such Sublicensee agrees to be bound to SQZ under the terms and conditions of such sublicense agreement, and (iii) SQZ’s obligations under any such direct license shall not be greater than its obligations under this Agreement.

21.3.6 Ancillary Agreements

Unless otherwise agreed by the Parties, the termination of this Agreement shall cause the automatic termination of all ancillary agreements related hereto, if any.

21.3.7 Royalty and Payment Obligations

Termination of this Agreement by a Party, for any reason, shall not release a Party from any obligation to pay royalties or make any payments that are payable prior to the effective date of termination. Termination of this Agreement by a Party, for any reason, will release a Party from any obligation to pay royalties or make any payments that would otherwise become payable on or after the effective date of termination.

21.3.8 Grant-Back License

Unless or until terminated by Roche for breach under Section 21.2.1, upon the effective date of any termination of this Agreement in its entirety, the license granted to SQZ pursuant to Section 3.4 shall survive and shall automatically be expanded to include the right to Exploit products in the Field in the Territory. For clarity, if Roche terminates for breach under Section 21.2.1, then the licenses granted to SQZ under Section 3.2.2 and Section 16.1 shall terminate. No licenses are granted by Roche to SQZ to Third Party Antigens used in connection with Roche Products in the event of termination of this Agreement.

21.3.9 Transition to SQZ

In addition to the other consequences of termination set forth in this Section 21.3, for each Licensed Product that is terminated hereunder, if SQZ desires to continue development and/or commercialization of such Licensed Product, then SQZ shall give a Continuation Election Notice to Roche within [********] of a notice of termination under Sections 21.2.1, 21.2.2, 21.2.3, or 21.2.5, and if Roche receives such a timely Continuation Election Notice together with a payment of [********], and to the extent reasonably

[***] Certain information in this document has been excluded pursuant to Regulation S-K, Item 601(b)(10). Such excluded information is not material and would likely cause competitive harm to the registrant if publicly disclosed.

requested by SQZ, then Roche shall ensure the timely transition of all rights to such terminated Licensed Product to SQZ, including (a) the transfer and assignment of ownership of all INDs and Regulatory Approvals for such Licensed Product (and all related regulatory documentation and materials), (b) promptly transferring to SQZ copies of all data, reports, records and materials in Roche’s possession or control that relate to the terminated Licensed Product, (c) granting to SQZ licenses under all intellectual property of Roche or its Affiliates necessary or being used by Roche or its Affiliates at the time of such termination to develop, manufacture, use, import and sell such terminated Licensed Product, (d) assign to SQZ the Roche Product Trademarks for such terminated Licensed Product, and (e) to the extent SQZ is not manufacturing such terminated Licensed Product for Roche, Roche shall (i) negotiate, in good faith, a supply agreement for such terminated Licensed Product at a cost of FBMC plus [********], or (ii) transfer any required technology to SQZ or its designee to enable SQZ or such designee to manufacture such terminated Licensed Product; provided that, in any event, Roche shall ensure, for up to [********], that SQZ has a continuous and uninterrupted supply of such terminated Licensed Product until such supply agreement or transition is accomplished. All of Roche’s obligations under this Section 21.3.8 with respect to providing transitional services or supply of Licensed Products shall terminate in their entirety [********] after the effective date of termination.

For any Licensed Product transitioned by Roche to SQZ as the result of termination, the Parties will negotiate in good faith a commercially reasonable royalty payable by SQZ to Roche on sales of such transitioned Licensed Product to compensate Roche for Roche’s contribution to the value of the reverted Licensed Product. Products containing a Third Party Antigen shall not be subject to the provisions of this Section 21.3.9.

21.4 Survival

Section 1 (Definitions — to the extent necessary to interpret the Agreement), Section 3.4 (Grantback License to SQZ), Section 3.9 (License to Other Collaboration Inventions), Article 13 (Accounting and Reporting), Section 16.1 (Ownership of Inventions), Article 16 (Intellectual Property) (with respect to Joint Inventions, Joint Patent Rights and Joint Know-How), Section 17.12 (Roche Covenants) (to the extent Roche retains a license. after termination), Article 18 (Indemnification) (as to events occurring prior to termination or thereafter in the course of practicing licenses retained by the indemnifying Party), Article 19 (Liability), Article 20 (Obligation Not to Disclose Confidential Information), excluding Section 20.4, Section 21.3 (Consequences of Termination), Section 21.4 (Survival), Article 23 (except Section 23.5) shall survive any expiration or termination of this Agreement for any reason.

22. Bankruptcy

All licenses (and to the extent applicable rights) granted under or pursuant to this Agreement by a Party to the other Party are, and shall otherwise be deemed to be, for purposes of Section 365(n) of Title 11, US Code (the “Bankruptcy Code”) licenses of rights to “intellectual property” as defined under Section 101(60) of the Bankruptcy Code. Unless a Party as a licensee or Sublicensee elects to terminate this Agreement pursuant to Section 21.2, the Parties agree that the licensee or Sublicensee of such rights under this Agreement shall retain and may fully exercise all of its rights and elections under the Bankruptcy Code, subject to the continued performance of its obligations under this Agreement.

[***] Certain information in this document has been excluded pursuant to Regulation S-K, Item 601(b)(10). Such excluded information is not material and would likely cause competitive harm to the registrant if publicly disclosed.

23. Miscellaneous

23.1 Governing Law

This Agreement shall be governed by and construed in accordance with the laws of the State of New York, without reference to its conflict of laws principles, and shall not be governed by the United Nations Convention of International Contracts on the Sale of Goods (the Vienna Convention).

23.2 Disputes

Unless otherwise set forth in this Agreement, in the event of any dispute in connection with this Agreement, such dispute shall be referred to the respective executive officers of the Parties designated below or their designees, for good faith negotiations attempting to resolve the dispute. The designated executive officers are as follows:

For SQZ:	Chief Executive Officer
For Roche:	Head of Roche Partnering

23.3 Arbitration

Should the Parties fail to agree within [********] after such dispute has first arisen, it shall be finally settled by arbitration in accordance with the Rules of the American Arbitration Association (“AAA”) as in force at the time when initiating the arbitration. The tribunal shall consist of three arbitrators. The place of arbitration shall be New York, US. The language to be used shall be English.

23.3.1 Arbitrators

Each Party shall nominate one arbitrator. Should the claimant fail to appoint an arbitrator in the request for arbitration within [********] of being requested to do so, or if the respondent should fail to appoint an arbitrator in its answer to the request for arbitration within [********] of being requested to do so, the other Party shall request the AAA to make such appointment.

The arbitrators nominated by the Parties shall, within [********] from the appointment of the arbitrator nominated in the answer to the request for arbitration, and after consultation with the Parties, agree and appoint a third arbitrator, who will act as a chairman of the Arbitral Tribunal. Should such procedure not result in an appointment within the [********] time limit, either Party shall be free to request the AAA to appoint the third arbitrator.

Where there is more than one claimant and/or more than one respondent, the multiple claimants or respondents shall jointly appoint one arbitrator.

If any Party-appointed arbitrator or the third arbitrator resigns or ceases to be able to act, a replacement shall be appointed in accordance with the arrangements provided for in this clause.

New York shall be the seat of the arbitration. The arbitrators shall, in rendering any decision hereunder, apply the substantive law set forth in Section 23.1 without regard to conflict of laws provisions.

Documents submitted in the arbitration (the originals of which are not in English) shall be submitted together with an English translation.

[***] Certain information in this document has been excluded pursuant to Regulation S-K, Item 601(b)(10). Such excluded information is not material and would likely cause competitive harm to the registrant if publicly disclosed.

23.3.2 Decisions; Timing of Decisions

The arbitrators shall render a written opinion setting forth findings of fact and conclusions of law with the reason therefor stated, within no later than [********] from the date on which the arbitrators were appointed to the dispute. A transcript of the evidence adduced at the arbitration hearing shall be made and, upon request, shall be made available to each Party.

Notwithstanding the above, in the case of disputes that are not finally resolved pursuant to Section 23.2, the arbitrators shall render a written opinion setting forth findings of fact and conclusions of law with the reason therefor stated, within no later than [********] from the date on which the arbitrators were appointed to the dispute.

The time periods set forth in the AAA Rules shall be followed; provided however that the arbitrators may modify such time periods as reasonably necessary to render a written opinion in accordance with this Section 23.3.2.

The arbitrators are empowered to award any remedy allowed by law, including money damages, prejudgment interest and attorneys’ fees, and to grant final, complete, interim, or interlocutory relief, including injunctive relief.

This arbitration agreement does not preclude either Party seeking conservatory or interim measures from any court of competent jurisdiction including, without limitation, the courts having jurisdiction by reason of either Party’s domicile. Conservatory or interim measures sought by either Party in any one or more jurisdictions shall not preclude the arbitrators from granting conservatory or interim measures. Conservatory or interim measures sought by either Party before the arbitrators shall not preclude any court of competent jurisdiction granting conservatory or interim measures.

In the event that any issue shall arise which is not clearly provided for in this Section 23.3, the matter shall be resolved in accordance with the AAA Rules.

Any arbitration proceeding hereunder shall be confidential and the arbitrators shall issue appropriate protective orders to safeguard each Party’s Confidential Information. Except as required by law, neither Party shall make (or instruct the arbitrators to make) any public announcement with respect to the proceedings or decision of the arbitrators without prior written consent of the other Party. The existence of any dispute submitted to arbitration, and the award, shall be kept in confidence by the Parties and the arbitrators, except as required in connection with the enforcement of such award or as otherwise required by Applicable Law.

Notwithstanding anything to the contrary in this Agreement, any and all issues regarding the scope, construction, validity and/or enforceability of any Patent Rights shall be determined in a court of competent jurisdiction under the local patent laws of the jurisdictions having issued the Patent Rights in question.

Notwithstanding anything to the contrary in this Agreement, any and all issues regarding a breach or alleged breach of a Party’s obligations under Article 18 (Obligation Not to Disclose Confidential Information) shall be determined in a court of competent jurisdiction under the laws of New Jersey, with express exclusion of its conflict of laws principles.

[***] Certain information in this document has been excluded pursuant to Regulation S-K, Item 601(b)(10). Such excluded information is not material and would likely cause competitive harm to the registrant if publicly disclosed.

23.4 Assignment

Neither Party may assign its rights or obligations under this Agreement absent the prior written consent of the other Party, except to any of its Affiliates or in the context of a merger, acquisition, sale or other transaction involving all or substantially all of the assets to which this Agreement relates of the Party seeking to assign, in which case such Party in its sole discretion may assign its rights and obligations under this Agreement. Notwithstanding anything to the contrary in this Agreement, in the event of any such assignment, the intellectual property rights of the acquiring party (if other than one of the Parties to this Agreement) shall not be included in the technology licensed to the other Party hereunder to the extent held by such acquirer prior to such transaction, or to the extent such technology is developed outside the scope of activities conducted under this Agreement with respect to Products. The SQZ Know-How and SQZ Patent Rights shall exclude any intellectual property owned or Controlled by a permitted assignee or successor and not developed in connection with activities conducted with respect to Licensed Products. Any permitted assignment shall be binding on the successors of the assigning Party.

23.5 Debarment

Each Party represents and warrants that it has never been debarred under 21 U.S.C. §335a, disqualified under 21 C.F.R. §312.70 or §812.119, sanctioned by a Federal Health Care Program (as defined in 42 U.S.C §1320 a-7b(f)), including without limitation the federal Medicare or a state Medicaid program, or debarred, suspended, excluded or otherwise declared ineligible from any other similar Federal or state agency or program. In the event a Party receives notice of debarment, suspension, sanction, exclusion, ineligibility or disqualification under the above-referenced statutes, such Party shall immediately notify the other Party in writing and such other Party shall have the right, but not the obligation, to terminate this Agreement, effective, at such other Party’s option, immediately or at a specified future date.

23.6 Independent Contractor

No employee or representative of either Party shall have any authority to bind or obligate the other Party to this Agreement for any sum or in any manner whatsoever or to create or impose any contractual or other liability on the other Party without said Party’s prior written approval. For all purposes, and notwithstanding any other provision of this Agreement to the contrary, SQZ legal relationship to Roche under this Agreement shall be that of independent contractor, and nothing contained in this Agreement shall be deemed or construed to create a partnership, joint venture, employment, franchise, agency or fiduciary relationship between the Parties.

23.7 Unenforceable Provisions and Severability

If any of the provisions of this Agreement are held to be void or unenforceable, then such void or unenforceable provisions shall be replaced by valid and enforceable provisions that will achieve as far as possible the economic business intentions of the Parties. However the remainder of this Agreement will remain in full force and effect, provided that the material interests of the Parties are not affected, i.e. the Parties would presumably have concluded this Agreement without the unenforceable provisions.

23.8 Waiver

The failure by either Party to require strict performance and/or observance of any obligation, term, provision or condition under this Agreement will neither constitute a waiver thereof nor affect in any way the right of the respective Party to require such performance and/or observance. The waiver by either Party of a breach of any obligation, term, provision or condition hereunder shall not constitute a waiver of any subsequent breach thereof or of any other obligation, term, provision or condition.

[***] Certain information in this document has been excluded pursuant to Regulation S-K, Item 601(b)(10). Such excluded information is not material and would likely cause competitive harm to the registrant if publicly disclosed.

23.9 Appendices

All Appendices to this Agreement shall form an integral part to this Agreement.

23.10 Entire Understanding

This Agreement contains the entire understanding between the Parties hereto with respect to the within subject matter and supersedes any and all prior agreements, understandings and arrangements, whether written or oral.

23.11 Amendments

No amendments of the terms and conditions of this Agreement shall be binding upon either Party hereto unless in writing and signed by both Parties.

23.12 Invoices

All invoices that are required or permitted hereunder shall be in writing and sent by

(a) SQZ to Roche at the following address or such other address as Roche may later provide:

F. Hoffmann-La Roche Ltd

Kreditorenbuchhaltung

Grenzacherstrasse 124

4070 Basel

Switzerland

Attn: (name of a Roche contact at time of invoice, e.g. the Alliance Director)

(b) Roche to SQZ at the following address or such other address as SQZ may later provide:

SQZ Biotechnologies Company

134 Coolidge Avenue

Watertown, Massachusetts 02472

U.S.A.

Attn: Chief Executive Officer

All amounts payable under this Agreement must be invoiced to the appropriate address. Payments are payable in the timeframe set forth in the Agreement with the time period for payment being triggered by receipt of the invoice by the paying Party. No payment is payable in the absence of an invoice.

23.13 Notice

All notices that are required or permitted hereunder shall be in writing and sufficient if delivered personally, sent by nationally recognized overnight courier or sent by registered or certified mail, postage prepaid, return receipt requested, addressed as follows:

[***] Certain information in this document has been excluded pursuant to Regulation S-K, Item 601(b)(10). Such excluded information is not material and would likely cause competitive harm to the registrant if publicly disclosed.

if to SQZ, to:	SQZ Biotechnologies Company
134 Coolidge Avenue
Watertown, Massachusetts 02472
U.S.A.
Attn: Armon Sharei
and:	Morgan, Lewis & Beckius, LLP
502 Carnegie Center
Princeton, NJ 08540
U.S.A.
Attn: David Glazer
if to Roche, to:	F. Hoffmann-La Roche Ltd
Grenzacherstrasse 124
4070 Basel
Switzerland
Attn: Legal Department
and:	Hoffmann-La Roche Inc.
150 Clove Road
Suite 8
Little Falls, New Jersey 07424
U.S.A.
Attn. Corporate Secretary

or to such other address as the Party to whom notice is to be given may have furnished to the other Party in writing in accordance herewith.

[Signature Page Follows]

[***] Certain information in this document has been excluded pursuant to Regulation S-K, Item 601(b)(10). Such excluded information is not material and would likely cause competitive harm to the registrant if publicly disclosed.

JN WITNESS WHEREOF, the Parties have entered into this Agreement as of the Effective Date

SQZ Biotechnologies Company

By:	/s/ Armon Sharei
Name:	Armon Sharei
Title:	CEO

F. Hoffmann-La Roche Ltd.

By:	/s/ Dr. Franziska Bachler	By:	/s/ Vikas Kabra
Name:	Dr. Franziska Bachler	Name:	Vikas Kabra
Title:	Legal Counsel	Title:	Head of Transaction Excellence

Hoffmann-La Roche Inc.		Approved As To Form LAW DEPT.

By:	/s/ Dr. Franziska Bachler	By:
Name:	John P. Parlse
Title:	Authorized Signatory

[***] Certain information in this document has been excluded pursuant to Regulation S-K, Item 601(b)(10). Such excluded information is not material and would likely cause competitive harm to the registrant if publicly disclosed.

Appendix 1.9

BBS Criteria

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[***] Certain information in this document has been excluded pursuant to Regulation S-K, Item 601(b)(10). Such excluded information is not material and would likely cause competitive harm to the registrant if publicly disclosed.

Appendix 1.16

Clinical PoC Criteria for the Initial Collaboration Product

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[***] Certain information in this document has been excluded pursuant to Regulation S-K, Item 601(b)(10). Such excluded information is not material and would likely cause competitive harm to the registrant if publicly disclosed.

Appendix 1.20

Collaboration PlanWORKPLAN FOR SQZ-ROCHE PBMC with HPV Antigens

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[***] Certain information in this document has been excluded pursuant to Regulation S-K, Item 601(b)(10). Such excluded information is not material and would likely cause competitive harm to the registrant if publicly disclosed.

Appendix 1.94

SQZ Base Patent Rights

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[***] Certain information in this document has been excluded pursuant to Regulation S-K, Item 601(b)(10). Such excluded information is not material and would likely cause competitive harm to the registrant if publicly disclosed.

Appendix 20.3

Form of SQZ Press Release

SQZ Biotech Expands Cell Therapy Partnership with Roche to Develop Antigen Presenting Cells for Immune-Oncology

•	Collaboration combines SQZ Biotech’s novel cell therapy platform with Roche’s cancer immunotherapy expertise

•	SQZ to receive up to $125 million in upfront and near-term milestone payments

•	SQZ has the option to obtain commercialization rights

October 10, 2018 -Watertown, MA -SQZ Biotechnologies (SQZ), a cell therapy company developing novel treatments for multiple therapeutic areas, today announced the expansion of its collaboration with Roche (SIX: RO, ROG; OTCQX: RHHBY) in cellular therapy. The expanded partnership furthers the synergistic combination of SQZ’s innovation and expertise in cell therapy with Roche’s cancer immunotherapy expertise. Under the terms, SQZ and Roche will jointly develop and commercialize certain products based on antigen presenting cells (APCs) created by the SQZ platform for the treatment of oncology indications.

“We believe that this new expanded collaboration accelerates our ability to bring a broad range of impactful oncology products to market,” said Armon Sharei, PhD, founder and Chief Executive Officer of SQZ. “We have an ambitious scientific and clinical vision to create transformative cell therapies at SQZ, and we believe our alliance with Roche will yield novel therapeutics for cancer patients.”

Under the collaboration, SQZ may receive up to $125 million in upfront payment and near-term milestones. SQZ could earn up to $250 million in clinical, regulatory and sales milestones per product that emerges from the collaboration. In addition, SQZ may receive development milestone payments of over $1 billion. Within the collaboration, SQZ and Roche could share commercial rights for certain approved products.

SQZ APCs leverage native immune functions to spark target-specific killer (CDS) T cell responses in vivo. Through effective presentation of antigens on MHC-1, SQZ APCs can directly stimulate CDS T cell activity and potentially drive powerful anti-tumor effects that address antigens inaccessible by other adoptive cell-based cancer immune therapy strategies. In addition to their broad targeting potential, the SQZ APC engineering and manufacturing process requires no cellular expansion or genetic modification by viruses or editing agents, thereby dramatically improving the anticipated safety profile, cutting production time, and cost.

The companies will expand the 2015 Roche collaboration to jointly develop therapeutics derived from peripheral blood mononuclear cells (PBMCs).

Howard Bernstein, MD, PhD, Chief Scientific Officer of SQZ, commented “By creating a PBMC APC platform, this collaboration allows for a SQZ APC product engine that could potentially generate products with more potent immunologic responses through a simplified, more efficient manufacturing process.”

[***] Certain information in this document has been excluded pursuant to Regulation S-K, Item 601(b)(10). Such excluded information is not material and would likely cause competitive harm to the registrant if publicly disclosed.

About SQZ APCs

Antigen presenting cells (APCs), are cells that present antigen on their surface through major histocompatibility complexes (MHCs). APCs are primarily responsible for activating endogenous T cell responses and play a critical role in physiological responses against viruses and tumors. SQZ technology can uniquely access APC biology to engineer effective loading of their MHCs with tumor antigens. When SQZ APCs are injected into an animal, their MHC presented antigens induce powerful, specific CDS T cell (i.e. killer T cell) responses against the antigen of interest. These CDS T cells can subsequently drive a strong killing effect against any cell expressing the target antigen. SQZ APCs thus provide a promising platform to drive patient CDS T cell responses against any tumor target of interest for implementation in a wide range of oncology indications.

About SQZ Biotech

SQZ Biotechnologies is a Massachusetts-based, privately held company developing cellular therapies for multiple therapeutic areas using their proprietary cell therapy platform. SQZ enables robust, scalable delivery of materials to direct natural cell functions with minimal impact on cell health and is being used to develop a new generation of therapies. The first applications for the company leverage SQZ’s ability to modulate target-specific immune responses, both in activation for the treatment of solid tumors, and immune suppression for the treatment of auto-immune diseases. For more information please visit www.sqzbiotech.com.

All trademarks used or mentioned in this release are protected by law.

SQZ Contact:

Rebecca Cohen

Senior Manager, Corporate Relations

rebecca.cohen@sqzbiotech.com

617-758-8672 ext. 728

SQZ Media Contact:

Nancie Steinberg

Burns McClellan

nsteinbergrimai@burnsmc.com

212-213-0006 ext. 318

[***] Certain information in this document has been excluded pursuant to Regulation S-K, Item 601(b)(10). Such excluded information is not material and would likely cause competitive harm to the registrant if publicly disclosed.